Exhibit 10.9

Execution Version

CREDIT AGREEMENT

dated as of February 3, 2020

among

VALNEVA AUSTRIA GMBH,

as the Borrower,

VALNEVA SE,

as Holdings

THE LENDERS FROM TIME TO TIME PARTY HERETO

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as the Administrative Agent

THE LOANS HEREUNDER ARE BEING MADE WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR US. FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THE LOANS MAY BE OBTAINED FROM THE BORROWER BY CONTACTING THE ADDRESS OF THE BORROWER SPECIFIED ON SCHEDULE 10.2.

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

-v-

SCHEDULES:

Schedule 1.1	Collateral
Schedule 2.1	Commitments and Applicable Percentages
Schedule 6.7(a)	Litigation
Schedule 6.8	Existing Subsidiaries
Schedule 6.15(a)	Owned or Licensed Intellectual Property
Schedule 6.15(b)	Intellectual Property
Schedule 6.15(c)	Infringement of Intellectual Property
Schedule 6.15(e)	Infringement Notices
Schedule 6. l 6(a)	Material Agreements
Schedule 6.18	Regulatory Matters
Schedule 6.19	Transactions with Affiliates
Schedule 6.22	Deposit and Disbursement Accounts
Schedule 7.17	Post-Closing Obligations
Schedule 8.2(b)	Indebtedness to be Paid
Schedule 8.2(c)	Existing Indebtedness
Schedule 8.3(c)	Existing Liens
Schedule 8.5(a)	Investments
Schedule 8.8	Licensing Activities
Schedule 8.10	Transactions with Affiliates
Schedule 10.2	Notice Information

EXHIBITS:

Exhibit A	Form of Promissory Note
Exhibit B	Form of Loan Request
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Guarantee
Exhibit E	Form of Security Agreement
Exhibit F	Form of Assignment and Assumption
Exhibit G	Form of Intercompany Debt Subordination Agreement
Exhibit H	Form of Solvency Certificate
Exhibit I	Form of Monthly Report

CREDIT AGREEMENT

THIS CREDIT AGREEMENT, dated as of February 3, 2020 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), is entered into by and among VALNEVA AUSTRIA GMBH, a company organized and existing under the laws of Austria (the “Borrower”), having its principal place of business at Campus Vienna Biocenter 3, 1030, Vienna, Austria, with registration number FN 389960 x, VALNEVA SE, a societas europaea organized and existing under the laws of the European Union (“Holdings”), having its principal place of business at 6 rue Alain Bombard, 44800, Saint-Herblain, France, the Lenders (defined herein) and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (together with its Affiliates, successors, transferees and assignees) as the Administrative Agent. The Borrower and each Lender are sometimes referred to herein individually as a and collectively as the “Parties”.

W I T N E S ET H:

WHEREAS, the Borrower engaged a financial advisor in the United States to solicit proposals from financial institutions located in the United States to provide the Borrower with a term loan credit facility;

WHEREAS, as a result of such solicitation process, the Borrower determined to obtain such term loan credit facility from the Lenders and has requested that the Lenders provide a senior term loan facility to the Borrower in an aggregate principal amount of $85,000,000 (with $45,000,000 available on the Funding Date, $15,000,000 available on or prior to the three-month anniversary of the Funding Date, $12,500,000 available on or prior to the nine-month anniversary of the Funding Date and $12,500,000 available on or prior to the twelve-month anniversary of the Funding Date, subject to the terms and conditions set forth herein); and

WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth, to extend the Commitment and make the Loans to the Borrower.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1 Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Administrative Agent” means Wilmington Trust, National Association, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.2 or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Affiliate” of any Person means any other Person which, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. “Control” (and its correlatives) by any Person means (a) the power of such Person, directly or indirectly, (i) to vote 20% or more of the Voting Securities (determined on a fully diluted basis) of another Person or (ii) to direct or cause the direction of the management and policies of such other Person (whether by contract or otherwise); provided that, for purposes of this definition, Grimaud Group shall not be deemed to be an Affiliate of any Loan Party or other Subsidiary unless Grimaud Group has the power, directly or indirectly, (x) to vote 25% or more of the Voting Securities (determined on a fully diluted basis) of any Loan Party or other Subsidiary or (y) to direct or cause the direction of the management and policies of any Loan Party or other Subsidiary (whether by contract or otherwise), or (b) ownership by such Person of 20% or more of the Capital Securities of another Person; provided that, for purposes of this definition, Grimaud Group shall not be deemed to be an Affiliate of any Loan Party or another Subsidiary unless Grimaud Group owns 25% or more of the Capital Securities of such Loan Party or other Subsidiary. With respect to a Lender, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Lender shall, for purposes hereof, be deemed to an Affiliate of such Lender. None of the Administrative Agent, any Lender or any other Secured Party shall be deemed to be an Affiliate of any Loan Party or other Subsidiary hereunder as a result of being the Administrative Agent, a Lender or a Secured Party.

“Agency Fee Letter” means the fee letter, dated as of the Closing Date, between the Borrower and Wilmington Trust, National Association, as the Administrative Agent.

“Agreement” is defined in the preamble.

“Announcing Report” has the meaning assigned to such term in Section 7.15(b).

“Applicable Percentage” means, with respect to any Lender at any time, with respect to such Lender’s portion of the outstanding Loans at any time, the percentage of the outstanding principal amount of the Loans held by such Lender at such time. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.1 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, subject to section 3.5, 9.95% per annum.

“Applicable Securities Jurisdictions” means the United States, France, the European Union and any other jurisdiction in which any Capital Securities or other securities of Holdings are listed or traded on a securities exchange or over-the-counter market at any date of determination.

“Applicable Securities Laws” means the securities Laws in each of the Applicable Securities Jurisdictions (including the Exchange Act, the French Règlement general de l’Autorité des marchés financiers, the French Code monétaire et financier, the French Code de commerce and Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse (market abuse regulation)), and the applicable rules, policy statements, notices, blanket rulings, orders and all other regulatory instruments of the securities regulators and securities exchanges in each of the Applicable Securities Jurisdictions.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.10(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit F hereto or any other form approved by the Administrative Agent.

“Assignment Effective Date” is defined in Section 10.10(a).

“Austrian IO” means the Austrian Insolvency Code (Insolvenzordnung) as amended from time to time.

“Austrian Security Documents” means the Austrian law governed pledges over bank accounts, receivables, Capital Securities and Intellectual Property, in each case, to the extent such assets are required by the terms of the Loan Documents to constitute Collateral.

“Authorized Officer” means, relative to Holdings, the Borrower or any of the Subsidiaries, those of its officers, general partners or managing members (as applicable) whose signatures and incumbency shall have been certified to the Administrative Agent and the Lenders pursuant to Section 5.2.

“Autorité des marches financiers” means the French Stock Markets regulator.

“Benefit Plan” means (i) any employee benefit plan, as defined in section 3(3) of ERISA, that: (a) is a “multiemployer plan,” as defined in section 3(37) of ERISA (or equivalent provisions of non-US. law governing union-sponsored defined benefit pension plans), (b) is subject to section 412 of the Code, section 302 of ERISA or Title IV of ERISA (or equivalent provisions of non-US. law governing union-sponsored defined benefit pension plans), (c) provides welfare benefits to terminated employees, other than to the extent required by section 4980B(f) of the Code and the corresponding provisions of ERISA, or (d) provides medical, dental, vision or long-term disability benefits and is not fully insured by a third-party insurance company; or (ii) any Canadian Defined Benefit Plan.

“BLA” means a biologics license application, as that term is defined by section 351 of the PHSA, and any foreign equivalent.

“Borrower” is defined in the preamble.

“Borrower Materials” means information, reports, financial statements and other materials delivered by the Borrower to the Administrative Agent and the Lenders hereunder, as well as other reports and information provided by the Administrative Agent to the Lenders.

“Business Day” means any day which is neither a Saturday or Sunday nor a day on which banks are authorized or required to be closed in New York, New York or Vienna, Austria.

“Canadian Defined Benefit Plan” means each Canadian Pension Plan with a “defined benefit provision” as such term is defined in the Income Tax Act (Canada).

“Canadian Insolvency Laws” means the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any similar Canadian federal or provincial insolvency law for the relief of debtors as now or hereinafter in effect.

“Canadian Pension Plan” means a “registered pension plan” as such term is defined in the Income Tax Act (Canada).

“Canadian PPSA Loan Party” means any Loan Party that is existing under the Laws of any province of Canada (other than the Province of Quebec) or that has its registered office, its head office, its chief executive office, a place of business, any tangible or corporeal property or a Controlled Account in any province of Canada (other than the Province of Quebec).

“Canadian Security Documents” means any Deeds of Hypothec, Canadian security agreement or other security documents, account control agreements or blocked account agreements governed by the Laws of any province of Canada (in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders) and granted by any one or more Canadian PPSA Loan Parties or Quebec Loan Parties, which as of the date of this Agreement includes a Deed of Hypothec granted by Valneva Canada.

“Capital Securities” means, with respect to any Person, (a) all shares of, interests or participations in, or other equivalents in respect of (in each case however designated, whether voting or non-voting), such Person’s capital stock, whether now outstanding or issued after the Closing Date, and (b) all securities convertible into, or exchangeable for, any other Capital Securities and all warrants, options or other rights to purchase, substitute for or otherwise acquire any other Capital Securities, whether or not presently convertible, exchangeable or exercisable.

“Capitalized Lease Liabilities” means, with respect to any Person, all monetary obligations of such Person and its Subsidiaries under any leasing or similar arrangement which have been (or, in accordance with IFRS, should be) classified as capitalized leases, and for purposes of each Loan Document the amount of such obligations shall be the capitalized amount thereof, determined in accordance with IFRS, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty.

“Cash Equivalent Investment” means, at any time:

(a) any direct obligation of (or unconditionally guaranteed by) France, Austria, Sweden, the United Kingdom, Canada and/or the United States (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of such country or state) maturing not more than one year after such time;

(b) commercial paper maturing not more than one year from the date of issue, which is issued by a corporation (other than an Affiliate of Holdings, the Borrower or any of its Subsidiaries) organized under the Laws of France, Austria, Sweden, the United Kingdom, Canada and/or the United States, any state thereof or of the District of Columbia and rated A-1 or higher by S&P or P-1 or higher by Moody’s; or

(c) any certificate of deposit, demand or time deposit or bankers’ acceptance, maturing not more than 180 days after its date of issuance, which is issued by or placed with any bank or trust company organized under the Laws of France, Austria, Sweden, the United Kingdom, Canada and/or the United States (or any state thereof) and which has (i) a credit rating of A2 or higher from Moody’s or A or higher from S&P and (ii) a combined capital and surplus greater than €500,000,000; or

(d) investments in money market mutual funds at least 95% of the assets of which are comprised of securities of the types described in clauses (a) through (c) of this definition.

“Casualty Event” means the damage, destruction or condemnation, as the case may be, of property of any Person or any of its Subsidiaries.

“CE Mark” means, with respect to any Product, the “CE” mark issued upon approval of such Product by the European Union Regulatory Authority.

“Centre of Main Interests” means the centre of main interests as that term is used in Article 3(1) of the Council of the European Union Regulation No 2015/848 on insolvency proceedings (recast).

“Change in Control” means and shall be deemed to have occurred if: (a) any “person” or “group” (within the meaning of Rule 13d-5 of the Exchange Act) shall acquire or own, directly or indirectly, beneficially or of record, determined on a fully diluted basis, more than 35% of the Voting Securities of the Borrower or Holdings; (b) a majority of the seats (other than vacant seats) on the board of directors of the Borrower or the Supervisory Board of Holdings shall at any time be occupied by persons who were neither (i) nominated by the board of directors of the Borrower or the Supervisory Board of Holdings, as applicable, nor (ii) appointed by directors or members, as applicable, so nominated; (c) Holdings shall cease to directly own, beneficially and of record, 100% of the issued and outstanding Capital Securities of the Borrower; or (d) Holdings shall cease to directly or indirectly own, beneficially and of record, 100% of the issued and outstanding Capital Securities of the Subsidiaries (other than directors’ qualifying shares as required by applicable Laws and, with respect to any Subsidiaries of the Borrower, other than in connection with a sale or liquidation of 100% of any such Subsidiary in a transaction permitted by this Agreement).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, rule, regulation or treaty; (b) any change in any Law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any

Governmental Authority; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Closing Date” means the date of this Agreement.

“CMS” means the U.S. Centers for Medicare and Medicaid Services.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means collectively, all of the real, personal and mixed property (including Capital Securities) in which Liens are purported to be granted pursuant to the Security Agreements as security for the Obligations, including as described on Schedule 1.1.

“Commitment” means, as to each Lender, such Lender’s obligation (if any) to make Loans hereunder.

“Commitment Amount” means the Initial Commitment Amount plus the Delayed Draw Commitment Amounts.

“Compliance Certificate” means a certificate duly completed and executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto or any other form approved by the Required Lenders.

“Confidential Information” means any and all information or material (whether written or oral, or in electronic or other form) that, at any time before, on or after the Closing Date, has been or is provided or communicated to the Receiving Party by or on behalf of the Disclosing Party pursuant to this Agreement or in connection with the transactions contemplated hereby, but shall not include the existence or terms of this Agreement.

“Contingent Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person. The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the stated or determined amount of the outstanding debt, obligation or other liability guaranteed thereby, or if not stated or determinable, the maximum reasonably anticipated amount of such debt, obligation or other liability as determined by such Person in good faith; provided, however, that such amount shall not, in any event, exceed the maximum amount for which such Person may be liable under the applicable agreement, undertaking or arrangement.

“Control” is defined within the definition of “Affiliate.”

“Control Agreement” means a springing account control agreement entered into by the applicable Loan Party, the Administrative Agent and the bank or other depository institution at which such account is located.

“Controlled Account” means an account of Holdings, the Borrower or any other Loan Party that is (i) in the case of accounts located in the United States, subject to a Control Agreement, (ii) in the case of accounts located in France, Austria or Sweden, subject to a pledge over bank accounts with a blockage clause, (iii) in the case of accounts located in Canada or the United Kingdom (including Scotland), subject to a perfected lien in favor of the Administrative Agent, for the benefit of the Secured Parties, to secure the Obligations in accordance with the applicable Law, or (iv) in the case of accounts located in any other jurisdiction reasonably acceptable to the Required Lenders, subject to a perfected Lien in favor of the Administrative Agent, for the benefit of the Secured Parties, to secure the Obligations in accordance with applicable Law.

“Copyrights” means all copyrights, whether statutory or common law, and all exclusive and nonexclusive licenses from third parties, along with any and all (a) renewals, revisions, extensions, derivative works, enhancements, modifications, updates and new releases thereof, (b) income, royalties, damages, claims and payments now and thereafter due and/or payable with respect thereto, including damages and payments for past, present or future Infringements thereof, (c) rights to sue for past, present and future Infringements thereof, and (d) foreign copyrights and any other rights corresponding thereto throughout the world.

“Copyright Security Agreement” means any Copyright Security Agreement executed and delivered by the Borrower or any of the Guarantors, substantially in the form of Exhibit C to the Security Agreement or any other form approved by the Required Lenders.

“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect (including, without limitation, the Austrian IO, Canadian Insolvency Laws and the French Code de commerce).

“Deed of Hypothec” means the deed of hypothec governed by the Laws of the Province of Quebec granted by Valneva Canada, a Quebec Loan Party, in favor of the Administrative Agent, as hypothecary representative (within the meaning of Article 2692 of the Civil Code of Quebec) for the Secured Parties, and any other deed of hypothec granted after the Closing Date by any additional Quebec Loan Parties in favor of the Administrative Agent, as hypothecary representative for the Secured Parties, each in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

“Deerfield” means Deerfield Partners, L.P. and its Affiliates.

“Default” means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

“Delayed Draw Commitment Amount” means each of the First Delayed Draw Commitment Amount, the Second Delayed Draw Commitment Amount and the Third Delayed Draw Commitment Amount.

“Delayed Draw Commitment Termination Date” means each of the First Delayed Draw Commitment Termination Date, the Second Delayed Draw Commitment Termination Date and the Third Delayed Draw Commitment Termination Date.

“Delayed Draw Funding Date” means each of the First Delayed Draw Funding Date, the Second Delayed Draw Funding Date and the Third Delayed Draw Funding Date.

“Delayed Draw Loan” means each of the First Delayed Draw Loan, the Second Delayed Draw Loan and the Third Delayed Draw Loan.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any comprehensive Sanction (which, on the Closing Date, includes Crimea, Cuba, Iran, North Korea, and Syria).

“Disclosing Party” means the Party disclosing Confidential Information.

“Disposition” (or words of similar import such as “Dispose”) means any sale, transfer, lease, license, contribution or other conveyance (including by way of merger) of, or the granting of options, warrants or other rights to, any of Holdings’s, the Borrower’s or the Subsidiaries’ assets (including accounts receivable and Capital Securities of Subsidiaries, but excluding the issuance of Capital Securities of Holdings (other than Disqualified Capital Securities)) to any other Person (other than to Holdings, the Borrower or any of the Guarantors) in a single transaction or series of transactions.

“Disqualified Capital Securities” means any Capital Securities that, by their terms (or by the terms of any security or other Capital Securities into which they are convertible or for which they are exchangeable) or upon the happening of any event or condition, (a) mature or are mandatorily redeemable (other than solely for Qualified Capital Securities), pursuant to a sinking fund obligation or otherwise (except as a result of a Change in Control or asset sale so long as any rights of the holders thereof upon the occurrence of a Change in Control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitment), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Capital Securities) (except as a result of a Change in Control or asset sale so long as any rights of the holders thereof upon the occurrence of a Change in Control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitment), in whole or in part, (c) provide for the scheduled payment of dividends in cash or (d) are or become convertible into or exchangeable for Indebtedness or any other Capital Securities that would constitute Disqualified Capital Securities, in each case of clauses (a) through (d), prior to the date that is 181 days after the Maturity Date: provided that if such Capital Securities are issued pursuant to a plan for the benefit of employees of Holdings, the Borrower or any of its Subsidiaries, or by any such plan to such employees, such Capital Securities shall not constitute Disqualified Capital Securities solely because they may be required to be repurchased by Holdings, the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Division/Series Transaction” means, with respect to any Person that is a limited liability company organized under the Laws of the State of Delaware, that any such Person (a) divides into two or more Persons (whether or not the original Person survives such division) or (b) creates, or reorganizes into, one or more series, in each case, as contemplated under the Laws of the State of Delaware.

“Dukoral” means the vaccine product indicated for active immunization against disease caused by Vibrio cholerae serogroup O1 in adults and children from 2 years of age who will be visiting endemic/epidemic areas, manufactured, distributed offered for sale or sold under the Dukoral brand or any successor product.

“Eligible Assignee” means (i) a Lender, an Affiliate of a Lender, an Approved Fund or (ii) a commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) and which extends credit or buys loans in the ordinary course of its business.

“English Debenture” means the Debenture executed and delivered by Valneva UK Limited (as chargor in respect of substantially all its assets), Holdings (as chargor in respect of its shares in Valneva UK Limited) and the Administrative Agent (as chargee).

“Environmental Laws” means all applicable U.S. and non-U.S. federal, state, provincial, local or other political subdivision laws, statutes, rules, regulations, codes, directives, treaties, requirements, ordinances, orders, decrees, judgments, injunctions, or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, natural resources, or Hazardous Material, including protection of human health and safety from exposure to Hazardous Materials.

“Environmental Liability” means any liability, loss, claim, suit, action, investigation, proceeding, damage or obligation, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of or affecting Holdings, the Borrower or any Subsidiary directly or indirectly arising from, in connection with or based upon (a) any violation of Environmental Law or Environmental Permit, (b) the generation, use, handling, transportation, storage, treatment, recycling, presence, disposal, Release or threatened Release of, or exposure to, any Hazardous Materials, or (c) any contract, agreement, penalty, order, decree, settlement, injunction or other arrangement (including operation of Law) pursuant to which liability is assumed, entered into, inherited or imposed with respect to any of the foregoing.

“Environmental Permit” is defined in Section 6.7(c).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means, as applied to any Person, (a) any corporation that is a member of a controlled group of corporations within the meaning of section 414(b) of the Code of which that Person is a member, (b) any trade or business (whether or not incorporated) that is a member of a group of trades or businesses under common control within the meaning of section 414(c) of the Code of which that Person is a member, (c) any member of an affiliated service group within the meaning of section 414(m) or 414(o) of the Code of which that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above is a member, or (d) is similarly affiliated with any Person under equivalent provisions of non-US. law applicable to employer-sponsored defined benefit pension plans.

“Event of Default” is defined in Section 9.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Accounts” is defined in Section 7.13.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Administrative Agent or a Lender or required to be withheld or deducted from a payment to the Administrative Agent or a Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Administrative Agent or such Lender being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) any withholding Taxes attributable to such Lender’ s failure to comply with Section 4.6(a) and (c) any withholding Taxes imposed under FATCA.

“Exit Fee” is defined in Section 3.8.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, Authorities and implementing such Sections of the Code.

“FDA” means the U.S. Food and Drug Administration, any comparable state or local Governmental Authority, and comparable Governmental Authority in any non-United States jurisdiction and any successor agency of any of the foregoing.

“FD&C Act” means the U.S. Federal Food, Drug, and Cosmetic Act (or any successor thereto) and any comparable state or local Law, and comparable Laws in any non-United States jurisdiction, as amended from time to time, and the rules, regulations, guidelines, guidance documents and compliance policy guides issued or promulgated thereunder.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that, if such day is not a Business Day (assuming for purposes of this definition, that the definition of “Business Day” references only New York, New York and not Vienna, Austria), the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day.

“First Delayed Draw Commitment Amount” as to each Lender, means its obligation to make a portion of the First Delayed Draw Loan to the Borrower pursuant to Section 2.1, in the principal amount set forth opposite such Lender’ s name on Schedule 2.1. The aggregate principal amount of the First Delayed Draw Commitment Amount of all of the Lenders as in effect on the Closing Date is $15,000,000.

“First Delayed Draw Commitment Termination Date” means the earliest to occur of (a) the First Delayed Draw Funding Date (immediately after the making of the First Delayed Draw Loan on such date), (b) the three-month anniversary of the Funding Date, and (c) March 4, 2020, if the Initial Loan shall not have been made hereunder prior to such date.

“First Delayed Draw Funding Date” means the date of the making of the First Delayed Draw Loan hereunder, which in no event shall be later than June 3, 2020.

“First Delayed Draw Loan” is defined in Section 2.1.

“Fiscal Quarter” means a quarter ending on the last day of March, June, September or December.

“Fiscal Year” means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the “2018 Fiscal Year”) refer to the Fiscal Year ending on December 31 of such calendar year.

“Foreign Lender” means a Lender that is organized under the laws of a jurisdiction outside of the United States.

“French Security Documents” means the French law governed pledge over bank accounts, French law governed pledge over shares of Valneva France, French law governed pledge of intercompany loans and French law governed pledge over business/on-going concern, in each case, to be executed and delivered by Holdings and the Administrative Agent with respect to the Collateral owned by Holdings.

“F.R.S. Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“FTC Act” means the Federal Trade Commission Act, as amended.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funding Date” means the date on which the Initial Loan is made hereunder, which in no event shall be later than March 4, 2020.

“GCPs” means the then current good clinical practices that establish the national and international ethical and scientific quality standards for designing, conducting, recording and reporting clinical trials that are promulgated or endorsed for the United States by the FDA (including through ICH E6 and 21 CFR Parts 50, 54, 56 and 312) and for outside the United States by comparable Governmental Authorities.

“GLPs” means the then current good laboratory practices as set forth by FDA in 21 C.F.R. Part 58, and all applicable foreign equivalents.

“GMPs” means the then current good manufacturing practices, as that term is defined by FDA and as set forth in FDA’s regulations at 21 C.F.R. Parts 210 and 211 and applicable FDA guidance, and all applicable foreign equivalents.

“Governmental Authority” means any national, supranational, federal, state, county, provincial, local, municipal, territorial or other government or political subdivision thereof, whether domestic or foreign, and any agency, authority, commission, ministry, instrumentality, regulatory body, securities exchange, court, tribunal, arbitrator, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to any such government.

“Grimaud Group” means, collectively, the Persons acting in concert and designated as the “Grimaud family group” (“Groupe familial Grimaud”) in filings with the Autorité des marches financiers, together with their successors and heirs.

“Guarantee” means the guarantee executed and delivered by an Authorized Officer of Holdings or an Authorized Officer of each Material Subsidiary (other than the Borrower), substantially in the form of Exhibit D hereto or any other form approved by the Administrative Agent and the Required Lenders.

“Guarantor” means any Person that signs a Guarantee, which shall include Holdings and each Material Subsidiary (other than the Borrower).

“Hazardous Material” means any material, substance, chemical, mixture or waste which is toxic or hazardous to any living organism, the environment or natural resources, including explosive, hazardous, polluting, toxic, biohazardous, infectious or radioactive substances, materials or wastes (including medical wastes), and including petroleum or petroleum products, byproducts or distillates, asbestos or asbestos-containing materials, urea formaldehyde, polychlorinated biphenyls, radon gas, ozone-depleting substances, greenhouse gases, and all other substances or wastes of any nature regulated pursuant to any Environmental Law or as to which any Governmental Authority with applicable jurisdiction requires investigation, reporting or remedial action pursuant to any Environmental Law.

“Hedging Obligations” means, with respect to any Person, all liabilities of such Person under currency exchange agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

“herein,” “hereof,” “hereto,” “hereunder” and similar terms contained in any Loan Document refer to such Loan Document as a whole and not to any particular Section, paragraph or provision of such Loan Document.

“Holdings” has the meaning set forth in the preamble hereto.

“IFRS” means international financial reporting standards issued by the International Accounting Standards Board, as generally accepted in France and endorsed by the European Union.

“Impermissible Qualification” means any qualification or exception to the opinion or certification of any independent public accountant as to any financial statement of Holdings, the Borrower which (a) is of a “going concern” or similar nature (other than any “going concern” or like qualification or exception with respect to, or resulting from, the impending maturity of the Loans), (b) relates to the limited scope of examination of matters relevant to such financial statement, or (c) relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, requires an adjustment to such item the effect of which is to cause the Borrower to be in Default.

“including” and “include” means including without limiting the generality of any description preceding such term, and, for purposes of each Loan Document, the Parties agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

“IND” means an Investigational New Drug Application as defined in FDA’s regulations at 21 C.F.R. Part 312, or any successor application or procedure filed with the FDA, or any foreign equivalent.

“Indebtedness” of any Person means:

(a) all obligations of such Person for borrowed money or advances and all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

(b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker’s acceptances issued for the account of such Person;

(c) all Capitalized Lease Liabilities of such Person and all obligations of such Person arising under Synthetic Leases;

(d) net Hedging Obligations of such Person;

(e) all obligations of such Person in respect of Disqualified Capital Securities;

(f) whether or not so included as liabilities in accordance with IFRS, all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business which are not overdue for more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with IFRS have been established on the books of such Person), and indebtedness secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on property owned or being acquired by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(g) all indebtedness (including Indebtedness of other types covered by the other clauses of this definition) of such Person or another Person secured by any Lien on any assets or property of such Person, whether or not such indebtedness has been assumed or is recourse (with the amount thereof, in the case of any such indebtedness that has not been assumed by such Person, being measured as the lower of (y) fair market value of such property and (z) the amount of the indebtedness secured); and

(h) all Contingent Liabilities of such Person in respect of any of the foregoing.

The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing, “Indebtedness” shall exclude any earn-out obligations, contingent deferred purchase price obligations, post-closing purchase price adjustments, working capital adjustments, holdback obligations or indemnification obligations incurred in connection with any Permitted Acquisition, permitted Investment or permitted Disposition, in each case, unless and until such obligation (i) is required to be included as a liability on the balance sheet of such Person in accordance with IFRS or (ii) is earned and becomes payable in accordance with the terms of the applicable documentation giving rise to such obligation and is not paid when due.

“Indemnified Liabilities” is defined in Section 10.4.

“Indemnified Parties” is defined in Section 10.4.

“Infringement” and “Infringes” mean the misappropriation or other violation of know-how, trade secrets, confidential information, or Intellectual Property.

“Initial Commitment Amount” as to each Lender, means its obligation to make a portion of the Initial Loan to the Borrower pursuant to Section 2.1, in the principal amount set forth opposite such Lender’s name on Schedule 2.1. The aggregate principal amount of the Initial Commitment Amount of all of the Lenders as in effect on the Closing Date is $45,000,000.

“Initial Lender” means each of Deerfield and OrbiMed.

“Initial Loan” is defined in Section 2.1.

“Inside Information” means any (a) “material non-public information” in respect of, or relating to, Holdings, any of its Affiliates, Capital Securities or other securities or any other publicly listed or traded company, or (b) any “insider information” or “inside information” or other information (i) which, if used by any Person in connection with (or possessed by any Person while) purchasing, selling or otherwise trading in any Capital Securities or other securities of Holdings or any other publicly listed or traded company, could result in the violation of any Applicable Securities Laws, or (ii) the possession of which could otherwise restrict or limit trading by any Person in any Capital Securities or other securities of Holdings or any other publicly listed or traded company under any Applicable Securities Laws.

“Intellectual Property” means all: (a) Patents, all patent applications and invention disclosure documents of any type, registrations and renewals, reissues, reexaminations and patent rights in any lawful form thereof; (b) Trademarks; (c) Copyrights and other works of authorship (registered or unregistered), and all applications, registrations and renewals therefor; (d) computer software, databases, data and documentation; (e) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, inventions, manufacturing processes and techniques, research and development information, data and other information included in or supporting Regulatory Authorizations; (f) other intellectual property or similar proprietary rights; and (g) any and all improvements to any of the foregoing which is at any time owned, assigned to or is by contract owned or assigned to Holdings, the Borrower, its Subsidiaries or their respective agents.

“Investment” means, relative to any Person, (a) any loan, advance or extension of credit made by such Person to any other Person, including the purchase by such Person of any bonds, notes, debentures or other debt securities of any other Person, (b) Contingent Liabilities in favor of any other Person, and (c) any Capital Securities held by such Person in any other Person. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment.

“Ixiaro” means the vaccine product indicated for active immunization for the prevention of disease caused by Japanese encephalitis, manufactured, distributed, offered for sale or sold under the Ixiaro or Jespect brand or any successor product.

“Key Contracts” means the Defense Logistics Agency Firm Fixed Price Indefinite Delivery Indefinite Quantity (IDIQ) federal contract, pursuant to which Valneva USA provides Ixiaro to the United States Department of Defense.

“Key Permits” means all Permits relating to the Products, which Permits are material to the business of the Borrower and its Subsidiaries, taken as a whole.

“knowledge” of Holdings means the knowledge of any senior officer or executive officer of Holdings or any of its Subsidiaries.

“Laws” means all applicable federal, state, provincial, territorial, U.S. or non-U.S. laws, statutes, ordinances, rules, regulations, binding guidances, judgments, orders, injunctions, decrees, arbitration awards and Key Permits issued by any Governmental Authority.

“Lender” means each Person identified as a “Lender” on the signature pages hereto and its successors and permitted assigns.

“Lending Office” means, as to any Lender, the office address of such Lender and, as appropriate, account of such Lender set forth on Schedule 10.2 or such other address or account as such Lender may from time to time notify the Borrower and the Administrative Agent.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever, to secure payment of a debt or performance of an obligation.

“Liquidity” means, at any time, an amount determined for Holdings and its consolidated Subsidiaries equal to the sum of unrestricted cash-on-hand and Cash Equivalent Investments of Holdings and its consolidated Subsidiaries, to the extent held in a Controlled Account; provided that, solely for purposes of the definition of “Liquidity”, amounts held in any Reinvestment Account shall not be deemed to be held in a Controlled Account.

“Loan Documents” means, collectively, this Agreement, any Notes, the Security Agreements, each other agreement pursuant to which a Lien is granted to secure the Obligations (including any mortgages or other documents entered into pursuant to Section 7.8). the Guarantee, and each other agreement, certificate, document or instrument executed and delivered by any Loan Party in favor, or for the benefit, of the Administrative Agent, any Lender or any other Secured Party in connection with any Loan Document, whether or not specifically mentioned herein or therein, but excluding the Organic Documents of any Loan Party.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Loan Request” means a Loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B hereto or any other form approved by the Administrative Agent and the Required Lenders.

“Loans” means the Initial Loan and the Delayed Draw Loans.

“Material Adverse Effect” means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of Holdings, the Borrower and the Subsidiaries taken as a whole, (b) the rights and remedies of any Secured Party under any Loan Document or (c) the ability of Holdings, the Borrower and the other Loan Parties to perform their Obligations under any Loan Document; provided that notwithstanding the foregoing, any delay or setback (but not any liability to Holdings, the Borrower or any Subsidiary as a result thereof) in the research and development process or the approval process of any Governmental Authority with respect to any R&D Product, including any resulting or related adverse effects on the public stock price of the Capital Securities of Holdings, shall not in and of itself constitute a Material Adverse Effect hereunder so long as the effects of any such delay or setback, as applicable, do not substantially threaten the overall earnings potential of Holdings, the Borrower and the Subsidiaries from commercial Products in a durationally-significant manner.

“Material Agreements” means: (a) each contract or agreement to which Holdings, the Borrower or any Subsidiary is a party involving aggregate payments made to or from a Person that is not Holdings, the Borrower or any Subsidiary in any calendar year of more than €1,000,000; and (b) any other contract or agreement with respect to which a default or breach of the terms thereof would reasonably be expected to result in a Material Adverse Effect. The Loan Documents shall not constitute Material Agreements for purposes of this Agreement and the other Loan Documents.

“Material Subsidiary” means each Subsidiary which: (a) is organized under the laws of Austria, the United Kingdom (including Scotland), Sweden, Canada (including any province thereof), or the United States (including any state thereof or the District of Columbia); (b) holds right, title or interest in any Intellectual Property that is material to the business of the Loan Parties; (c) holds or maintains any material Regulatory Authorization, whether now in effect or hereafter issued by any Regulatory Agency, including any Key Permits received from the FDA and any CE Mark; (d) [reserved]; (e) is party to any Material Agreement, other than ordinary course contracts or agreements (including leases of real property) that are not material to the business of the Loan Parties and other than any Material Agreement between such Subsidiary and Holdings, the Borrower or another Subsidiary; (f) is party to any Key Contract; (g) has assets with a book value or fair market value exceeding €5,000,000 in the aggregate; (h) [reserved]; or (i) as of the last day of the most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 7.1(b) or 7.1(c) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 7.1(b) or 7.1(c). the most recent financial statements referred to in Section 5.6). for the period of four consecutive Fiscal Quarters then ended, contributed greater than 5% of the Revenue Base for such period; provided that, with respect to any Subsidiary that is organized under the laws of France and whose business, assets or operations solely relate to distribution, marketing and sales of Products to customers in France, the preceding clauses (b), (c), (e), (g) and (i) shall not apply and such Subsidiary shall only constitute a Material Subsidiary to the extent that such Subsidiary meets the criteria set forth in the preceding clause (f).

“Maturity Date” means February 3, 2026.

“Monthly Report” means a monthly financial report delivered by Holdings and the Subsidiaries to the Supervisory Board of Holdings for each calendar month (other than January and July) of each Fiscal Year, which monthly financial report shall be substantially in the form of Exhibit I hereto or any other form approved by the Required Lenders.

“Moody’s” means Moody’s Investors Service, Inc., and any successor thereto.

“NDA” means a new drug application, as that term is defined by section 505 of the FD&C Act, and any foreign equivalent.

“Net Asset Sales Proceeds” means, with respect to a Disposition (other than any Disposition permitted by Sections 8.8(a), (b), (d), (e), (f), (g), (h), (i), (j), (l), (m), (n), or (o)) after the Closing Date by Holdings, the Borrower or any Subsidiary to any Person of any assets of Holdings, the Borrower or its Subsidiaries, the excess of gross cash proceeds received by Holdings, the Borrower or any Subsidiary from such Disposition over (i) all reasonable and customary costs and expenses, and including Taxes payable or reasonably estimated to be payable in respect of such Disposition, incurred in connection with such Disposition which have not been paid to Holdings, the Borrower or any of the Subsidiaries in connection therewith, (ii) any portion of such proceeds deposited in an escrow account pursuant to the documentation relating to such Disposition and (iii) the amount of any reserves established by Holdings, the Borrower and the Subsidiaries to fund purchase price adjustments, indemnification, other contingent liabilities or any other liabilities retained by Holdings, the Borrower or the Subsidiaries associated with any asset that is subject to such Disposition (as determined by the Borrower in good faith), it being understood that Net Asset Sales Proceeds shall include (x) any amounts released from any escrow described under clause (ii) and the reversal of any reserves described in clause (iii) to the extent such release or reversal occurs without the satisfaction of any applicable liabilities in cash in a corresponding amount, and (y) the amounts described under clauses (ii) and (iii) if the applicable liabilities are satisfied or terminated other than in cash and such amounts have not been released or reversed within 90 days of such satisfaction or termination) but excluding any proceeds required to be paid to a creditor (other than the Lenders) that holds a first priority Lien permitted by Section 8.3(e) on the property that is the subject of such Disposition.

“Net Casualty Proceeds” means, with respect to any Casualty Event, the amount of any insurance proceeds (other than business interruption insurance) or condemnation awards received by Holdings, the Borrower or any of the Subsidiaries in connection with such Casualty Event, net of all reasonable and customary costs and expenses, including collection expenses and including Taxes payable or reasonably estimated to be payable in respect of such Casualty Event, incurred in connection with such Casualty Event which have not been paid to Holdings, the Borrower or any of the Subsidiaries in connection therewith, but excluding any proceeds or awards required to be paid to a creditor (other than the Lenders) that holds a first priority Lien permitted by Section 8.3(e) on the property that is the subject of such Casualty Event.

“Net Revenue” means, for any period, net revenue from Products, including license fees, royalty income and milestone payments, of Holdings, the Borrower and the Subsidiaries during such period, as determined in accordance with IFRS. Net Revenue shall be determined in a manner consistent with the methodologies, practices and procedures used in developing the Borrower’s audited financial statements.

“Non-Core Assets” means the following assets of Holdings, the Borrower and the Subsidiaries (together, in each case, with any associated Intellectual Property, Material Agreements, Regulatory Authorizations, Permits or other property of Holdings, the Borrower or its Subsidiaries related thereto and not otherwise related to any assets of Holdings, the Borrower or the Subsidiaries that are not Non-Core Assets): (i) EB-66, including the EB-66 vaccine, EB-66 cell lines and other avian cell lines developed therefrom, (ii) TC-31, including the TC-31 vaccine and IC-31 adjuvants, (iii) pre-clinical research stage immune-oncology assets, (iv) any assets related to vaccine-repurposing opportunities, (v) the Dukoral Patent in cancer (which, for the avoidance of doubt, shall not include any rights associated with the Dukoral vaccine product indicated for the prevention of cholera), (vi) the services and equipment related to the Clinical Trial Manufacturing business located in Sweden (except, for the avoidance of doubt, to the extent any such services or equipment is necessary or used in connection with the manufacture of Dukoral in Sweden), and (vii) the Capital Securities owned by Holdings in Blink Therapeutics SAS.

“Non-Excluded Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Loan Parties under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Note” means a promissory note of the Borrower payable to a Lender, substantially in the form of Exhibit A hereto or any other form agreed upon by the Required Lenders and the Borrower, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the outstanding amount of such Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“Obligations” means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of Holdings, the Borrower and each other Loan Party arising under or in connection with a Loan Document and the principal of and premium, if any, and interest (including interest accruing during the pendency of any proceeding of the type described in Section 9.1(h), whether or not allowed in such proceeding) on the Loans.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Officer’s Certificate” means a certificate executed and delivered by an Authorized Officer of the Borrower in accordance with Section 5.3.

“OrbiMed” means OrbiMed Royalty & Credit Opportunities III, LP and its Affiliates.

“Organic Document” means, relative to Holdings, the Borrower or any Subsidiary, its certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement, operating agreement and all shareholder agreements, voting trusts and similar arrangements applicable to Holdings, the Borrower’s or any Subsidiary’s Capital Securities.

“Original Jurisdiction” means, in relation to a Loan Party, the jurisdiction under whose laws such Loan Party is incorporated as of the date of this Agreement or, in the case of a Loan Party acceding to this Agreement at a later time, as of the date on which it becomes a Loan Party.

“Other Administrative Proceeding” means any administrative proceeding relating to a dispute involving a patent office or other relevant Intellectual Property registry which relates to validity, opposition, revocation, ownership or enforceability of the relevant Intellectual Property.

“Other Connection Taxes” means Taxes imposed as a result of a present or former connection between the applicable recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes, or any other excise or property Taxes or similar levies that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Outside Counsel” means, in respect of any Lender, such Lender’s outside counsel as may be designated from time to time by such Lender for purposes hereof and the other Loan Documents (including, to the extent applicable, receiving notices and communications hereunder and under the other Loan Documents). The initial Outside Counsel for Deerfield shall be Katten Muchin Rosenman LLP (Attention: Mark D. Wood).

“Outstanding Amount” means, with respect to any Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of any Loans occurring on such date.

“Party” and “Parties” have the meanings set forth in the preamble.

“Patent” means any patent or any type of patent application, including all divisions, continuations, continuations in-part, provisionals, continued prosecution applications, substitutions, reissues, reexaminations, inter partes review, post-grant review by or any other type of proceeding involving patents and patent applications before any patent office or other Governmental Authority, renewals, extensions, adjustments, restorations, supplemental protection certificates and patent rights in any form and other additions in connection therewith, whether in or related to the United States or any other country or other non-United States jurisdiction.

“Patent Security Agreement” means any Patent Security Agreement executed and delivered by the Borrower or any of the Guarantors, substantially in the form of Exhibit A to the Security Agreement or any other form approved by the Required Lenders.

“Permits” means all permits, licenses, registrations, certificates, orders, approvals, clearances, authorizations, consents, waivers, franchises, variances and similar rights issued by or obtained from any Governmental Authority, including those relating to Environmental Laws and Regulatory Authorizations.

“Permitted Acquisition” means the purchase or other acquisition of all of the Capital Securities (other than qualifying directors shares) in, or all or substantially all of the property of, or all or substantially all of any business or division of, any Person (other than any joint venture owned by another Person that is purchased or acquired) that, upon the consummation thereof, will be wholly owned directly by Holdings or one or more of its Wholly-Owned Subsidiaries (including as a result of a merger or consolidation); provided that, with respect to each Permitted Acquisition:

(a) any such newly-created or acquired Subsidiary shall comply with the requirements of Section 7.8;

(b) the lines of business of the Person to be (or the property of which is to be) so purchased or otherwise acquired shall be permitted pursuant to Section 8.1;

(c) in the case of a purchase or other acquisition of the Capital Securities of another Person, the board of directors (or other comparable governing body) and, if required under applicable Law, the shareholders or equity holders of such other Person shall have duly approved such purchase or other acquisition;

(d) the total cash and non-cash consideration paid by or on behalf of Holdings, the Borrower and its Subsidiaries for any such purchase or other acquisition (excluding any such consideration that is financed with the proceeds of a sale or issuance of Capital Securities (other than Disqualified Capital Securities) that occurs no more than 30 days prior to the consummation of such purchase or acquisition and any consideration paid to the applicable seller in the form of Capital Securities (other than Disqualified Capital Securities)), when aggregated with the consideration paid by or on behalf of Holdings, the Borrower and its Subsidiaries for all other Permitted Acquisitions after the Closing Date shall not exceed an aggregate cumulative amount of €10,000,000;

(e) immediately before and after giving effect to any such purchase or other acquisition, no Default or Event of Default, shall exist or result therefrom;

(f) the Borrower shall have delivered to the Administrative Agent and each Lender that is not a Public-Side Lender, at least 10 Business Days prior to the date on which any such purchase or other acquisition is to be consummated, a written notice describing such transaction, and thereafter, if requested by any Lender for any such transaction involving consideration in excess of €3,000,000, (i) historical financial statements of or related to the Person or assets to be acquired (to the extent reasonably available to the Borrower), (ii) twelve month projections for such Person to be acquired and for the Borrower after giving effect to such transaction, and (iii) material documentation and other material information reasonably requested by any Lender and relating to such transaction; and

(g) such Person shall not have a Canadian Defined Benefit Plan where, following such acquisition, any of the Loan Parties or any of the Subsidiaries (including, for greater certainty, any Person whose Capital Securities have been acquired) shall have any obligation or liability with respect to such Canadian Defined Benefit Plan.

“Permitted Refinancing Indebtedness” means, with respect to any Person, any modification, refinancing, replacement, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the aggregate principal amount (or accreted value, if applicable) of the Indebtedness incurred pursuant to such modification, refinancing, replacement, refunding, renewal or extension does not exceed the aggregate principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, replaced, refunded, renewed or extended except by an amount equal to unpaid accrued interest, fees, expenses and premium thereon and any make-whole payments applicable thereto and by an amount equal to any existing commitments unutilized thereunder, (b) such modification, refinancing, replacement, refunding, renewal or extension has a final stated maturity date equal to or later than the final stated maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, replaced, refunded, renewed or extended (excluding the effects of nominal amortization in the amount of no greater than one percent per annum and prepayments of Indebtedness), (c) at the time thereof, no Event of Default shall have occurred and be continuing, (d) such modification, refinancing, replacement, refunding, renewal or extension does not add guarantors, guarantors, change obligors or provide for security different from that which applied to the Indebtedness being modified, refinanced, replaced, refunded, renewed or extended, (e) to the extent such Indebtedness being modified, refinanced, replaced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such Indebtedness incurred pursuant to such modification, refinancing, replacement, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, replaced, refunded, renewed or extended, and (f) to the extent such Indebtedness being modified, refinanced, replaced, refunded, renewed or extended is secured by Liens that are subordinated to the Liens securing the Obligations, such Indebtedness incurred pursuant to such modification, refinancing, replacement, refunding, renewal or extension is unsecured or secured by Liens that are subordinated to the Liens securing the Obligations on terms at least as favorable to the Lenders as those contained in the documentation (including any intercreditor or similar agreements) governing the Indebtedness being modified, refinanced, replaced, refunded, renewed or extended.

“Permitted Subordinated Indebtedness” means Indebtedness incurred after the Closing Date by Holdings, the Borrower or the Subsidiaries that is (a) subordinated to the Obligations pursuant to a written subordination agreement satisfactory to the Required Lenders in their sole discretion and (b) in an amount and on terms approved by the Required Lenders in their sole discretion.

“Person” means any natural person, corporation, limited liability company, partnership, joint venture, association, trust or unincorporated organization, Governmental Authority or any other legal entity, whether acting in an individual, fiduciary or other capacity.

“PHSA” means the United States Public Health Service Act (or any successor thereto), as amended from time to time, and the rules, regulations, guidelines, guidance documents and compliance policy guides issued or promulgated thereunder.

“Platform” has the meaning set forth in Section 10.2.

“PPSA” means the Personal Property Security Act (Ontario) and the regulations thereunder, as from time to time in effect; provided that, if attachment, perfection or priority of the Administrative Agent’s security interests in any Collateral of the Loan Parties are governed by the personal property security laws of any provincial jurisdiction in Canada other than Ontario or Quebec, then “PPSA” means those personal property security laws in such other jurisdiction for the purposes of the provisions hereof relating to such attachment, perfection or priority and for the definitions related to such provision.

“Privacy Laws” means all applicable security and privacy standards regarding protected health information under (a) the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, including the regulations promulgated thereunder and (b) any applicable state privacy Laws, and, in each case, similar laws of any non-United States jurisdiction.

“Product” means (i) Dukoral, (ii) Ixiaro and (iii) any current or future service or product researched, designed, developed, manufactured, licensed, marketed, sold, performed, distributed or otherwise commercialized by Holdings, the Borrower or any of its Subsidiaries, including any current or future R&D Product.

“Product Agreement” means each agreement, license, document, instrument, interest (equity or otherwise) or the like under which one or more parties grants or receives any right, title or interest with respect to any Product Development and Commercialization Activities in respect of one or more Products specified therein or to exclude third parties from engaging in, or otherwise restricting any right, title or interest as to any Product Development and Commercialization Activities with respect thereto, including each contract or agreement with suppliers, manufacturers, distributors, clinical research organizations, hospitals, group purchasing organizations, wholesalers, pharmacies or any other Person related to any such entity.

“Product Development and Commercialization Activities” means, with respect to any Product, any combination of research, development, manufacture, import, use, sale, importation, storage, labeling, marketing, promotion, supply, distribution, testing, packaging, purchasing or other commercialization activities, receipt of payment in respect of any of the foregoing, or like activities the purpose of which is to commercially exploit such Product.

“Product Reference Date” means (i) January 1, 2015 with respect to Ixiaro and (ii) January 1, 2016 with respect to Dukoral.

“Public-Side Lender” means each of Deerfield and each other Lender who, following the Closing Date, delivers written notice to the Borrower of such Lender’s election to become a “Public-Side Lender” under this Agreement, in each case, until and only to the extent that such Lender delivers written notice to the Borrower of such Lender’s election to no longer be a Public-Side Lender (subject to the right of such Lender to subsequently elect, by written notice to the Borrower, to elect to again be a Public-Side Lender). For the avoidance of doubt, a Public-Side Lender may elect, by written notice to the Borrower (with a copy to the Administrative Agent), to receive (or to provide that such Lender’s Outside Counsel shall receive) reports, notices and/or information that would not otherwise be provided to such Public-Side Lender, in a specified case or on an ongoing basis.

“Publicly Disclose” means, in respect of any information, to publicly disclose such information through a filing under Applicable Securities Laws and/or through a widely disseminated press release, in any event, in a manner such that, after the making of such public disclosure, such information could in no event constitute or be deemed to constitute Inside Information.

“Purchase Money Indebtedness” means Indebtedness: (a) consisting of the deferred purchase price for property incurred in connection with the acquisition of such property, where the amount of such Indebtedness does not exceed the greater of (i) the cost of the property being financed and (ii) the fair market value of such property; and (b) incurred to finance such acquisition by Holdings, the Borrower or a Subsidiary of such property.

“Qualified Capital Securities” means any Capital Securities that are not Disqualified Capital Securities.

“Quebec Loan Party” means any Loan Party that is existing under the Laws of the Province of Quebec, or that has its registered office, its head office, its chief executive office, a place of business, any tangible or corporeal property or a Controlled Account in the Province of Quebec.

“R&D Product” means any service or product researched and designed by Holdings, the Borrower or any Subsidiary that is currently in development or that may be developed in the future but, in any case, excluding any Product that has been commercialized.

“Receiving Party” means the Party receiving Confidential Information.

“Recipients” is defined in Section 10.14.

“Register” has the meaning specified in Section 10.10(c).

“Regulatory Agencies” means any Governmental Authority that is concerned with the use, control, safety, efficacy, reliability, manufacturing, testing, marketing, distribution, sale or other Product Development and Commercialization Activities relating to any Product of Holdings, the Borrower or any of the Subsidiaries, including CMS, FDA, and all similar agencies in other jurisdictions, including non-United States jurisdictions, and includes Standard Bodies.

“Regulatory Authorizations” means, with respect to the development, commercialization or sale of any Products, all approvals, clearances, notifications, authorizations, orders, exemptions, registrations, listings, certifications, licenses and Permits granted by, submitted to or filed with any Regulatory Agencies, including any IND, NDA or BLA.

“Reinvestment Account” has the meaning specified in Section 3.2(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the shareholders, members, partners, managers, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” means any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, pouring, dumping, depositing, emitting, escaping, emptying, seeping, dispersal, migrating or placing, including movement through, into or upon the environment or any natural or man-made structure.

“Relevant Jurisdiction” means, in relation to a Loan Party, (i) its Original Jurisdiction; (ii) any jurisdiction where any Collateral or asset required to be Collateral owned by it is situated; (iii) any jurisdiction where it conducts its business; and (iv) the jurisdiction whose laws govern the perfection of any Lien created under any of the Security Agreements entered into by it.

“Repayment Premium” means a premium equal to:

(a) if any prepayment or repayment is made or required to be made prior to, (i) with respect to the Initial Loan, the third anniversary of the Funding Date and (ii) with respect to a Delayed Draw Loan, the third anniversary of the applicable Delayed Draw Funding Date, a “Make-Whole Amount” in respect of the principal amount of any prepayment or repayment of the applicable Loan, determined (without duplication) by the Required Lenders, equal to the sum of (x) five percent (5.00%) of the principal amount to be repaid or prepaid and (y) the amount of all interest which would otherwise have accrued hereunder for the period from the date of such repayment or prepayment (or the date on which such repayment or prepayment was required to be made, if earlier) to the third anniversary of the Funding Date (or, with respect to a Delayed Draw Loan, the third anniversary of the applicable Delayed Draw Funding Date); provided that if the prepayment or repayment made pursuant to this clause (a) is in connection with a transaction that results in a Change in Control at a time when no Default or Event of Default has occurred or is continuing, the Repayment Premium shall be 9.95% of the principal amount of such prepayment or repayment of the applicable Loan;

(b) five percent (5.00%) of the principal amount of any prepayment or repayment of the applicable Loan, if such prepayment or repayment is not made or required to be made prior to, and is made or required to be made after, (i) with respect to the Initial Loan, the third anniversary of the Funding Date, but on or prior to the fourth anniversary of the Funding Date and (ii) with respect to a Delayed Draw Loan, the third anniversary of the applicable Delayed Draw Funding Date, but on or prior to the fourth anniversary of the applicable Delayed Draw Funding Date;

(c) three percent (3.00%) of the principal amount of any prepayment or repayment of the applicable Loan, if such prepayment or repayment is not made or required to be made prior to, and is made or required to be made after, (i) with respect to the Initial Loan, the fourth anniversary of the Funding Date, but on or prior to the fifth anniversary of the Funding Date and (ii) with respect to a Delayed Draw Loan, the fourth anniversary of the applicable Delayed Draw Funding Date, but on or prior to the fifth anniversary of the applicable Delayed Draw Funding Date; or

(d) one percent (1.00%) of the principal amount of any prepayment or repayment of the applicable Loan, if such prepayment or repayment is not made or required to be made on or prior to, and is made or required to be made after, (i) with respect to the Initial Loan, the fifth anniversary of the Funding Date, but prior to the Maturity Date, and (ii) with respect to a Delayed Draw Loan, the fifth anniversary of the applicable Delayed Draw Funding Date, but prior to the Maturity Date.

“Required Lenders” means Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders; provided that so long as OrbiMed Royalty & Credit Opportunities III, LP has not assigned any Loans to a non-Affiliated Person, OrbiMed Royalty & Credit Opportunities III, LP shall be a Required Lender; provided, further that so long as Deerfield Partners, L.P. has not assigned any Loans to a non-Affiliated Person, Deerfield Partners, L.P. shall be a Required Lender.

“Restricted Payment” means (a) the declaration or payment of any dividend (other than dividends payable solely in Capital Securities (other than Disqualified Capital Securities)) on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any class of Capital Securities of Holdings, the Borrower or any Subsidiary, or (b) the making of any other distribution in respect of such Capital Securities, in each case either directly or indirectly, whether in cash, property or obligations of Holdings, the Borrower or any Subsidiary or otherwise.

“Revenue Base” means, with respect to any period, the Net Revenues of all Products for such period.

“ROFR Exercise Notice” has the meaning specified in Section 10.10(f)(i).

“ROFR Lender” has the meaning specified in Section 10.10(f)(i).

“ROFR Loans” has the meaning specified in Section 10.10(f)(i).

“ROFR Notice” has the meaning specified in Section 10.10(f)(i).

“ROFR Period” has the meaning specified in Section 10.10(f)(i).

“RPMRR” means the Register of Personal and Movable Real Rights for the Province of Quebec.

“S&P” means Standard & Poor’s Financial Services LLC, a division of S&P Global Inc., and any successor thereto.

“Sanctions” means any international economic sanction administered or enforced by the United States government (including OFAC), France or its governmental institutions, agencies or subdivisions, Canada or its governmental institutions, agencies or subdivisions (including, without limitation, the Royal Canadian Mounted Police, the Canada Border Services Agency, the Department of Foreign Affairs, Trade and Development (Canada) or the Department of Justice (Canada)), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (including, without limitation, any Canadian sanctions administered under, the Proceeds of Crime (Money Laundering) Terrorist Financing Act (Canada) and any other similar Canadian statute or regulation that is now or hereafter in effect).

“Scots Security Documents” means (i) a Scots law governed standard security to be granted by Valneva Scotland Limited, in favor of the Administrative Agent, in respect of its interest in ALL and WHOLE the subjects registered in the Land Register of Scotland under Title Numbers MID4303 and WLN39630, (ii) a Scots law governed bond and floating charge to be granted by Valneva Scotland Limited, in favor of the Administrative Agent, over the whole of the property (including uncalled capital) which is or may be from time to time comprised in the Collateral owned by Valneva Scotland Limited, and (iii) a Scots law share pledge to be granted by the Borrower, in favor of the Administrative Agent, in respect of the entire issued share capital of Valneva Scotland Limited, together with all documentation required to register the shares in the name of the Administrative Agent and all evidence of such registration as the Required Lenders may reasonably request.

“Second Delayed Draw Commitment Amount” as to each Lender, means its obligation to make a portion of the Second Delayed Draw Loan to the Borrower pursuant to Section 2.1, in the principal amount set forth opposite such Lender’s name on Schedule 2.1. The aggregate principal amount of the Second Delayed Draw Commitment Amount of all of the Lenders as in effect on the Closing Date is $12,500,000.

“Second Delayed Draw Commitment Termination Date” means the earliest to occur of (a) the Second Delayed Draw Funding Date (immediately after the making of the Second Delayed Draw Loan on such date), (b) the nine-month anniversary of the Funding Date and (c) March 4, 2020, if the Initial Loan shall not have been made hereunder prior to such date.

“Second Delayed Draw Funding Date” means the date of the making of the Second Delayed Draw Loan hereunder, which in no event shall be later than December 3, 2020.

“Second Delayed Draw Loan” is defined in Section 2.1.

“Secured Parties” means the Lenders, the Administrative Agent and each Indemnified Party.

“Security Agreements” mean (a) the Pledge and Security Agreement executed and delivered by Valneva USA and the Administrative Agent, substantially in the form of Exhibit E hereto or any other form approved by the Required Lenders, (b) the Stock Pledge Agreement executed and delivered by the Borrower and the Administrative Agent, (c) the Austrian Security Documents, (d) the English Debenture, (e) the Canadian Security Documents, (f) the French Security Documents, (g) the Scots Security Documents, and (h) the Swedish Security Documents.

“Selling Lender” has the meaning specified in Section 10.10(f)(i).

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person has not incurred and does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which the property of such Person would constitute an unreasonably small capital, (e) such Person has not executed this Agreement or any other Loan Document, or made any transfer or incurred any obligations hereunder or thereunder, with actual intent to hinder, delay or defraud either present or future creditors, (f) solely with respect to any Person organized under the laws of the United Kingdom (including Scotland), such Person has not suspended making payments on any of its debts as they fall due, (g) solely with respect to any Person organized under the laws of the United Kingdom (including Scotland), such Person has not, by reason of actual or anticipated financial difficulties, commenced negotiations with one or more of its creditors (excluding any Secured Party in its capacity as such) with a view to rescheduling any of its indebtedness, and (h) solely with respect to any Person organized under the laws of the United Kingdom (including Scotland), no moratorium has been declared in respect of any indebtedness of such Person. The amount of Contingent Liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability.

“Standard Bodies” means any of the organizations that create, sponsor or maintain safety, quality or other standards, including ISO, ANSI, CEN and SCC and the like.

“Swedish Security Documents” means (a) a Swedish law governed pledge over shares in Vaccines Holdings Sweden AB to be granted by Holdings in favor of the Administrative Agent, (b) a Swedish law governed pledge over shares in Valneva Sweden AB to be granted by Vaccines Holdings Sweden AB in favor of the Administrative Agent, (c) a Swedish law governed pledge over Swedish business mortgage certificates to be granted by Valneva Sweden AB in favor of the Administrative Agent, (d) a Swedish law governed pledge over bank accounts to be granted by Vaccines Holdings Sweden AB in favor of the Administrative Agent, (e) a Swedish law governed pledge over bank accounts to be granted by Valneva Sweden AB in favor of the Administrative Agent and (f) a Swedish law governed pledge over IP-rights in the form of trademarks to be granted by Valneva Sweden AB in favor of the Administrative Agent.

“Subsidiary” means, with respect to any Person, (a) any other Person with respect to which such first Person directly or indirectly has the right or power to direct or cause the direction of the management and policies of such other Person or (b) any other Person in respect of which more than 50% of the outstanding Voting Securities of such other Person (irrespective of whether at the time Capital Securities of any other class or classes of such other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such first Person, by such first Person and one or more other Subsidiaries of such first Person, or by one or more other Subsidiaries of such first Person. Unless the context otherwise specifically requires, the term “Subsidiary” shall be a reference to a Subsidiary of Holdings.

“Synthetic Lease” means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is not a finance lease in accordance with IFRS and (b) in respect of which the lessee retains or obtains ownership of the property so leased for federal income Tax purposes, other than any such lease under which that Person is the lessor.

“Taxes” means all income, stamp or other taxes, duties, levies, imposts, charges, assessments, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all interest, additions to tax, penalties or similar liabilities with respect thereto.

“Termination Date” means the earlier of (a) the date on which all Obligations (other than contingent indemnification and expense reimbursement obligations for which no claim has been made) have been paid in full in cash and the Commitment has terminated and (b) March 4, 2020, if the Initial Loan shall not have been made hereunder prior to such date.

“Third Delayed Draw Commitment Amount” as to each Lender, means its obligation to make a portion of the Third Delayed Draw Loan to the Borrower pursuant to Section 2.1, in the principal amount set forth opposite such Lender’s name on Schedule 2.1. The aggregate principal amount of the Third Delayed Draw Commitment Amount of all of the Lenders as in effect on the Closing Date is $12,500,000.

“Third Delayed Draw Commitment termination Date” means the earliest to occur of (a) the Third Delayed Draw Funding Date (immediately after the making of the Third Delayed Draw Loan on such date), (b) the first anniversary of the Funding Date and (c) March 4, 2020, if the Initial Loan shall not have been made hereunder prior to such date.

“Third Delayed Draw Funding Date” means the date of the making of the Third Delayed Draw Loan hereunder, which in no event shall be later than March 3, 2021.

“Third Delayed Draw Loan” is defined in Section 2.1.

“Third Party” means any Person other than Holdings, the Borrower or any of its Subsidiaries.

“Total Credit Exposure” means, as to any Lender at any time, the Outstanding Amount of the Initial Loans and the Outstanding Amount of all Delayed Draw Loans, as applicable, in each case, of such Lender at such time.

“Trademark” means any trademark, whether registered or not, service mark, trade name, logo, symbol, trade dress, trade style, domain name, corporate name, company name, fictitious business name, certification mark, collective mark or other business identifier or indicator of source or origin, and all applications, registrations and renewals therefor, together with all of the goodwill associated therewith.

“Trademark Security Agreement” means each Trademark Security Agreement executed and delivered by the Borrower or any of the Guarantors, substantially in the form of Exhibit B to any Security Agreement or any other form approved by the Required Lenders.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if, with respect to any financing statement or by reason of any provisions of Law, the perfection or the effect of perfection or non-perfection of the security interests granted to any Secured Party pursuant to the applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Loan Document and any financing statement relating to such perfection or effect of perfection or non-perfection.

“Undrawn Fee” is defined in Section 3.10.

“United States” or “U.S.” means the United States of America, its fifty states, its territories and jurisdictions, and the District of Columbia.

“Upfront Fee” is defined in Section 3.11.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. Dollars (including Canadian Dollars), at any time for determination thereof, the amount of U.S. Dollars obtained by converting such foreign currency involved in such computation into U.S. Dollars at the spot rate for the purchase of U.S. Dollars with the applicable foreign currency as published by the Statistical Data Warehouse of the European Central Bank in the section entitled “ECB/Eurosystem policy and exchange rates” under the heading “Exchange rates” (https://sdw.ecb.europa.eu/browse.do?node=9691113) on the date that is one Business Day prior to such determination.

“Valneva Canada” means Valneva Canada Inc., a corporation existing under the Canada Business Corporations Act and a Wholly-Owned Subsidiary of Holdings.

“Valneva France” means Valneva France SAS, a société par actions simplifiée incorporated under the laws of France, whose registered office at 6 rue Alain Bombard, 44800 Saint-Herblain, France, and registered with the Trade and Companies Registry (Registre du Commerce et des Sociétés) of Nantes under registration number 848 509 295, and a Wholly-Owned Subsidiary of Holdings.

“Valneva USA” means Valneva USA Inc., a Delaware corporation and a Wholly-Owned Subsidiary of Holdings.

“Voting Securities” means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, at any date, the quotient obtained by dividing (a) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness (including the principal payment due at maturity), multiplied by the amount of such payment; by (b) the sum of all such payments.

“Wholly-Owned Subsidiary” means any direct or indirect Subsidiaries of Holdings, all of the outstanding Capital Securities of which (other than any director’s qualifying shares or investments by foreign nationals mandated by applicable Laws) are owned directly or indirectly by Holdings.

SECTION 1.2 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each other Loan Document and the schedules attached hereto.

SECTION 1.3 Interpretation. The division of this Agreement and the other Loan Documents into Articles and Sections and the use of headings and captions is for convenience of reference only and shall not modify or affect the interpretation or construction of this Agreement or any of its provisions. The words “herein,” “hereof,” “hereunder,” “hereinafter” and “hereto” and words of similar import refer to this Agreement. The term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The term “documents” and “agreements” include any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The use in any of the Loan Documents of the word “ include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. References to a specified Article, Exhibit, Section or Schedule shall be construed as a reference to that specified Article, Exhibit, Section or Schedule of this Agreement (or other applicable Loan Document). Unless specifically stated otherwise, any reference to any of the Loan Documents means such document as the same shall be amended, restated, supplemented or otherwise modified and from time to time in effect in accordance with the terms hereof or thereof, as applicable. The references to “assets” and “properties” in the Loan Documents are meant to be mean the same and are used throughout the Loan Documents interchangeably, and such words shall be deemed to refer to any and all tangible and intangible assets and properties, including cash, securities, Capital Securities, accounts and contract rights. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

SECTION 1.4 Cross-References. Unless otherwise specified, references in a Loan Document to any Article or Section are references to such Article or Section of such Loan Document, and references in any Article, Section or definition to any clause arc references to such clause of such Article, Section or definition.

SECTION 1.5 Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used in each Loan Document shall be interpreted, and all accounting determinations and computations thereunder (including under Section 8.4 and the definitions used in such calculations) shall be made, in accordance with IFRS, as in effect from time to time; provided that, if either the Borrower or the Required Lenders request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in IFRS or the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in IFRS or the application thereof, then such provision shall be interpreted on the basis of IFRS in effect and applied immediately before such change shall have become effective until such request shall have been withdrawn or such provision amended in accordance herewith. Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a consolidated basis for Holdings and its Subsidiaries, in each case without duplication.

SECTION 1.6 Austrian Terms. Without prejudice to the generality of any provision of this Agreement, in this Agreement or any Loan Document, where it relates to a Person having its Centre of Main Interests in Austria, a reference to:

(a) a “trustee”, “receiver”, “sequestrator” or “other custodian” shall include any insolvency receiver (Insolvenzverwalter);

(b) a “reorganization” shall include its reorganization in the course of reorganization proceedings under the Austrian IO (Sanierungsverfahren) or a company reorganization (Unternehmensreorganisation) under the Austrian Act of Company Reorganizations (Unternehmensreorganisationsgesetz);

(c) “fail to be Solvent” shall include such Person to be over-indebted (überschuldet) within the meaning of section 67 Austrian IO (as applicable from time to time and provided applicable to that Person), unable to pay its debts as they fall due (zahlungsunfähig) within the meaning of section 66 Austrian IO, presumably unable to pay its debts as they fall due (drohend zahlungsunfähig) within the meaning of section 167 paragraph 2 Austria IO; and

(d) “commencement of bankruptcy” or “commencement of insolvency” shall include (i) that Person filing for the opening of insolvency proceedings (Antrag auf Eröffnung eines Insolvenzverfahrens) or (ii) the competent court opening insolvency proceedings (Eröffnung eines Insolvenzverfahrens) or rejecting (for reason of insufficiency of its funds to implement such proceedings) insolvency proceedings pursuant to Section 71b IO (Abweisung mangels kostendeckenden Vermögens) or (iii) the competent court approves any conservatory measure (einstweilige Vorkehrungen) pursuant to Section 73 Austrian IO.

SECTION 1.7 Quebec Interpretation Clause. For purposes of any assets, liabilities or entities located in the Province of Quebec and for all other purposes pursuant to which the interpretation or construction of this Agreement may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (a “personal property” shall be deemed to include “movable property”, (b) “real property” shall be deemed to include “immovable property”, (c) “tangible property” shall be deemed to include “corporeal property”, (d) “intangible property” shall be deemed to include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall be deemed to include a “hypothec”, “prior claim”, “reservation of ownership” and a “resolutory clause”, (f) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code of Quebec, (g) all references to “perfection” of or “perfected” liens or security interest shall be deemed to include a reference to an “opposable” or “set up” hypothec as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (i) “goods” shall “be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall be deemed to include a “mandatary”, (k) “construction liens” shall be deemed to include “legal hypothecs in favor of persons having taken part in the construction or renovation of an immovable”; (1) “joint and several” shall be deemed to include “solidary”; (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”; (n) “beneficial ownership” shall be deemed to include “ownership”; (o) “legal title” shall be deemed to include “holding title on behalf of an owner as mandatary or prête-nom”; (p) “easement” shall be deemed to include “servitude”; (q) “priority” shall be deemed to include “rank” or “prior claim”, as applicable; (r) “survey” shall be deemed to include “certificate of location and plan”; (s) “state” shall be deemed to include “province”; (t) “fee simple title” shall be deemed to include “ownership” (including ownership under a right of superficies); (u) “ground lease” shall be deemed to include “emphyteusis” or a “lease with a right of superficies”, as applicable; (v) “leasehold interest” shall be deemed to include “valid rights resulting from a lease”; (w) “lease” shall be deemed to include a “contract of leasing (credit-bail)” and (x) “deposit account” shall include a “financial account” as defined in Article 2713.6 of the Civil Code of Quebec.

ARTICLE 2

COMMITMENT AND BORROWING PROCEDURES

SECTION 2.1 Commitment. On the terms and subject to the conditions of this Agreement, each Lender severally agrees to make its portion of a term loan (the “Initial Loan”) on the Funding Date in an amount equal to (but not less than) such Lender’s Initial Commitment Amount. On the terms and subject to the conditions of this Agreement, each Lender severally agrees to make its portion of a term loan (the “First Delayed Draw Loan”) on the First Delayed Draw Funding Date in an amount equal to (but not less than) such Lender’s First Delayed Draw Commitment Amount. On the terms and subject to the conditions of this Agreement, each Lender severally agrees to make its portion of a term loan (the “Second Delayed Draw Loan”) on the Second Delayed Draw Funding Date in an amount equal to (but not less than) such Lender’s Second Delayed Draw Commitment Amount. On the terms and subject to the conditions of this Agreement, each Lender severally agrees to make its portion of a term loan (the “Third Delayed Draw Loan”) on the Third Delayed Draw Funding Date in an amount equal to (but not less than) such Lender’s Third Delayed Draw Commitment Amount. No amounts paid or prepaid with respect to the Loans may be reborrowed.

SECTION 2.2 Borrowing Procedure. The Borrower may request that the Initial Loan be made by delivering to the Administrative Agent an irrevocable Loan Request on or before 10:00 a.m. on a Business Day at least three Business Days prior to the proposed Funding Date (or such later date as all Lenders and the Administrative Agent may agree in their discretion). The Borrower shall request that the First Delayed Draw Loan be made by delivering to the Administrative Agent an irrevocable Loan Request on or before 10:00 a.m. on a Business Day at least fifteen Business Days prior to the proposed First Delayed Draw Funding Date (or such later date as all Lenders and the Administrative Agent may agree in their discretion), and may request that the Second Delayed Draw Loan or the Third Delayed Draw Loan be made by delivering to the Administrative Agent an irrevocable Loan Request on or before 10:00 a.m. on a Business Day at least fifteen Business Days prior to the proposed applicable Delayed Draw Funding Date (or such later date as all Lenders and the Administrative Agent ay agree in their discretion). A Loan Request must request disbursement to a bank account of the Borrower outside Austria.

SECTION 2.3 Funding. After receipt of the Loan Request for the Initial Loan, the Administrative Agent shall promptly notify each Lender of the amount of such Lender’s portion of the Initial Loan. Each Lender shall, on the Funding Date and subject to the terms and conditions hereof, make the requested proceeds of such Lender’s portion of the Initial Loan available to or as instructed by the Administrative Agent. Upon satisfaction (or written waiver by each Lender) of the applicable conditions set forth in Article V, the Administrative Agent shall make all funds so received available to the Borrower by wire transfer to the account the Borrower shall have specified in its Loan Request (which account shall not be located in Austria) in an amount equal to (but not less than) the Lenders’ Initial Commitment Amount. After receipt of a Loan Request for a Delayed Draw Loan, the Administrative Agent shall promptly notify each Lender of the amount of such Lender’s portion of the such Delayed Draw Loan. Each Lender shall, on the applicable Delayed Draw Funding Date, and subject to the terms and conditions hereof, make the requested proceeds of such Lender’s portion of such Delayed Draw Loan available to, or as instructed by, the Administrative Agent. Upon satisfaction (or written waiver by each Lender) of the applicable conditions set forth in Article V. the Administrative Agent shall make all funds so received available to the Borrower by wire transfer to the account the Borrower shall have specified in its Loan Request (which account shall not be located in Austria) in an amount equal to (but not less than) the Lenders’ applicable Delayed Draw Commitment Amount.

SECTION 2.4 Reduction of the Commitment Amounts. The Initial Commitment Amount shall automatically and permanently be reduced to zero on the earlier of (a) Funding Date immediately after the funding of the Initial Loan and (b) March 4, 2020 if the Initial Loan shall not have been made hereunder prior to such date. Each Delayed Draw Commitment Amount shall automatically and permanently be reduced to zero on the applicable Delayed Draw Commitment Termination Date.

ARTICLE 3

REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

SECTION 3.1 Repayments and Prepayments; Application. The Borrower agrees that the Loans, and any fees or interest accrued or accruing thereon, and all other Obligations, shall be repaid and prepaid solely in U.S. dollars pursuant to the terms of this Article III.

SECTION 3.2 Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of the Loans on the Maturity Date. Prior thereto, payments and prepayments of the Loans shall be made as set forth below:

(a) The Borrower shall have the right, upon at least three Business Days’ prior notice to the Administrative Agent, at any time and from time to time to prepay any unpaid principal amount of the Loans, in whole or in part.

(b) Commencing on the first Business Day of the first full Fiscal Quarter to occur after the third anniversary of the Funding Date, and on the first Business Day of each Fiscal Quarter thereafter, the Borrower shall make a scheduled principal payment equal to 8.33% of the unpaid principal amount of the Loans outstanding on the third anniversary of the Funding Date.

(c) Within three Business Days of receipt by Holdings, the Borrower or any Subsidiary of any (i) Net Casualty Proceeds or Net Asset Sales Proceeds with respect to any Disposition of Non-Core Assets (in one transaction or a series of related transactions) in excess of €5,000,000 or (ii) Net Casualty Proceeds or Net Asset Sales Proceeds with respect to any Disposition of assets that are not Non-Core Assets (in one transaction or a series of related transactions) in excess of €1,000,000. the Borrower shall notify the Administrative Agent and Lenders thereof. If requested by the Required Lenders, the Borrower shall within three Business Days of such request make a mandatory prepayment of the outstanding principal amount of the Loans, in an amount equal to (x) 35% of any portion of such Net Casualty Proceeds or Net Asset Sales Proceeds from a Disposition of Non-Core Assets that exceeds €5,000,000 or (y) 100% of any portion of such Net Casualty Proceeds or Net Asset Sales Proceeds from a Disposition of assets that are not Non-Core Assets that exceeds €1,000,000 (or, in each case, such lesser amount as the Required Lenders may specify on the date of such request), to be applied as set forth in Section 3.3; provided that if (A) prior to the date on which any prepayment is required to be made hereunder, the Borrower notifies the Administrative Agent and the Lenders of its intention to reinvest such Net Casualty Proceeds or Net Asset Sales Proceeds, as applicable, in assets (which, for the avoidance of doubt, shall not include inventory or other current assets, unless such assets were the type subject to the applicable Net Casualty Proceeds or Net Asset Sales Proceeds) used or useful in the business of Holdings, the Borrower and the Subsidiaries, then, so long as no Event of Default then exists, the Borrower shall not be required to make a prepayment hereunder to the extent that such Net Casualty Proceeds or Net Asset Sales Proceeds, as applicable, are so reinvested (or committed to be reinvested pursuant to a binding agreement) within 180 days following receipt thereof (and, in the case of any such commitment to reinvest, (x) are actually reinvested within 180 days following the expiration of such initial 180 day period or (y) are deposited into an escrow account or other segregated deposit account which is a Controlled Account used solely to hold such proceeds (a “Reinvestment Account”), and (B) if any Net Casualty Proceeds or Net Asset Sales Proceeds, as applicable, previously designated for reinvestment have not been so reinvested (or committed to be reinvested) prior to the expiration of the applicable period described in the foregoing clause (A) or if any Net Casualty Proceeds or Net Asset Sales Proceeds that have been deposited into a Reinvestment Account cease to be subject to a binding agreement to reinvest, the Borrower shall promptly make a prepayment of the outstanding principal amount of the Loans with (i) 35% of any portion of such Net Casualty Proceeds or Net Asset Sales Proceeds from a Disposition of Non-Core Assets that exceeds €5,000,000 or (ii) 100% of any portion of such Net Casualty Proceeds or Net Asset Sales Proceeds from a Disposition of assets that are not Non-Core Assets that exceeds €1,000,000 (or, in each case, such lesser amount as the Required Lenders may specify at such time), in each case, that are not so reinvested (or committed to be reinvested) or that cease to be subject to a binding agreement to reinvest, as applicable. Funds held in any Reinvestment Account shall be used solely for the reinvestment purposes described in this Section 3.2(c).

(d) The Borrower shall repay the Loans in full immediately upon any acceleration of the Maturity Date thereof pursuant to Section 9.2 or Section 9.3, unless, pursuant to Section 9.3, only a portion of the Loans is so accelerated (in which case the portion so accelerated shall be so repaid).

SECTION 3.3 Application. Except as provided in Section 9.4, amounts repaid or prepaid in respect of the outstanding principal amount of the Loans pursuant to clauses (a), (b) or (c) of Section 3.2 shall be applied pro rata to the Initial Loan and Delayed Draw Loans.

SECTION 3.4 Interest Rate. The outstanding principal balance of the Loans shall accrue interest at the Applicable Rate.

SECTION 3.5 Default Rate. At all times commencing upon the date any Event of Default occurs, and continuing until such Event of Default is no longer continuing, the Applicable Rate shall be increased to (i) 14.95% per annum for the first fifteen days after the occurrence of such Event of Default and (ii) thereafter until such Event of Default is no longer continuing, 19.95% per annum.

SECTION 3.6 Payment Dates. Accrued but unpaid Interest (to, but not including, the date of such payment) on the Loans shall be payable in cash, without duplication:

(a) on the Maturity Date;

(b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan on the principal amount so paid or prepaid;

(c) on the first Business Day of each Fiscal Quarter; and

(d) on aggregate principal amount of the Loans that is accelerated pursuant to Section 9.2 or Section 9.3, immediately upon such acceleration.

Interest accrued on the outstanding principal balance of the Loans after the date such amount is due and payable (whether on the Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

SECTION 3.7 Repayment Premium. Upon the prepayment or repayment of all or any portion of any Loans (or upon the date any such prepayment or repayment is required to be paid), pursuant to Section 9.2 or Section 9.3, or otherwise (other than (i) repayments of principal made on the Maturity Date and (ii) scheduled repayments of principal made pursuant to Section 3.2(b)), on the date on which such prepayment or repayment is paid or required to be paid, as the case may be, in addition to the other Obligations (including the Exit Fee) so prepaid, repaid or required to be prepaid or repaid in connection with such prepayment or repayment, the Borrower shall pay to the Administrative Agent for the account of each Lender, in cash, the Repayment Premium that is applicable on such date with respect to the portion of each Loan of such Lender so prepaid, repaid or required to be prepaid or repaid. The Repayment Premium is fully earned on the date hereof.

SECTION 3.8 Exit Fee. Upon the prepayment or repayment of all or any portion of the Loans (or upon the date any such prepayment or repayment is required to be paid), whether on the Maturity Date, pursuant to Section 3.2, Section 9.2 or Section 9.3, or otherwise, on the date on which such prepayment or repayment is paid or required to be paid, as the case may be, in addition to the other Obligations (including the Repayment Premium, if any) so prepaid, repaid or required to be prepaid or repaid in connection with such prepayment or repayment, the Borrower shall pay to the Administrative Agent for the account of each Lender, in cash, a fee (the “Exit Fee”) in amount equal to three percent (3.00%) of the principal amount of the Loans so prepaid, repaid or required to be prepaid or repaid, as the case may be, on such date. The Exit Fee is fully earned on the date hereof.

SECTION 3.9 Administration Fee.

(a) The Borrower shall pay to the Administrative Agent, for the ratable account of each Lender based on each Lender’s Total Credit Exposure, in cash, a non-refundable quarterly loan administration fee in the amount of $10,000, payable in advance, commencing on the Closing Date (which payment on the Closing Date shall be prorated for the Fiscal Quarter in which the Closing Date occurs) and continuing on the first Business Day of each Fiscal Quarter thereafter.

(b) The Borrower shall pay to the Administrative Agent such fees in the amounts and at the times specified under the Agency Fee Letter.

SECTION 3.10 Undrawn Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender, in cash, for its own account, a fee (the “Undrawn Fee”) at a per annum rate equal to 0.75% multiplied by the average daily undrawn Delayed Draw Commitment Amounts of such Lender, payable quarterly in arrears on the first Business Day of each Fiscal Quarter with respect to the immediately preceding Fiscal Quarter, until the respective Delayed Draw Commitment Termination Date. The Undrawn Fee is fully earned and shall not be refundable under any circumstances.

SECTION 3.11 Upfront Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender (the “Upfront Fee”):

(a) on the Funding Date, a fully earned, non-refundable upfront fee in the form of original issue discount in an amount equal to one and one-half percent (1.50%) of the Initial Commitment Amount of such Lender on the Funding Date; and

(b) on each Delayed Draw Funding Date, a fully earned, non-refundable upfront fee in the form of original issue discount in an amount equal to one and one-half percent (1.50%) of the applicable Delayed Draw Commitment Amount of such Lender.

SECTION 3.12 Payments Generally. Subject to Section 9.3, all payments of principal, interest and any Repayment Premium on the Loans and all other Obligations payable by any Loan Party under the Loan Documents shall be due, without any presentment thereof, to the Administrative Agent, at the Administrative Agent’s Office. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt. Except as otherwise set forth herein, all repayments and prepayments under the Loan Documents shall be made to the Lenders on a pro rata basis in accordance with their respective Applicable Percentages. If any payment is scheduled to be made on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day.

SECTION 3.13 Interest Act (Canada). For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid hereunder or in connection herewith is to be calculated on the basis other than a calendar year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used, multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days used in the basis of such determination. The rates of interest under this Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.

ARTICLE 4

OTHER PROVISIONS

SECTION 4.1 Increased Costs, Etc. The Borrower agrees to reimburse the Lenders for any increase in the cost to the Lenders of, or any reduction in the amount of any sum receivable by the Lenders in respect of, the Lenders’ Commitments and the making, continuation or maintaining of the Loans hereunder that may arise in connection with any Change in Law, except for such changes with respect to increased capital costs and Taxes which are governed by Section 4.2 and Section 4.3, respectively. The Administrative Agent shall notify the Borrower in writing of the occurrence of any such event, stating the reasons therefor and the additional amount required fully to compensate the Lenders for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to the Administrative Agent for the accounts of the Lenders within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

SECTION 4.2 Increased Capital Costs. If any Change in Law affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in good faith but in its sole and absolute discretion) that the rate of return on its or such controlling Person’s capital as a consequence of the Commitments or the Loans made by it hereunder is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then upon notice from time to time by such Lender to the Borrower, the Borrower shall within five days following receipt of such notice pay directly to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

SECTION 4.3 Taxes. The Borrower covenants and agrees as follows with respect to Taxes:

(a) Except as required by applicable Law, any and all payments by any Loan Party under each Loan Document shall be made without setoff, counterclaim or other defense, and free and clear of, and without deduction or withholding for or on account of, any Taxes. In the event that any Taxes are imposed and required to be deducted or withheld from any payment required to be made by any Loan Party to or on behalf of the Lenders under any Loan Document, then:

(i) if such Taxes are Non-Excluded Taxes, then the sum payable shall be increased as necessary so that after the deduction or withholding of Non-Excluded Taxes has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable recipient receives an amount equal to the sum it would have received had no such deduction or withholding for Non-Excluded Taxes been made; and

(ii) the applicable Loan Party shall deduct or withhold the full amount of Taxes required to be deducted or withheld from such payment (as increased pursuant to clause (a)(i)) and shall pay such amount to the Governmental Authority imposing such Taxes in accordance with applicable Law.

(b) In addition, the applicable Loan Party shall pay all Other Taxes imposed to the relevant Governmental Authority imposing such Other Taxes in accordance with applicable Law.

(c) As promptly as practicable after the payment of any Taxes or Other Taxes required to be paid by the applicable Loan Party under Section 4.3(a) or (b), the Borrower shall furnish to the Administrative Agent a copy of an official receipt (or a certified copy thereof) or other evidence of such payment reasonably satisfactory to the Administrative Agent evidencing the payment of such Taxes or Other Taxes.

(d) The Borrower shall indemnify the Administrative Agent and each Lender for any Non-Excluded Taxes (including Non-Excluded Taxes attributable to such indemnification payments) levied, imposed or assessed on (and whether or not paid directly by) the Administrative Agent or such Lender whether or not such Non-Excluded Taxes are correctly or legally asserted by the relevant Governmental Authority, together with such Person’s reasonable expenses relating thereto, within 10 Business Days of written demand therefor. In addition, the Borrower shall indemnify the Administrative Agent and each Lender for any incremental Taxes that may become payable by such Lender or the Administrative Agent as a result of any failure of the Borrower to pay any Taxes when due to the appropriate Governmental Authority or to deliver to such Lender or the Administrative Agent, pursuant to clause (c), documentation evidencing the payment of Taxes or Other Taxes. With respect to the indemnification provided in the immediately preceding sentence, such indemnification shall be made within 10 Business Days after the date the Administrative Agent or such Lender makes written demand therefor.

(e) For purposes of sections 1272, 1273 and 1275 of the Code and the U.S. Department of Treasury regulations thereunder, the Loans are being made with original issue discount. Requests for information regarding the issue price, amount of original issue discount, issue date, and yield to maturity on the Loans shall be directed to the Borrower, at the address of the Borrower specified on Schedule 10.2.

(f) Each party’s obligations under this Section 4.3 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

SECTION 4.4 Payments, Computations, Etc.

(a) Unless otherwise expressly provided in a Loan Document, all payments by the Loan Parties pursuant to each Loan Document shall be made without setoff, deduction or counterclaim not later than 11:00 a.m. on the date due in same day or immediately available funds, marked for attention as indicated, or in such other manner or to such other account in any United States bank as the Administrative Agent may from time to time direct in writing. Funds received after 11:00 a.m. on any day shall be deemed to have been received on the next succeeding Business Day. All interest and fees shall be computed on the basis of the actual number of days occurring during the period for which such interest or fee is payable over a year comprised of 360 days. Payments due on other than a Business Day shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees in connection with that payment.

(b) [Reserved.]

(c) The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 10.4(c) are several and not joint. The failure of any Lender to make any Loan or to make any payment under Section 10.4(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 10.4(c).

(d) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(e) If any Lender shall, by exercising any right of setoff or otherwise, obtain payment in respect of any principal of or interest on its portion of any of the Loans or any Repayment Premium in connection therewith resulting in such Lender’s receiving payment of a proportion of the aggregate amount of the Loans and accrued interest thereon and any Repayment Premium in connection therewith greater than its Applicable Percentage thereof as provided herein, then the Lender shall (x) notify the Administrative Agent of such fact and (y) purchase (for cash at face value) participations in the portions of the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of, accrued interest on and any Repayment Premium in connection with their respective portions of the Loans and other amounts owing them; provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section 4.4(e) shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its portion of the Loans to any assignee or participant, other than an assignment to a Loan Party (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

SECTION 4.5 Setoff. Subject in all respects to Section 4.4(e), each Lender shall, upon the occurrence and during the continuance of any Event of Default described in clauses (i) through (iv) of Section 9.1(h) or, upon the occurrence and during the continuance of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with or on behalf of such Lender. Each Lender agrees promptly to notify the Borrower after any such appropriation and application made by it; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section 4.5 are in addition to other rights and remedies (including other rights of setoff under applicable Law or otherwise) which each Lender may have but do not supersede the provisions of Section 4.4(e).

SECTION 4.6 Status of Lenders: Treatment of Certain Refunds.

(a) Any Lender that is legally entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding; provided that such Lender has received written notice from the Borrower or the Administrative Agent advising it of the availability of such exemption or reduction and containing all applicable documentation (together, if requested by such Lender, with a certified English translation thereof). In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each Lender agrees that, from time to time if reasonably requested by the Borrower or the Administrative Agent or as soon as practicable after becoming aware that any form or certification it previously delivered expires or becomes obsolete or has become inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. Notwithstanding the foregoing, the completion, execution and submission of such documentation shall not be required if, in such Lender’s reasonable judgment, such completion, execution or submission would subject such Lender or the Administrative Agent to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(b) Each Lender shall deliver to the Administrative Agent at the time or times prescribed by Laws and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Laws (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA, or to determine the amount, if any, to deduct and withhold from payment, in each case if FATCA is applicable.

(c) If any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Article (including by the payment of additional amounts pursuant to this Section), it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made under this Article with respect to the Taxes giving rise to such refund), net of all out-of -pocket expenses (including any Taxes) of such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). The Borrower, upon the request of such Lender, shall repay to such Lender the amount paid over pursuant to this paragraph (c) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (c). in no event will the Lender be required to pay any amount to the Borrower pursuant to this paragraph (c) the payment of which would place such Lender in a less favorable net after-Tax position than such Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

ARTICLE 5

CONDITIONS TO EFFECTIVENESS AND FUNDING

SECTION 5.1 Credit Extensions. This Agreement shall become effective on the Closing Date subject to the satisfaction (or written waiver by each Lender) of each of the conditions precedent set forth below that are specifically stated to be applicable to the Closing Date, subject to Section 7.17.

The obligation of each Lender to make its portion of the Initial Loan shall be subject to the delivery of a Loan Request pursuant to Section 2.3 and the satisfaction (or written waiver by each Lender) of each of the conditions precedent set forth below that are specifically stated to be applicable to the Funding Date, subject to Section 7.17. The obligation of each Lender to make its portion of a Delayed Draw Loan shall be subject to the prior funding of the Initial Loan, the delivery of a Loan Request pursuant to Section 2.3 and the satisfaction (or written waiver by each Lender) of each of the conditions precedent set forth below that are specifically stated to be applicable to a Delayed Draw Funding Date.

SECTION 5.2 Secretary’s Certificate, Etc. With respect to the Closing Date, the Administrative Agent and each Lender shall have received from Holdings, the Borrower and each other Loan Party, (i) a copy of a good standing certificate, certificate of registration or similar certificate from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, formation or organization to the extent that such certificate is obtainable in such jurisdiction, dated a date reasonably close to the Closing Date, for each such Person (or, as regards Holdings (a) an original copy of an extrait K-bis not more than 30 days old), (b) a copy (certified by its authorized representative) of its updated by-laws (statuts), and (c) an original copy of its état des inscriptions et privilèges not more than 30 days old and an original copy of its non-bankruptcy certificate (certificat de recherches négatives) not more than 30 days old) and (ii) a certificate, dated as of the Closing Date, duly executed and delivered by such Person’s Secretary or Assistant Secretary, managing member or general partner, as applicable, as to:

(a) resolutions of such Person’s board of directors (or other managing body, in the case of other than a corporation) and any other corporate resolutions required by applicable Law or pursuant to such Person’s Organic Documents, each of which shall be then in full force and effect, authorizing the execution, delivery and performance of each Loan Document to be executed by such Person and the transactions contemplated hereby and thereby and, in the case of Holdings, resolutions of its Supervisory Board (conseil de surveillance) then in full force and effect approving, in accordance with Article L.225-68 and Article L.225-86 of the French Code de commerce and with Article 19 and Article 22 of Holdings by-laws, the terms of and the transactions contemplated by the Loan Documents (in particular regarding the Guarantee and the French Security Documents)), authorizing the execution by Holdings’ board of directors (directoire), delivery and performance of each Loan Document to be executed by Holdings and the transactions contemplated hereby and thereby and authorizing all documents and notices to be signed by Holdings’ board of directors (directoire) and/or dispatched by it under or in connection with the Loan Documents;

(b) the incumbency and signatures of such Person’s officers, managers, managing member or general partner, as applicable, authorized to act with respect to each Loan Document to be executed by such Person and, as regards Holdings, certified copies of any powers of attorney and copies of the passports or IDs of the authorized signatories; and

(c) each Organic Document of such Person being in full force and effect, and attaching copies thereof;

upon which certificates the Administrative Agent and each Lender may conclusively rely until it shall have received a further certificate of the Secretary, Assistant Secretary, managing member or general partner, as applicable, of any such Person canceling or amending the prior certificate of such Person.

SECTION 5.3 Officer’s Certificate. With respect to the Closing Date, the Funding Date and each Delayed Draw Funding Date, the Administrative Agent and each Lender shall have received an Officer’s Certificate, dated as of the Closing Date, the Funding Date or such Delayed Draw Funding Date, as the case may be, and duly executed and delivered by an Authorized Officer of the Borrower, in which certificate the Borrower shall certify that (a) the representations and warranties set forth in each Loan Document shall, in each case, be true and correct in all material respects (except with respect to any representations and warranties that are qualified by materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such date (except to the extent that such representations and warranties specifically relate to an earlier date, in which case, each shall be true and correct in all material respects (except with respect to any representations and warranties that are qualified by materiality or

Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such earlier date), (b) no Default shall have then occurred and be continuing, or, if applicable, would result from the Loan to be advanced on the Funding Date or such Delayed Draw Funding Date, as the case may be, and (c) all of the applicable conditions set forth in this Article V for the Closing Date, the Funding Date or such Delayed Draw Funding Date, as the case may be, shall have been satisfied.

SECTION 5.4 Payment of Outstanding Indebtedness. Etc. With respect to the Funding Date, all Indebtedness identified in Schedule 8.2(b), together with all interest, all prepayment premiums and all other amounts due and payable with respect thereto, shall be paid in full from the proceeds of the Initial Loan and the commitments in respect of such Indebtedness shall be terminated, and all Liens securing payment of any such Indebtedness shall be released, pursuant to a customary payoff letter executed by the holder of such Indebtedness.

SECTION 5.5 Delivery of Note. With respect to the Funding Date, each Lender shall have received a Note duly executed and delivered by an Authorized Officer of the Borrower.

SECTION 5.6 Financial Information, Etc. With respect to the Closing Date and the Funding Date, the Administrative Agent and the Lenders shall have received:

(a) audited consolidated financial statements of Holdings and its Subsidiaries for each of the fiscal years ended December 31, 2016, December 31, 2017, and December 31, 2018, as Publicly Disclosed by Holdings;

(b) unaudited consolidated balance sheets and related income statements of Holdings and its Subsidiaries for each Fiscal Quarter ended after December 31, 2018 to the extent such financial statements have been Publicly Disclosed by Holdings; and

(c) such other financial information as to Holdings, the Borrower and the Subsidiaries and their respective businesses, assets and liabilities as any Lender or the Administrative Agent may reasonably request no later than five (5) Business Days prior to the Closing Date.

SECTION 5.7 Compliance Certificate. With respect to the Funding Date, the Lenders and the Administrative Agent shall have received an initial Compliance Certificate on a proforma basis as if the Initial Loan had been made as of December 31, 2019 and as to such items therein as any Lender reasonably requests, dated as of the Funding Date, duly executed (and with all schedules thereto duly completed) and delivered by the chief financial or accounting Authorized Officer of the Borrower.

SECTION 5.8 Solvency, Etc. With respect to the Funding Date and each Delayed Draw Funding Date, the Lenders and the Administrative Agent shall have received a solvency certificate, duly executed and delivered by the chief financial or accounting Authorized Officer of the Borrower, dated as of the Funding Date or such Delayed Draw Funding Date, as the case may be, substantially in the form of Exhibit H hereto or any other form approved by the Administrative Agent and the Required Lenders, certifying solely in such Authorized Officer’s official capacity and not in any personal capacity or with any personal liability therefor that, as of such date, Holdings, the Borrower and the Subsidiaries, taken as a whole on a consolidated basis, both immediately before and immediately after giving effect to the borrowing of the Loan to be advanced on such date, are Solvent.

SECTION 5.9 Guarantee. With respect to the Funding Date, the Lenders and the Administrative Agent shall have received executed counterparts of the Guarantee, duly executed and delivered by Holdings and each other Loan Party (other than the Borrower).

SECTION 5.10 Security Agreements. The Administrative Agent and the Lenders shall have received:

(a) with respect to the Funding Date, (i) the Pledge and Security Agreement executed by Valneva USA in favor of the Administrative Agent and (ii) the Stock Pledge Agreement executed by the Borrower in favor of the Administrative Agent with respect to the Capital Securities of Valneva USA;

(b) with respect to the Funding Date, (i) the English Debenture executed by Valneva UK Limited and Holdings in favor of the Administrative Agent, (ii) a copy of each notice required to be sent under the English Debenture, executed by the relevant Loan Party, duly acknowledged by the addressee and (iii) all documents of title to be provided under the English Debenture;

(c) with respect to the Funding Date, evidence that the English Debenture has been registered with the Companies House of England and Wales against the name of Valneva UK Limited;

(d) with respect to the Funding Date, (i) the Deed of Hypothec granted by Valneva Canada and an application for registration (Form RH) in respect thereof shall have been registered at the RPMRR and (ii) the Security Agreement executed by Valneva Canada in favor of the Administrative Agent and PPSA financing statements in respect thereof shall have been registered with the Personal Property Registry of Ontario;

(e) with respect to the Funding Date, the Stock Pledge Agreement executed by Holdings in favor of the Administrative Agent with respect to the Capital Securities of Valneva Canada;

(f) with respect to the Funding Date, a Scots law governed standard security to be granted by Valneva Scotland Limited in favor of the Administrative Agent in respect of its interest in ALL and WHOLE the subjects registered in the Land Register of Scotland under Title Numbers MID4303 and WLN39630;

(g) with respect to the Funding Date, a Scots law governed bond and floating charge to be granted by Valneva Scotland Limited in favor of the Administrative Agent over the whole of the property (including uncalled capital) which is or may be from time to time comprised in the Collateral;

(h) with respect to the Funding Date, a Scots law share pledge to be granted by the Borrower in favor of the Administrative Agent in respect of the Capital Securities of Valneva Scotland Limited, together with all documentation required to register such Capital Securities in the name of the Administrative Agent and all evidence of such registration as the Required Lenders may reasonably request;

(i) with respect to the Funding Date, in respect of each parcel of real property owned by the Borrower or any other Loan Party in Scotland:

(i) copies of all title documents relating to the relevant Loan Party’s interest in such property;

(ii) copies of any lease documents relating to such property;

(iii) a clear search in the Property and Personal Registers for the relevant prescriptive periods or clear Land Register reports, as the case may be, together with clear searches in the Register of Inhibitions against the relevant Loan Parties showing (x) no adverse entries, (y) an advance notice as defined in the Land Registration etc. (Scotland) Act 2012 for each Standard Security giving not less than 20 protected Business Days beyond the Funding Date, and (z) no other advance notices as defined in the Land Registration etc. (Scotland) Act 2012;

(iv) a copy of each advance notice referred to in clause (iii) above; and

(v) a certificate of title to such property, prepared by the Borrower’s Scottish solicitors and addressed to the Administrative Agent and the Lenders;

(j) with respect to the Funding Date, a French law governed pledge over shares to be granted by Holdings in favor of the Administrative Agent with respect to the Capital Securities of Valneva France;

(k) with respect to the Funding Date, a French law governed pledge over bank accounts to be granted by Holdings in favor of the Administrative Agent with respect to the bank accounts of Holdings (other than any Excluded Account) located in France;

(l) with respect to the Funding Date, a French law governed pledge over the fonds de commerce to be granted by Holdings in favor of the Administrative Agent which shall include the Trademarks and Patents of Holdings registered with INPI, EUIPO and WIPO and as listed therein to the extent constituting Collateral;

(m) with respect to the Funding Date, a French law governed pledge to be granted by Holdings in favor of the Administrative Agent with respect to the intercompany loans owing to Holdings by the Borrower, Valneva UK Limited and Valneva Canada and (if any) Valneva France;

(n) with respect to the Funding Date, an Austrian law governed pledge over shares to be granted by Holdings in favor of the Administrative Agent with respect to the Capital Securities in the Borrower, together with the notice (executed by Holdings and acknowledged by the Borrower), proxy and power of attorney required to be delivered thereunder;

(o) with respect to the Funding Date, an Austrian law governed pledge over bank accounts to be granted by the Borrower in favor of the Administrative Agent with respect to the bank accounts of the Borrower (other than any Excluded Account) located in Austria, together with the notices required to be sent (including evidence of dispatch) and evidence of the book annotations required to be made thereunder;

(p) with respect to the Funding Date, an Austrian law governed pledge over all existing and future receivables to be granted by the Borrower in favor of the Administrative Agent with respect to receivables of the Borrower, together with the notices required to be sent (including evidence of dispatch) and evidence of the book annotations required to be made thereunder;

(q) with respect to the Funding Date, an Austrian law governed pledge over Intellectual Property to be granted by the Borrower in favor of the Administrative Agent with respect to Intellectual Property of the Borrower to the extent constituting Collateral, together with the registrations, notifications, book annotations and power of attorney required to be delivered thereunder;

(r) with respect to the Funding Date, a Swedish law governed pledge over shares in (i) Vaccines Holdings Sweden AB to be granted by Holdings and (ii) Valneva Sweden AB to be granted by Vaccines Holdings Sweden AB, in each case in favor of the Administrative Agent together with the perfection requirements and deliverables specified therein;

(s) with respect to the Funding Date, a Swedish law governed pledge over the existing Swedish business mortgage certificates to be granted by Valneva Sweden AB in favor of the Administrative Agent together with the perfection requirements and deliverables specified therein;

(t) with respect to the Funding Date, a Swedish law governed pledge over bank accounts to be granted by Vaccines Holdings Sweden AB in favor of the Administrative Agent together with the perfection requirements and deliverables specified therein;

(u) with respect to the Funding Date, a Swedish law governed pledge over bank accounts to be granted by Valneva Sweden AB in favor of the Administrative Agent together with the perfection requirements specified and deliverables therein;

(v) with respect to the Funding Date, a Swedish law governed pledge over IP-rights in the form of trademarks to be granted by Valneva Sweden AB in favor of the Administrative Agent together with the perfection requirements and deliverables specified therein;

(w) with respect to the Funding Date, subject to Section 7.17, certificates (in the case of Capital Securities that are securities (as defined in the UCC)) evidencing all of the issued and outstanding Capital Securities owned by Holdings, the Borrower or any Guarantor in its direct Subsidiaries to the extent such Capital Securities constitute Collateral, which certificates in each case shall be accompanied by undated instruments of transfer duly executed in blank, or, in the case of such Capital Securities that are uncertificated securities (as defined in the UCC), to the extent such Capital Securities constitute Collateral, confirmation and evidence reasonably satisfactory to the Administrative Agent and the Lenders that a security interest therein has been granted to and perfected in favor of the Administrative Agent for the benefit of the Secured Parties in accordance with Articles 8 and 9 of the UCC, if applicable, and all laws otherwise applicable to the perfection of the pledge of such Capital Securities;

(x) with respect to the Funding Date, subject to Section 7.17, financing statements suitable in form for naming Holdings, the Borrower and each other Loan Party as a debtor and the Administrative Agent as the secured party, or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent or any Lender, desirable to perfect the security interests of the Administrative Agent and the other Secured Parties pursuant to the Security Agreements;

(y) with respect to the Funding Date, perfection certificates executed by each Loan Party in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders;

(z) with respect to the finding Date, subject to Section 7.17. UCC Form UCC-3 termination statements, applications for voluntary cancellation (RV forms—Quebec) or similar release letters, notices, or terminations, if any, necessary to release all Liens (other than Liens permitted by Section 8.3) of any Person (i) in any assets of Holdings, the Borrower or any Subsidiary or (ii) securing any of the indebtedness identified in Schedule 8.2(b). together with such other UCC Form UCC-3 termination statements, applications for voluntary cancellation (RV forms—Quebec) or similar release letters, notices, or terminations as the Administrative Agent or any Lender may reasonably request from Holdings, the Borrower or any Subsidiary;

(aa) with respect to the Funding Date, subject to Section 7.17, landlord access agreements and bailee letters in form and substance satisfactory to the Administrative Agent and the Required Lenders from each landlord to Holdings, the Borrower or any Guarantor and each other Person that has possession of any Collateral;

(bb) with respect to the Funding Date, subject to Section 7.17, evidence that all deposit accounts, disbursement accounts, investment accounts or other similar accounts of Holdings, the Borrower and each other Loan Party (other than Excluded Accounts) are Controlled Accounts; and

(cc) with respect to the Funding Date, any such other documentation requested by the Secured Parties, in form and substance satisfactory to the Secured Parties, in order to provide a perfected security interest in favor of the Secured Parties over the Collateral.

SECTION 5.11 Intellectual Property Security Agreements. With respect to the Funding Date, in case the Collateral includes any Patents, any Copyrights or any Trademarks, the Administrative Agent and the Lenders shall have received, respectively, a Patent Security Agreement, a Copyright Security Agreement and a Trademark Security Agreement, as applicable, duly executed and delivered by Holdings, the Borrower or any other Loan Party that, pursuant to the Security Agreements, is required to provide such intellectual property security agreements to the Administrative Agent for the benefit of the Secured Parties.

SECTION 5.12 Opinions of Counsel. With respect to the Closing Date and/or the Funding Date, subject to Section 7.17, the Administrative Agent and the Lenders shall have received the following customary legal opinions, dated as of the Closing Date or the Funding Date, as applicable, and addressed to the Secured Parties, in each case in form and substance acceptable to the Secured Parties in their reasonable discretion:

(a) a customary secured transactions opinion, to be provided by Dechert LLP, U.S. counsel to Holdings, the Borrower and the Subsidiaries, with respect to New York, Delaware and federal law;

(b) a customary legal opinion to be provided by DORDA Rechtsanwälte GmbH, Austrian counsel to the Administrative Agent and the Lenders, with respect to Austrian law matters;

(c) a customary capacity opinion to be provided by bpv Hügel Rechtsanwälte GmbH, Austrian counsel to the Borrower, with respect to (i) due registration, (ii) non -insolvency and (iii) power and capacity of the Borrower to enter into the Loan Documents to which it is a party and to perform its obligations thereunder;

(d) a customary legal opinion to be provided by Lette & Associés S.E.N.C.R.L., Canadian counsel to the Borrower, with respect to Quebec law matters and an opinion to be provided by Lette LLP with respect to the Security Agreement executed by Valneva Canada in favor of the Administrative Agent for Ontario and PPSA financing statements in respect thereof registered with the Personal Property Registry of Ontario;

(e) a customary validity opinion to be provided by Bryan Cave Leighton Paisner, French local counsel to the Administrative Agent and the Lenders;

(f) a customary capacity opinion to be provided by Hogan Lovells (Paris) LLP, French local counsel to Holdings, with respect to (i) due registration, (ii) non-insolvency and (iii) power and capacity of Holdings to enter into the Loan Documents to which it is a party and to perform its obligations thereunder;

(g) a customary legal opinion to be provided by Covington & Burling LLP, English counsel to the Administrative Agent and the Lenders, with respect to English law matters;

(h) a customary legal opinion to be provided by Burness Paull, Scots counsel to the Administrative Agent and the Lenders, with respect to Scottish law matters; and

(i) a customary legal opinion to be provided by Cirio Advokatbyrå AB, Swedish counsel to the Administrative Agent and the Lenders, with respect to Swedish law matters.

SECTION 5.13 Insurance. With respect to the Funding Date, subject to Section 7.17, the Administrative Agent and the Lenders shall have received certified copies of the insurance policies (or binders in respect thereof) of Holdings, the Borrower and the Subsidiaries evidencing coverage required to be maintained pursuant to Section 7.4 hereof, with the Administrative Agent named as loss payee or additional insured, as applicable, to the extent required pursuant to Section 7.4.

SECTION 5.14 Closing Fees, Expenses, Etc. With respect to the Closing Date, each Lender and the Administrative Agent shall have received for its own account all fees due and payable pursuant to Section 3.9 prior to the Closing Date. With respect to the Funding Date, each Lender shall have received for its own account the Upfront Fee due and payable pursuant to Sections 3.11(a). With respect to each Delayed Draw Funding Date, each Lender shall have received for its own account the Upfront Fee due and payable pursuant to Sections 3.11(b). With respect to the Closing Date, the Funding Date and each Delayed Draw Funding Date, each Lender and the Administrative Agent shall have received for its own account reimbursement of all costs and expenses due and payable pursuant to Section 10.4 (to the extent invoiced at least two Business Days (or such shorter period as the Borrower may agree) prior to the Closing Date, the Funding Date or such Delayed Draw Funding Date, as applicable).

SECTION 5.15 Anti-Terrorism Laws. With respect to the Closing Date, each Lender and the Administrative Agent shall have received, as applicable, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the U.S. Patriot Act.

SECTION 5.16 Reserved.

SECTION 5.17 Disclosure Schedules. With respect to the Funding Date and each Delayed Draw-Funding Date, the Administrative Agent and the Lenders shall have received updates to Schedules 6.15(a). 6.16(a). 6.19 and 6.22. if necessary, which updated Schedules shall reflect the information required by the corresponding Section of this Agreement as of the Funding Date or such Delayed Draw Funding Date.

SECTION 5.18 Loan Documents. With respect to the Closing Date, (i) the Administrative Agent shall have received executed counterparts (or, in the case of the French Security Documents, an executed copy which may not be executed in counterparts) of each other Loan Document required to be executed and delivered on the Closing Date, in each case, properly executed by an Authorized Officer of the applicable Loan Party and each other party to each such Loan Document, and (ii) each other Loan Document required to be executed on or after the Funding Date shall either be in agreed form on the Closing Date or otherwise in form satisfactory to the Lenders and the Administrative Agent in their sole discretion. With respect to the Funding Date, subject to Section 7.17, the Administrative Agent shall have received executed counterparts (or, in the case of the French Security Documents, an executed copy which may not be executed in counterparts) of each other Loan Document required to be executed and delivered on the Funding Date, in each case, properly executed by an Authorized Officer of the applicable Loan Party and each other party to each such Loan Document. Notwithstanding the above, to the extent that any assets of any Loan Party are disclosed after the Closing Date that were not previously disclosed (or the disclosed Loan Party’ that owns such assets is updated after the Closing Date), the Parties will enter into such Security Agreements and take such actions as the Administrative Agent and the Required Lenders shall determine, in their sole discretion, are necessary to take a perfected security interest in such assets to the extent that such assets arc included (or intended to be included) in the Collateral.

For purposes of determining compliance with the conditions specified in this Article V, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender on the Closing Date, the Funding Date or any Delayed Draw Funding Date, as the case may be, unless the Administrative Agent shall have received notice from such Lender prior to the Closing Date, the Funding Date or each Delayed Draw Funding Date, as the case may be, specifying its objection thereto.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders and the Administrative Agent to enter into this Agreement and to make the Loans hereunder, the Borrower represents and warrants to the Lenders and the Administrative Agent on the Closing Date, the Funding Date, each Delayed Draw Funding Date and each other date that such representations and warranties are required to be made under the Loan Documents that:

SECTION 6.1 Organization, Etc. Each of Holdings, the Borrower and each Subsidiary (a) is validly organized and existing and in good standing under the Laws of the jurisdiction of its incorporation or organization (to the extent that such concept is applicable in such jurisdiction), is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification (to the extent that such concept is applicable in such jurisdiction) (unless the failure to so qualify as a foreign entity could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), (b) has full power and authority (i) to enter into and perform its Obligations under each Loan Document to which it is a party (if applicable), and (ii) to own and hold under lease its property and to conduct its business substantially as currently conducted by it, and (c) holds all material governmental Permits required to enter into and perform its Obligations under each Loan Document to which it is a party (if applicable).

SECTION 6.2 Due Authorization, Non-Contravention, Etc. The execution, delivery and performance by Holdings, the Borrower and each other Loan Party of each Loan Document executed or to be executed by it are in each case within such Person’s corporate or organizational powers, have been duly authorized by all necessary corporate or organizational action, and do not:

(a) contravene (i) the Organic Documents of such Loan Party, (ii) any material court decree or order binding on or directly affecting such Loan Party or (iii) any material Law or regulation binding on or directly affecting such Loan Party; or

(b) (i) result in or require the creation or imposition of any Lien on such Loan Party’s properties (except as permitted by this Agreement) or (ii) result in a material breach or a material default under any material contract, agreement, or instrument (including any Material Agreement or Key Contract) binding on or affecting such Loan Party.

SECTION 6.3 Government Approval, Regulation, Etc. No material authorization, approval, clearance or other action by, and no material notice to or filing with, any Governmental Authority or other Person (other than those that have been, or on the Closing Date will be, duly obtained or made and which are, or on the Closing Date will be, in full force and effect and other than those which will be made after the Closing Date pursuant to the terms hereof (including Article V and Section 7.17) or in accordance with UK statutory requirements) is required for the due execution, delivery or performance by Holdings, the Borrower or any other Loan Party of any Loan Document to which it is a party.

SECTION 6.4 Validity, Etc. Each Loan Document to which Holdings, the Borrower or any other Loan Party is a party constitutes the legal, valid and binding obligations of such Loan Party enforceable against such Loan Party in accordance with its respective terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by principles of equity (including the Austrian IO, Canadian Insolvency Laws, the Quebec Civil Code and the French Code de commerce and Code civil)).

SECTION 6.5 Financial Information; Accounting Controls.

(a) The financial statements of Holdings and its Subsidiaries furnished to the Administrative Agent and the Lenders pursuant to Sections 5.6 and 7.1 have been prepared in all material respects in accordance with IFRS, consistently applied, and present fairly in all material respects the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended, subject, in the case of interim statements, to the absence of footnote disclosures and customary year-end audit adjustments.

(b) The Loan Parties and their Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS as required by this Agreement.

SECTION 6.6 No Material Adverse Effect. Since December 31, 2018, no Material Adverse Effect has occurred.

SECTION 6.7 Litigation, Labor Matters and Environmental Matters.

(a) Except as described on Schedule 6.7(a), there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of

Holdings, threatened in writing, against or directly affecting Holdings, the Borrower or any Subsidiary (i) that would reasonably be expected, individually or in the aggregate, to result in liabilities in excess of €3,000,000 or (ii) that would reasonably be likely to adversely affect this Agreement or any other Loan Document or the transactions contemplated hereby and thereby.

(b) There are no labor strikes, lockouts or work stoppages pending against or, to the knowledge of Holdings, threatened in writing, against or directly affecting Holdings, the Borrower or any Subsidiary (i) that would reasonably be expected, individually or in the aggregate, to result in liabilities in excess of €3,000,000 or (ii) that would reasonably be likely to adversely affect this Agreement or any other Loan Document or the transactions contemplated hereby or thereby.

(c) None of Holdings, the Borrower or any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any Permit required under or in connection with any Environmental Law (“Environmental Permit”), (ii) is or has been subject to any Environmental Liability, (iii) has received written notice of any Environmental Liability, or (iv) knows of any basis for any Environmental Liability, in each case of clauses (i) through (iv) above, which would reasonably be expected to result in a Material Adverse Effect.

SECTION 6.8 Subsidiaries. As of the Closing Date, Holdings has no direct or indirect Subsidiaries except those Subsidiaries that are identified in Schedule 6.8 (which Schedule also identifies the direct owners of the Capital Securities of such Subsidiaries).

SECTION 6.9 Ownership of Properties. Holdings, the Borrower and each Subsidiary owns (a) in the case of owned real property, good and marketable fee title to or is heritable proprietor of, and (b) in the case of owned personal property, good and valid title to, or, in the case of leased real or personal property, valid and enforceable leasehold interests (as the case may be) in, all of its material properties and assets, tangible and intangible, of any nature whatsoever, free and clear in each case of all Liens, except for Liens permitted pursuant to Section 8.3.

SECTION 6.10 Taxes. Holdings, the Borrower and each Subsidiary has filed all income and other material Tax returns and reports required by Law to have been filed by it and has paid all Taxes due and owing (other than any amounts not in excess of €1,000,000), except any such Taxes which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with IFRS have been set aside on its books.

SECTION 6.11 Benefit Plans, Etc. Except as would not reasonably be expected to result in a Material Adverse Effect, (i) none of Holdings or any of the Borrower’s Subsidiaries or any of their respective ERISA Affiliates, sponsors, maintains, contributes to, is required to contribute to, or has any actual or potential liability with respect to, any Benefit Plan, (ii) none of Holdings or any of the Borrower’s Subsidiaries is a party to any collective bargaining agreement, and none of the employees of Holdings or any of the Borrower’ s Subsidiaries are subject to any collective bargaining agreement with any labor union or labor organization with respect to their employment with Holdings or any of the Borrower’s Subsidiaries, (iii) no “employee benefit plan,” as defined in section 3(3) of ERlSA, that provides retirement benefits, is sponsored by Holdings or any of its ERlSA Affiliates, and is intended to be Tax qualified under section 40l(a) of the Code (or equivalent provisions of non-US. law) has failed to receive a determination letter or opinion letter from the U.S. Internal Revenue Service (or comparable approval from a non-US. tax authority) on which it remains entitled to rely, and no assets of any such plan are invested in Capital Securities of Holdings, and (iv) no “employee benefit plan,” as defined in section 3(3) of ERlSA, that is sponsored, maintained, contributed to or required to be contributed to by Holdings or any of the Borrower’s Subsidiaries has failed to comply, both in form and in operation, in all material respects with its terms and applicable Law.

SECTION 6.12 Accuracy of Information. None of the written information heretofore or contemporaneously furnished in writing to the Administrative Agent or any Lender by or on behalf of Holdings, the Borrower or any Subsidiary in connection with any Loan Document or any transaction contemplated hereby (excluding financial projections, other forward-looking information, other pro forma information, budgets, forecasts, estimates and information of a general economic or industry specific nature), taken as a whole and giving effect to all supplements and updates thereto that have been furnished to the Administrative Agent or any Lender, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not materially misleading. Any written financial projections or written budgets furnished to the Administrative Agent or any Lender by or on behalf of Holdings, the Borrower or any Subsidiary in connection with any Loan Document or any transaction contemplated hereby were prepared in good faith based upon assumptions that were believed by Holdings to be reasonable at the time made (it being understood that financial projections, other forward-looking information, other pro forma information, budgets, forecasts and/or estimates are not to be viewed as facts, are subject to significant uncertainties and contingencies, many of which are beyond the control of Holdings and its Subsidiaries, and are not a guarantee of financial performance, and no assurance can be given that such financial projections, other forward-looking information, other pro forma information, budgets, forecasts and/or estimates will be realized, and actual results during such period or periods may differ significantly from projected results, and such differences may be material).

SECTION 6.13 Regulations U and X. None of Holdings, the Borrower or any Subsidiary is engaged in the business of extending credit for the purpose of buying or carrying margin stock, and no proceeds of the Loans will be used to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with, Regulation U or Regulation X of the F.R.S. Board. Terms for which meanings are provided in Regulation U and Regulation X of the F.R.S. Board, or any regulations substituted therefor, as from time to time in effect, are used in this Section 6.13 with such meanings.

SECTION 6.14 Solvency. As of the Funding Date and each Delayed Draw Funding Date, Holdings, the Borrower and its Subsidiaries, taken as a whole on a consolidated basis, both immediately before and immediately after giving effect to the borrowing of the Loan to be advanced on such date, are Solvent.

SECTION 6.15 Intellectual Property.

(a) Schedule 6.15(a) sets forth a complete and accurate list as of the Closing Date, the Funding Date or any Delayed Draw Funding Date, as the case may be, of all of the foregoing with respect to Holdings and its Subsidiaries: (i) Patents, including any Patent applications and other items so defined as Patents, (ii) registered Trademarks (including domain names) and any pending registrations for Trademarks, and (iii) any other registered Intellectual Property, in each case of clauses (i) through (iii) that are owned by or, to the knowledge of Holdings, exclusively licensed to Holdings, the Borrower or any of the Subsidiaries. For each item of Intellectual Property listed on Schedule 6.15(a), the Borrower has, where relevant, indicated (A) the countries in each case in which such item is registered, (B) the application numbers, (C) the registration or patent numbers, (D) the owner of such item of Intellectual Property and (E) with respect to Intellectual Property owned by any Third Party, the agreement pursuant to which the Intellectual Property is licensed to Holdings, the Borrower or any Subsidiary.

(b) With respect to all material Intellectual Property listed, or required to be listed, on Schedule 6.15(a), in each case, except as set forth on Schedule 6.15(b):

(i) Holdings, the Borrower or a Subsidiary owns or has a valid and enforceable right to use such Intellectual Property free and clear of any and all Liens, other than Liens permitted pursuant to Section 8.3. and (x) all such Intellectual Property owned by Holdings, the Borrower or a Subsidiary are in full force and effect and have not expired, lapsed or been forfeited, cancelled or abandoned unless permitted hereunder, and (y) all such Intellectual Property exclusively licensed to Holdings, the Borrower or a Subsidiary are, to the knowledge of Holdings, in full force and effect and have not expired, lapsed or been forfeited, cancelled or abandoned unless permitted hereunder;

(ii) each of Holdings, the Borrower and the Subsidiaries, as applicable, has taken commercially reasonable actions to maintain and protect such Intellectual Property that is owned by it or exclusively licensed to it and for which that it has the right to take such actions, and there are no unpaid maintenance or renewal fees payable by Holdings, the Borrower or any of the Subsidiaries that are currently overdue for any of such registered Intellectual Property;

(iii) there is no actual or threatened (in writing or, to the knowledge of Holdings, orally) proceeding in any court, patent office, Governmental Authority, arbitral body or elsewhere challenging the validity or enforceability of any such Intellectual Property owned by Holdings, the Borrower or the Subsidiaries or, to the knowledge of Holdings, any such Intellectual Property exclusively licensed to Holdings, the Borrower or the Subsidiaries, and none of such Intellectual Property is, to the knowledge of Holdings, the subject of any Other Administrative Proceeding;

(iv) to the knowledge of Holdings, (A) such Intellectual Property is valid, enforceable and subsisting and (B) no event has occurred, and nothing has been done or omitted to have been done by Holdings, the Borrower or the Subsidiaries, that would affect the validity or enforceability of such Intellectual Property; and

(v) each of Holdings, the Borrower and each Subsidiary, as applicable, is the sole and exclusive owner of all right, title and interest (other than the interest of any holder of any Lien permitted by Section 8.3) in and to all such Intellectual Property that is owned by it.

(c) To the knowledge of Holdings, no Third Party is committing any act of Infringement of any Intellectual Property listed, or required to be listed, on Schedule 6.15(a), except as disclosed on Schedule 6.15(c).

(d) With respect to each material license agreement listed on Schedule 6.15(a), such license agreement (i) is in full force and effect and is binding upon and enforceable against Holdings, the Borrower and the Subsidiaries party thereto and, to the knowledge of Holdings, all other parties thereto in accordance with its terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by principles of equity), and (ii) to the knowledge of Holdings, has not suffered a default or breach thereunder. To the knowledge of Holdings, none of Holdings, the Borrower or any of the Subsidiaries has taken or omitted to take any action that would permit any other Person party to any such license agreement to have, and no such Person otherwise has, any defenses, counterclaims, termination rights or rights of setoff thereunder.

(e) Except as set forth on Schedule 6.15(e), during the three years prior to the Closing Date, none of Holdings, the Borrower or any of the Subsidiaries has received written notice from any Third Party alleging that the conduct of its business (including the development, manufacture, use, sale or other commercialization of any Product) Infringes any Intellectual Property of any Third Party and, to the knowledge of Holdings, the conduct of its business and the business of the Subsidiaries (including the development, manufacture, use, sale or other commercialization of any Product) does not Infringe any Intellectual Property of any Third Party.

(f) Holdings, the Borrower and the Subsidiaries have used commercially reasonable efforts and precautions to protect their respective commercially significant unregistered Intellectual Property.

SECTION 6.16 Material Agreements and Key Contracts.

(a) Set forth on Schedule 6.16(a) is a complete and accurate list as of the Closing Date, the Funding Date or any Delayed Draw Funding Date, as the case may be, of all Material Agreements and Key Contracts, in each case of Holdings, the Borrower or any of the Subsidiaries, with an adequate description of the parties thereto, subject matter thereof and amendments and modifications thereto. As of such dates, respectively, each such Material Agreement and each such Key Contract (i) is in full force and effect and is the legal, valid and binding obligation of Holdings, the Borrower or the applicable Subsidiary party thereto and, to the knowledge of Holdings, each other Person party thereto, enforceable against such Person in accordance with its terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by principles of equity (including the Austrian IO, Canadian Insolvency Laws, the Quebec Civil Code and the French Code de commerce and Code civil)) and (ii) has not been amended or otherwise modified except as has been disclosed to the Administrative Agent and the Lenders in accordance with the terms of this Agreement. As of such dates, respectively, (A) none of Holdings, the Borrower or any of the Subsidiaries is in breach or in default under any Material Agreement or Key Contract and (B) to the knowledge of Holdings, no other Person party to such Material Agreement or Key Contract is in breach or in default thereunder.

(b) As of the Closing Date, the Borrower has provided to the Administrative Agent and the Lenders full, complete and correct copies of each of the Key Contracts (including all exhibits and schedules thereto).

SECTION 6.17 Permits. Holdings, the Borrower and the Subsidiaries have all Permits (excluding Environmental Permits (which shall be subject to Section 6.7(c)) and excluding Key Permits and other Permits with respect to the Products (to the extent subject to Section 6.18) that are necessary or required for the proper conduct of their business, except as would not reasonably be expected to have a Material Adverse Effect.

SECTION 6.18 Regulatory Matters.

(a) The conduct of the business of Holdings, the Borrower and its Subsidiaries since the applicable Product Reference Date has been, and currently is being, conducted in compliance in all material respects with all applicable Laws, including the FD&C Act, the PHSA and Privacy Laws and other similar state Laws and Laws of non-United States jurisdictions. The Products were researched, developed, designed, manufactured, distributed and validated by Holdings, the Borrower and its Subsidiaries in compliance in all material respects with all applicable Laws, including the FD&C Act, the PHSA, FTC Act, Privacy Laws and other similar state Laws and Laws of non-United States jurisdictions, and have been and continue to be performed, marketed, advertised, promoted, labeled, assembled, imported, exported, stored, packaged and conducted in compliance with all applicable Laws, including the FD&C Act, the PHSA, FTC Act, Privacy Laws and other similar state Laws and Laws of non-United States jurisdictions. All material required notices, material registrations and listings, supplemental applications or notifications, material reports (including reports of adverse experiences) and other material required filings and material Regulatory Authorizations with respect to the Products have been filed with the FDA and all other applicable Governmental Authorities).

(b) no investigation or prosecution by any Governmental Authority with respect to the research, development, manufacturing, commercialization or sale of Products by Holdings, the Borrower or any Subsidiary has occurred, nor is any such action pending or threatened in writing. None of the Borrower or any of the Subsidiaries has received any written communication from any Person (including any Governmental Authority) alleging any noncompliance in any material respect with any applicable Laws or any written communication from any Governmental Authority of any material issues regarding the quality, compliance or performance of any Product, and, to the knowledge of Holdings, there is no basis for any material adverse regulatory action against Holdings, the Borrower or any of the Subsidiaries with respect to any Product. To the knowledge of Holdings, (i) since the applicable Product Reference Date, there have been no product recalls, safety alerts, corrections, withdrawals, clinical holds, marketing suspensions, removals or the like conducted, undertaken or issued by any Person, whether or not at the request, demand or order of any Governmental Authority or otherwise, with respect to any Product, in each case, that have had or would reasonably be expected to have an adverse impact on the business of Holdings, the Borrower and the Subsidiaries in any material respect, and (ii) there is no basis for the issuance of any such product recalls, safety alerts, corrections, withdrawals, clinical holds, marketing suspensions, removals, or the like by any Person with respect to any Products, in each case, that would reasonably be expected to have an adverse impact on the business of Holdings, the Borrower and the Subsidiaries in any material respect. None of Holdings, the Borrower or any of the Subsidiaries has received any written notice of, and does not otherwise have knowledge of, any criminal, injunctive, seizure, detention or civil penalty actions that have at any time been commenced or threatened in writing by any Governmental Authority with respect to or in connection with any Product, or any consent decrees (including plea agreements) which relate to any

Product or the business of Holdings, the Borrower and its Subsidiaries, and, to the knowledge of Holdings, there is no basis for the commencement for any criminal injunctive, seizure, detention or civil penalty actions by any Governmental Authority relating to any Product or for the issuance of any consent decrees relating to any Product, or the business of Holdings, the Borrower or its Subsidiaries.

(c) Holdings, the Borrower or the applicable Subsidiary, as the case may be, owns, free and clear of all Liens, except those permitted pursuant to Section 8.3, all Key Permits (including all authorizations under the FD&C Act, the PHSA and other similar state Laws and Laws of non-United States jurisdictions) necessary for the research and development and commercialization of the Products and to carry on the business of Holdings, the Borrower and each such Subsidiary. All such Key Permits are valid and in full force and effect, and Holdings, the Borrower and each such Subsidiary is in compliance in all material respects with all terms and conditions of such Key Permits and with all filing and maintenance requirements (including any fee requirements) thereof. None of Holdings, the Borrower or any of the Subsidiaries has received any written notice that any Key Permits have been or are being revoked, withdrawn, suspended, modified limited or challenged.

(d) The Borrower has made available to the Administrative Agent and each Lender, to the extent requested by any such Person, copies of all Key Permits and material correspondence submitted to or received from FDA, CMS or other Governmental Authority (including minutes and official contact reports relating to any material communications with any Governmental Authority) in the Borrower’s possession or control. The Borrower has made available to the Administrative Agent and the Lenders, to the extent requested by any such Person, all material adverse event reports and communications to or from the FDA (if any) and other relevant Governmental Authorities, including inspection reports, warning letters, untitled letters, and material reports, studies and other correspondence, other than opinions of counsel that are attorney-client privileged, with respect to regulatory matters relating to Holdings, the Borrower and any Subsidiaries, the conduct of their business, the operation of any manufacturing facilities owned, leased or operated by the Borrower or any of the Subsidiaries, and the Products. No written statement made to the FDA, CMS or any other Governmental Authority by Holdings, the Borrower or any of the Subsidiaries, nor any written statement authorized or knowingly permitted by Holdings, the Borrower or any of the Subsidiaries to be made to the FDA, CMS or any other Governmental Authority by any of their respective agents or representatives, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not materially misleading, taken as a whole, in each case as of the date any such written statement was made.

(e) With respect to the Products, (i) all design, manufacturing, storage, distribution, packaging, labeling, sale, recordkeeping and other activities by Holdings, the Borrower or any of its Subsidiaries or, to the knowledge of Holdings, their respective suppliers relating to the Products have been conducted since the applicable Product Reference Date, and are currently being conducted, in compliance in all material respects with the applicable requirements of the FD&C Act and other requirements of the FDA and all other Governmental Authorities, including adverse event reporting requirements, and (ii) none of Holdings, the Borrower or any of its Subsidiaries, or, to the knowledge of Holdings, any of their respective suppliers, has received written notice or written threat of commencement of action by any Governmental Authority to withdraw its approval of or to enjoin production of any Product at any facility. No Product in the inventory of Holdings, the Borrower or any of its Subsidiaries is adulterated or misbranded.

(f) All manufacturing facilities owned, leased or operated by Holdings, the Borrower or any of the Subsidiaries, or used by Holdings, the Borrower or any of the Subsidiaries in the production of any Product, are and since the applicable Product Reference Date have been operated in material compliance with all applicable GMPs and all other applicable Laws. Except as disclosed on Schedule 6.18, as of the Closing Date, FDA has not issued any Form 483, warning letter, or untitled letter with respect to any such facility, or otherwise alleged in writing any material non-compliance with GMPs or other requirements or applicable Laws, nor has any other Governmental Authority issued any similar written notices or warning letters.

(g) No right of Holdings, the Borrower or any Subsidiary to receive reimbursements pursuant to any government program or private program has ever been terminated or otherwise adversely affected as a result of any investigation, enforcement action or allegation in writing of non-compliance in any material respect by Holdings, the Borrower or any Subsidiary with applicable Laws, whether by any Governmental Authority or other Third Party, and none of Holdings, the Borrower or any Subsidiary has been the subject of any inspection, investigation or audit by any Governmental Authority for the purpose of any alleged material non-compliance by Holdings, the Borrower or any Subsidiary with any applicable Laws regarding reimbursement for any Products.

(h) Holdings, the Borrower and the Subsidiaries have not entered into any arrangement providing for any rebates, kickbacks or other forms of compensation to be paid to any Person in return for the referral of business or for the arrangement of such referrals, in each case, in violation in any material respect of any applicable Law. All billings by Holdings, the Borrower and the Subsidiaries for their respective services have been made in compliance in all material respects with all applicable Laws, including the Federal False Claims Act or any applicable state false claims or fraud Law, or any non-U.S. equivalent.

(i) None of Holdings, the Borrower or any of its Subsidiaries or, to the knowledge of Holdings, any individual who is an officer, director, manager, employee, shareholder, agent or managing agent of Holdings, the Borrower or of any of its Subsidiaries has been convicted of, charged with or, to the knowledge of Holdings, investigated for any federal or state health program-related offense or any other offense related to healthcare or been excluded, disqualified or suspended from participation in any such program or, to the knowledge of Holdings, within the past five years, has been convicted of, charged with or, to the knowledge of Holdings, investigated for a violation of Laws related to fraud, theft, embezzlement, breach of fiduciary responsibility, financial misconduct, or obstruction of an investigation, or has been subject to any judgment, stipulation, order or decree of, or criminal or civil fine or penalty imposed by, any Governmental Authority related to fraud, theft, embezzlement, breach of fiduciary responsibility, financial misconduct, or obstruction of an investigation. None of Holdings, the Borrower or any of its Subsidiaries or, to the knowledge of Holdings, any individual who is an officer, director, manager, employee, shareholder, agent or managing agent of Holdings, the Borrower or of any of its Subsidiaries has been convicted of any crime or engaged in any conduct that has resulted or would reasonably be expected to result in a debarment or exclusion under (i) 21 U.S.C. Section 335a, (ii) Section 1128 of the Social Security Act or (iii) any similar applicable Law. No debarment proceedings or investigations in respect of the business of Holdings, the Borrower or any of its Subsidiaries are pending or, to the knowledge of Holdings, threatened in writing against the Borrower or any of its Subsidiaries or, to the knowledge of Holdings, any individual who is an officer, director, manager, employee, shareholder, agent or managing agent of Holdings, the Borrower or of any of its Subsidiaries.

(j) All preclinical studies, tests and clinical trials relating to each Product conducted by or on behalf of Holdings, the Borrower and the Subsidiaries, and, to the knowledge of Holdings, their respective licensees, licensors and Third Party services providers and consultants, have been conducted, and are currently being conducted, in compliance in all material respects with all applicable Laws, including the FD&C Act, the PHSA, GLPs, GCPs and other similar state Laws and Laws of non-United States jurisdictions. All results of such preclinical studies, tests and clinical trials, and all other material information related to such preclinical studies, tests and clinical trials, have been made available to each Lender as requested by it. To the extent required by applicable Law, Holdings, the Borrower or the applicable Subsidiary has obtained all material Regulatory Authorizations, including an IND, for any clinical trials conducted by Holdings, the Borrower or such Subsidiary for any Product.

(k) To the knowledge of Holdings, none of the clinical investigators in any clinical trial conducted by Holdings, the Borrower or any of the Subsidiaries for any Product has been or is disqualified or otherwise sanctioned by the FDA (e.g., pursuant to 21 C.F.R. 312.70), the U.S. Department of Health and Human Services, or any other Governmental Authority and, to the knowledge of Holdings, no such disqualification, or other sanction of any such clinical investigator is pending or threatened in writing. None of Holdings, the Borrower or any of the Subsidiaries has received any written communication from the FDA or any other Governmental Authority requiring or threatening the termination or suspension (in whole or in part) of any study, test or clinical trial conducted by Holdings, the Borrower or any of the Subsidiaries for any Product.

(l) The transactions contemplated by the Loan Documents (or contemplated by the conditions to effectiveness of any Loan Document) will not materially impair the rights of Holdings, the Borrower or any of the Subsidiaries under any material Regulatory Authorizations relating to any Product.

SECTION 6.19 Transactions with Affiliates. Except as set forth on Schedule 6.19, as of the Closing Date, the Funding Date or any Delayed Draw Funding Date, as the case may be, none of Holdings, the Borrower or any Subsidiary is a party to, any transaction (including the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any of its Affiliates, except to the extent permitted by Section 8.10 (other than transactions permitted by Section 8.10(a) involving payments in excess of €250,000).

SECTION 6.20 Investment Company Act. None of Holdings, the Borrower or any Subsidiary is an “investment company” or is “controlled” by an “investment company,” as such terms are defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

SECTION 6.21 OFAC. None of Holdings, the Borrower, any Subsidiary or, to the knowledge of Holdings, any Related Party (a) is currently the subject of any Sanctions, (b) is located, organized or residing in any Designated Jurisdiction, or (c) is or has been (within the previous five years) engaged in any transaction with any Person who is now or was then the subject of Sanctions or who is located, organized or residing in any Designated Jurisdiction in violation of any Sanctions. No Loan, nor the proceeds from any Loan, has been or will be used, directly or indirectly, in violation of any Sanctions to lend, contribute or provide to, or has been or will be otherwise made available to fund, any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, or in any other manner that will result in any violation by any Person (including the Administrative Agent, any Lender and any of their respective Affiliates) of Sanctions.

SECTION 6.22 Deposit and Disbursement Accounts. Set forth on Schedule 6.22 is a complete and accurate list as of the Closing Date, the Funding Date or any Delayed Draw Funding Date, as the case may be, of all banks and other financial institutions at which Holdings, the Borrower or any Subsidiary maintains lockbox arrangements, deposit accounts, disbursement accounts, investment accounts or other similar accounts. Schedule 6.22 correctly identifies the name, address and telephone number of each bank or financial institution, the name in which each such account is held, the type of each such account, and the complete account number for each such account, and whether such account (to the extent held in the name of a Loan Party) is a Controlled Account or an Excluded Account, if applicable.

SECTION 6.23 Centre of Main Interests and Establishments. For the purposes of Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) (the “Regulation”), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in its Original Jurisdiction and it has no “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.

ARTICLE 7

AFFIRMATIVE COVENANTS

The Borrower covenants and agrees with the Administrative Agent and the Lenders that until the Termination Date has occurred, Holdings and the Borrower will, and will cause the Subsidiaries to, perform or cause to be performed the obligations set forth below.

SECTION 7.1 Financial Information, Reports, Notices, Etc. The Borrower will furnish the Administrative Agent and the Lenders with copies of the following financial statements, reports, notices and information:

(a) (i) within five Business Days after submission to the Supervisory Board of Holdings, a copy of each Monthly Report, and (ii) as soon as available and in any event within 30 days after the end of each calendar month, an unaudited report, certified as complete and correct in all material respects by the chief financial or accounting Authorized Officer of the Borrower (solely in such Authorized Officer’s official capacity and not in any personal capacity or with any personal liability therefor), of (A) the Revenue Base for such calendar month and (B) Liquidity as of the end of such calendar month;

(b) as soon as available and in any event within 60 days after the end of each Fiscal Quarter, an unaudited consolidated balance sheet of Holdings and the Subsidiaries as of the end of such Fiscal Quarter and the related consolidated statements of income and cash flow of Holdings and the Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, setting forth in comparative form the figures for the year-to-date portion of the immediately preceding Fiscal Year, certified as complete and correct in all material respects by the chief financial or accounting Authorized Officer of the Borrower (solely in such Authorized Officer’s official capacity and not in any personal capacity or with any personal liability therefor) (subject to the absence of footnote disclosures and customary normal year-end audit adjustments); provided that Holdings shall Publicly Disclose such financial statements no later than the date provided to the Administrative Agent and the Lenders;

(c) as soon as available and in any event within 120 days after the end of each Fiscal Year, a copy of the consolidated balance sheet of Holdings and the Subsidiaries as of the end of such Fiscal Year, and the related consolidated statements of income and cash flow of Holdings and the Subsidiaries for such Fiscal Year, setting forth in comparative form the figures for the immediately preceding Fiscal Year, audited (without any Impermissible Qualification) by independent public accountants reasonably acceptable to the Required Lenders (it being agreed that Holdings’ auditors as of the Closing Date are reasonably acceptable to the Required Lenders); provided that Holdings shall Publicly Disclose such financial statements no later than the date provided to the Administrative Agent and the Lenders;

(d) concurrently with the delivery of the financial information pursuant to clauses (b) and (c), a Compliance Certificate, executed by the chief financial or accounting Authorized Officer of the Borrower (solely in such Authorized Officer’s official capacity and not in any personal capacity or with any personal liability therefor), (i) showing compliance with the covenant set forth in Section 8.4, (ii) stating that no Default has occurred and is continuing (or, if a Default has occurred, specifying the details of such Default and the action (if any) that Holdings, the Borrower or any of the Subsidiaries has taken or proposes to take with respect thereto), (iii) stating that no Subsidiary has been formed or acquired since the delivery of the last Compliance Certificate (or, if a Subsidiary has been formed or acquired since the delivery of the last Compliance Certificate, a statement that such Subsidiary has complied with Section 7.8 to the extent required by the terms thereof) and (iv) stating that no real property has been acquired by Holdings, the Borrower or any of the Subsidiaries since the delivery of the last Compliance Certificate (or, if any real property has been acquired since the delivery of the last Compliance Certificate, a statement that the Borrower has complied with Section 7.8 with respect to such real property to the extent required by the terms thereof);

(e) as soon as possible and in any event within five Business Days after Holdings obtains knowledge of the occurrence of a Default, a statement of an Authorized Officer of the Borrower (solely in such Authorized Officer’s official capacity and not in any personal capacity or with any personal liability therefor) setting forth details of such Default and the action (if any) which Holdings, the Borrower or any of the Subsidiaries has taken or proposes to take with respect thereto;

(f) as soon as possible and in any event within five Business Days after Holdings obtains knowledge thereof, notice of (i) the occurrence of any material adverse development with respect to any litigation, action, proceeding or labor strike, lockout, or work stoppage described in Schedule 6.7(a) or (ii) the commencement of any litigation, action, proceeding or labor strike, lockout, or work stoppage of the type and materiality described in Section 6.7; and, in each case of clause (i) or i(ii), to the extent any Lender reasonably requests, copies of all documentation relating thereto;

(g) as soon as possible and in any event within five Business Days after Holdings obtains knowledge thereof, notice of any return, recovery, dispute or claim related to any Product that involves more than €1,000,000;

(h) as soon as possible and in any event within five Business Days after Holdings obtains knowledge thereof, notice (i) that Holdings, the Borrower or any of the Subsidiaries or any of their ERISA Affiliates has actual or potential liability under a Benefit Plan other than in the ordinary course of business, or (ii) of correspondence with the Internal Revenue Service (or applicable non-US. tax authority) asserting that the qualification of a retirement plan under section 40l(a) of the Code (or equivalent provisions of non-U.S. law) is not so qualified;

(i) [reserved];

(j) promptly upon receipt thereof, copies of all final “management letters” (or equivalent) submitted to Holdings, the Borrower or any of the Subsidiaries by the independent public accountants referred to in clause (c) in connection with each audit made by such accountants (provided that in the event that Holdings or the Borrower engages such auditors to perform a specific review, test, valuation or other analysis of all or any portion of the financial condition or financial performance of Holdings, the Borrower or the Subsidiaries, the results of such engagement shall not be required to be delivered to the Administrative Agent or the Lenders to the extent that such results are not otherwise required to be delivered pursuant to another provision of this Agreement);

(k) (i) within 60 days after the end of each Fiscal Quarter, a report listing (A) all Material Agreements and Key Contracts entered into during such Fiscal Quarter and (B) all existing Material Agreements or Key Contracts amended or terminated during such Fiscal Quarter; and (ii) as soon as possible, and in any event within five Business Days, after the Administrative Agent or any Lender so requests, copies of any such Material Agreement, Key Contract, amendment or termination instrument, in each case, as are listed in such report;

(l) as soon as possible and in any event within five Business Days after receipt by, or delivery by, Holdings or the Borrower, as the case may be, copies of any written notice alleging breach or default under any Key Contract by any party thereto;

(m) as soon as available, but in any event not later than January 31 of each calendar year, a copy of the financial and business projections and budget of Holdings and the Subsidiaries approved by the Supervisory Board of Holdings for such calendar year;

(n) as soon as possible and in any event within five Business Days after Holdings obtains knowledge thereof, notice of any changes to the Japanese encephalitis vaccine recommendation guidelines published by the Advisory Committee on Immunization Practices (ACIP) which could reasonably be expected to have a material adverse impact on Ixiaro sales by Holdings and the Subsidiaries;

(o) copies of any reports, statements, documents or other information publicly filed under Applicable Securities Laws or otherwise Publicly Disclosed, contemporaneously therewith; and

(p) such other financial and other information as any Lender or the Administrative Agent may from time to time reasonably request (including information and reports in such detail as such Lender or the Administrative Agent may request with respect to the terms of and information provided pursuant to the Compliance Certificate).

Notwithstanding the foregoing, (X) the Borrower shall not provide to any Public-Side Lender (or any of its attorneys, agents or representatives (other than the Administrative Agent and its Outside Counsel)) any reports, notices or information referenced in subsection (a),(f), (g), (h), (j), (k), (m), (n) or, except to the extent provided in response to a request by such Public-Side Lender, (p) of this Section 7.1, in each case, unless (and only to the extent) such Public-Side Lender has provided written notice to the Borrower of such

Public-Side Lender’s election (i) to receive such reports, notices and/or information in a specified case or on an ongoing basis (subject in any case to such Public-Side Lender’s right to change such election in a subsequent written notice to the Borrower (with a copy to the Administrative Agent)) or (ii) to direct the Borrower to provide such reports, notices and/or information in a specified case or on an ongoing basis (subject in any case to such Public-Side Lender’s right to change such election in a subsequent written notice to the Borrower (with a copy to the Administrative Agent)) to Outside Counsel to such Public-Side Lender; provided that no such election shall affect the Borrower’s obligations, and such Public-Side Lender’s rights, under Section 7.15 with respect to any such report, notice or other information (which obligations and rights shall apply in all cases); and (Y) with respect to any report, notice or information referenced in subsection (d) or W of this Section 7.1 that includes Inside Information, the Borrower shall provide such report, notice or information to each Public-Side Lender in accordance with and subject to the terms of Section 7.15(d).

Notwithstanding anything to the contrary set forth herein, the Borrower shall not be required to provide or disclose any information (i) that constitutes non-financial trade secrets of Holdings, the Borrower and/or the Subsidiaries or any of their respective customers and/or suppliers, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives or contractors) is prohibited by applicable Law; provided that, with respect to this clause (ii), the Borrower shall (A) notify the Administrative Agent in writing that information is being withheld (to the extent permitted by applicable Law) and (B) use commercially reasonable efforts to communicate the relevant information in a way that does not violate such applicable Law, (iii) that is subject to attorney-client privilege (or other legally recognized privilege) or constitutes attorney work product; provided that, with respect to this clause (iii), the Borrower shall (A) notify the Administrative Agent in writing that information is being withheld and (B) use commercially reasonable efforts to communicate the relevant information in a way that does not violate such attorney-client privilege (or other legally recognized privilege) or (iv) in respect of which Holdings, the Borrower or any Subsidiary owes confidentiality obligations (to the extent not created in contemplation of such party’s obligations hereunder) to any third party; provided that, with respect to this clause (iv), the Borrower shall (A) make the Administrative Agent aware of such confidentiality obligations (to the extent permitted under the applicable confidentiality obligation) and (B) use commercially reasonable efforts to communicate the relevant information in a way that does not violate such confidentiality obligations.

SECTION 7.2 Maintenance of Existence; Compliance with Contracts, Laws, Etc. Each of Holdings, the Borrower and each Subsidiary will (a) preserve and maintain its legal existence (except as otherwise permitted by Section 8.7), (b) perform in all material respects its obligations under all Material Agreements and Key Contracts, in each case to which Holdings, the Borrower or any of the Subsidiaries is a party, and (c) comply in all material respects with all applicable Laws, rules, regulations and orders, including the payment (before the same become delinquent), of all material Taxes, imposed upon Holdings, the Borrower or any of the Subsidiaries or upon their property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with IFRS have been set aside on the books of Holdings, the Borrower or any of the Subsidiaries, as applicable.

SECTION 7.3 Maintenance of Properties. Each of Holdings, the Borrower and the Subsidiaries will maintain, preserve, protect and keep its and their respective material properties in good repair, working order and condition (ordinary wear and tear, casualty and condemnation excepted), and make necessary repairs, renewals and replacements so that the business carried on by Holdings, the Borrower or any of the Subsidiaries may be properly conducted at all times, unless Holdings, the Borrower or any of the Subsidiaries determines in good faith that the continued maintenance of such property is no longer economically desirable, necessary or useful to the business of Holdings, the Borrower or any of the Subsidiaries or the Disposition of such property is otherwise permitted by Section 8.7 or Section 8.8.

SECTION 7.4 Insurance. Each of Holdings, the Borrower and each of the Subsidiaries will maintain:

(a) insurance on its property with financially sound and reputable insurance companies against loss and damage in at least the amounts (and with only those deductibles) customarily maintained, and against such risks as are typically insured against in the same general area, by Persons of comparable size engaged in the same or similar business as Holdings, the Borrower and the Subsidiaries; and

(b) to the extent required under the Laws of any state or jurisdiction in which it is engaged in business, worker’s compensation insurance, employer’s liability insurance or similar insurance.

Without limiting the foregoing, all insurance policies required pursuant to this Section 7.4 (other than any pollution legal liability policy, representation and warranty policy, directors and officers policies and workers’ compensation policies or any property insurance policy that provides coverage exclusively for property that is not Collateral) shall (i) to the extent obtainable from the applicable insurer, name the Administrative Agent as mortgagee and loss payee (in the case of property insurance) and additional insured (in the case of liability insurance), as applicable, and provide that no cancellation or modification as to the amount or scope of coverage of the policies will be made without prior written notice to the Administrative Agent and (ii) be in addition to any requirements to maintain specific types of insurance contained in the other Loan Documents.

SECTION 7.5 Books and Records. Each of Holdings, the Borrower and each of the Subsidiaries will keep books and records in accordance with IFRS which accurately reflect in all material respects all of its business affairs and transactions and will permit the Administrative Agent, any Lender or any of their respective representatives, at reasonable times and intervals upon reasonable prior notice to the Borrower, to visit the offices of Holdings, the Borrower or any of the Subsidiaries, to discuss financial and other matters regarding Holdings, the Borrower or any of the Subsidiaries with its officers and its independent public accountants (and the Borrower hereby authorizes such independent public accountant to discuss financial and other matters regarding Holdings, the Borrower and any of the Subsidiaries with the Lender or its representatives, whether or not any representative of Holdings, the Borrower or any of the Subsidiaries is present) and to examine (and photocopy extracts from) any of its books and records; provided that when no Event of Default exists, only the Administrative Agent (or an authorized representative designated by the Administrative Agent) on behalf of the Lenders may exercise any rights under this Section 7.5 and the Administrative Agent shall not exercise such rights more often than one time during any calendar year and such time shall be at the Borrower’s expense; provided, further; that prior to any visit or inspection, any representative of the Administrative Agent or any Lender shall have agreed in writing to comply with confidentiality provisions substantially similar to those set forth in this Agreement or shall otherwise be bound by professional ethics rules or regulations or agreements that require such representative to maintain confidentiality generally. The Borrower shall pay any fees of such independent public accountant incurred in connection with the exercise of rights by the Administrative Agent or any Lender pursuant to this Section 7.5.

SECTION 7.6 Environmental Law Covenant. Each of Holdings, the Borrower and each of the Subsidiaries will (a) except as would not reasonably be expected to result in a Material Adverse Effect, use and operate all of its and their businesses, facilities and properties in compliance with all Environmental Laws, and keep and maintain all Environmental Permits and remain in compliance therewith, and (b) promptly notify the Administrative Agent of, and provide the Administrative Agent with copies of all material claims, complaints, written notices or written inquiries relating to, any actual or alleged non -compliance by Holdings, the Borrower or any of the Subsidiaries, or their businesses, facilities or properties with any Environmental Laws or Environmental Permits or any actual or alleged Environmental Liabilities, in either case, as would reasonably be expected to result in a Material Adverse Effect. Holdings, the Borrower and each of the Subsidiaries will promptly resolve, remedy and mitigate any such non-compliance or Environmental Liabilities, and shall keep the Lenders reasonably informed as to the progress of same.

SECTION 7.7 Use of Proceeds. The Borrower will use the proceeds of the Initial Loan to repay the Indebtedness identified on Schedule 8.2(b), to pay fees, costs and expenses incurred in connection with the transactions contemplated by this Agreement and for working capital and other general corporate purposes. The Borrower will use the proceeds of any Delayed Draw Loan for working capital and other general corporate purposes.

SECTION 7.8 Future Guarantors, Security, Etc. Holdings, the Borrower and each other Loan Party will execute any documents, financing statements, agreements and instruments, and will take all further action that may be required under applicable Law, or that the Administrative Agent or the Required Lenders may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority (subject to Liens permitted by Section 8.3) of the Liens created or intended to be created by the Loan Documents, subject in all respects to any exclusions, limitations or other requirements set forth in any other provision of this Agreement or any other Loan Document (including any such other provision that requires periodic compliance with the terms hereof). If, after the Closing Date, any Loan Party becomes a Canadian PPSA Loan Party or a Quebec Loan Party, it shall execute as promptly as practicable but in no event later than 30 days (or such later date as may be agreed upon by the Required Lenders) after it becomes a Canadian PPSA Loan Party or a Quebec Loan Party all relevant Canadian Security Documents and make or cause to be made all applicable PPSA and/or RPMRR filings and registrations. Holdings will (a) upon its acquisition or organization, cause any subsequently acquired or organized Subsidiary that qualifies as a Material Subsidiary to, and (b) as promptly as practicable but in no event later than 30 days (or such later date as may be agreed upon by the Required Lenders) after any Subsidiary qualifies independently as, or is designated by the Borrower or the Required Lenders as, a Material Subsidiary, provide the Administrative Agent and each Lender that is not a Public-Side Lender with written notice thereof and cause each such Material Subsidiary to, in each ease of clauses (a) or (b), become a Guarantor and execute a supplement (in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders) to the Guarantee (which, in the ease of a Guarantee (or supplement thereto) executed by any Material Subsidiary located in Austria or France that becomes a Guarantor hereunder, shall contain customary guarantee limitation wording) and each other applicable Loan Document in favor of the Secured Panics (and, if such Subsidiary becomes a Canadian PPSA Loan Party or a Quebec Loan Party, it shall execute all relevant Canadian Security Documents and make or cause to be made all applicable PPSA and/or RPMRR filings and registrations) and take such other actions as may be required or reasonably requested for the Secured Parties to have a valid Lien with the priority intended to be created on and security interest in all of the assets of such Material Subsidiary constituting Collateral, subject to no other Liens (other than Liens permitted by Section 8.3). The Borrower will promptly notify the Administrative Agent of any subsequently acquired ownership interest in real property by the Borrower or by any other Loan Party and will provide the Administrative Agent with a description of such real property, the acquisition date thereof and the purchase price therefor. In addition, from time to time, each of Holdings, the Borrower and each of the other Loan Parties will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected Liens with respect to such of its assets and properties as the Administrative Agent or the Required Lenders shall designate, it being agreed that it is the intent of the Parties that the Obligations shall be secured by, among other things, substantially all the assets of Holdings, the Borrower and the other Loan Panics (including real property and personal property acquired subsequent to the Closing Date), except to the extent excluded or otherwise not required to be Collateral hereunder or under the other Loan Documents. Such Liens will be created under the Loan Documents in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, and Holdings, the Borrower and each of the other Loan Parties shall deliver or cause to be delivered to the Administrative Agent all such instruments and documents (including mortgages, legal opinions, title insurance policies and lien searches) as the Administrative Agent or the Required Lenders shall reasonably request to evidence compliance with this Section 7.8. Holdings shall not permit any Subsidiary that is organized in France or Austria to be a Material Subsidiary, unless consented to by the Required Lenders, taking into account the effect of customary guarantee limitation language on the Guarantee by any such Subsidiary.

SECTION 7.9 Obtaining of Permits, Etc. Each of Holdings, the Borrower and each of the Subsidiaries will obtain, maintain and preserve, and take all necessary action to timely renew, all Permits (excluding Environmental Permits (which shall be subject to Section 7.6) and excluding Key Permits and other Permits with respect to the Products (which shall be subject to Section 7.11)) that are necessary or required for the proper conduct of their business, except as would not reasonably be expected to have a Material Adverse Effect.

SECTION 7.10 [Reserved].

SECTION 7.11 Maintenance of Regulatory Authorizations, Contracts, Intellectual Property, Etc.

(a) With respect to the Products, each of Holdings, the Borrower and each of the Subsidiaries will: (i) maintain in full force and effect all material Regulatory Authorizations necessary for the operations of its business; (ii) notify the Administrative Agent, promptly after Holdings obtains knowledge thereof, of any product recalls, safety alerts, clinical holds, corrections, withdrawals, marketing suspensions, removals or the like conducted, undertaken or issued, whether or not at the request, demand or order of any Governmental Authority or otherwise, with respect to any Product, in each case, that would reasonably be expected to have an adverse impact on the business of Holdings, the Borrower and the Subsidiaries in any material respect; (iii) develop, test, store, label, sell, promote, import, export, distribute and manufacture all Products in compliance in all material respects with GMPs, the FD&C Act, the PHSA and other applicable Laws; (iv) conduct all preclinical studies, tests and clinical trials relating to the Products in accordance in all material respects with all GLPs, GCPs and other applicable Laws; (v) operate all manufacturing facilities in material compliance with GMPs and all other applicable Laws; (vi) maintain in full force and effect all Material Agreements (except in the event that the Borrower determines in its reasonable commercial judgment not to do so) and all Key Contracts; (vii) notify the Administrative Agent, promptly after Holdings obtains knowledge thereof, of any material Infringement or other violation by any Person of its Intellectual Property; (viii) use commercially reasonable efforts to pursue and maintain in full force and effect legal protection for, and protect against Infringement with respect to, all Intellectual Property, including Patents, developed or controlled by Holdings, the Borrower or any of the Subsidiaries, except in the event that the Borrower determines in its reasonable commercial judgment that failure to so pursue such action will not be adverse to the interests of Holdings, the Borrower and the Subsidiaries in any material respects; and (ix) notify the Administrative Agent, promptly after Holdings obtains knowledge thereof, of any claim by any Person that the conduct of business of Holdings, the Borrower or any of the Subsidiaries (including the development, manufacture, use, sale or other commercialization of any Product) materially Infringes any Intellectual Property of that Person and use commercially reasonable efforts to resolve such claim, except where the Borrower determines in its reasonable commercial judgment not to do so.

(b) Each of Holdings, the Borrower and its Subsidiaries will furnish to the Administrative Agent prompt written notice of the following, and, with respect to clause (ii) below, copies of any written notices from, or responses to, the FDA or other Governmental Authority:

(i) [reserved];

(ii) with respect to any Product, (w) Holdings, the Borrower or any of its Subsidiaries becoming subject to any administrative or regulatory action, any inspection by the FDA or any other Governmental Authority or any non-routine inspection by any other Person, (x) receipt by Holdings, the Borrower or any of its Subsidiaries of inspectional observations (e.g., on FDA Form 483), any warning letter, untitled letter or notice of violation letter, (y) any Product being seized, detained or subject to a suspension of manufacturing or import alert, or the commencement of any proceedings in the United States or any other jurisdiction seeking the seizure, detention or suspension of any Product, or if any of the foregoing are pending or threatened in writing against Holdings, the Borrower, any of its Subsidiaries or, to the knowledge of Holdings, any of its or their suppliers, or (z) Holdings, the Borrower or any of its Subsidiaries becoming subject to a consent decree; or

(iii) with respect to any Product, copies of any written recommendation from any Governmental Authority that Holdings, the Borrower or any of its Subsidiaries should have its licensure, clearances, provider or supplier number, or accreditation suspended, revoked, or limited in any way, or any penalties or sanctions imposed.

SECTION 7.12 Inbound Licenses. Each of Holdings, the Borrower and the other Loan Parties will, promptly after entering into or becoming bound by any inbound license or agreement (other than for generally commercially available software or “open-source” software) in respect of any Intellectual Property material to the business of Holdings, the Borrower and the Subsidiaries, taken as a whole: (a) provide written notice to the Administrative Agent of the material terms of such license or agreement with a description of its anticipated and projected impact on the business and financial condition of Holdings, the Borrower and the Subsidiaries; and (b) take such commercially reasonable actions as the Administrative Agent or the Required Lenders may reasonably request to obtain the consent of, or waiver by, any Person whose consent or waiver is necessary for the Secured Parties to be granted and perfect a valid security interest in such license or agreement and to fully exercise its rights under any of the Loan Documents in the event of a disposition or liquidation of the rights, assets or property that is the subject of such license or agreement.

SECTION 7.13 Cash Management. Each of Holdings, the Borrower and the other Loan Parties will maintain a current and complete list of all accounts (of the type initially set forth on Schedule 6.22) and, within thirty days after the Closing Date (or, with respect to any accounts opened or established after the Closing Date, upon such opening or establishment), enter into such documentation (including, if applicable, a Control Agreement) or take such other actions as may be necessary to cause such accounts (other than (i) accounts exclusively used for payroll, payroll Taxes and other employee wage and benefit programs for the benefit of the employees of Holdings, the Borrower or a Subsidiary in the ordinary course of business, (ii) any deposit account the funds in which are in trust for any third parties or any other trust accounts, escrow accounts, defeasance and redemption accounts and other fiduciary accounts, (iii) tax accounts, including without limitation, sales tax accounts, and (iv) any other accounts the aggregate balance held on deposit in all such accounts at any time shall not exceed €3,000,000 (collectively, the “Excluded Accounts”)) to become Controlled Accounts, and thereafter maintain each such Controlled Account as a cash collateral account (which may be an interest-bearing account), with all cash, checks and other similar items of payment in such account securing payment of the Obligations (and in which Holdings, the Borrower and the other Loan Parties shall have granted a Lien to the Secured Parties).

SECTION 7.14 Board Observation Rights.

(a) Each of OrbiMed and Deerfield shall have the option (exercisable or terminable at any time), but not the obligation, to appoint, and Holdings shall permit the appointment of, one person representing OrbiMed and one person representing Deerfield (collectively, the “Observers”) to attend and observe (but not vote) at all meetings of the Supervisory Board of Holdings, whether in person, by telephone or otherwise. Holdings shall notify the Observers in writing at the same time and in the same manner as notice is provided to the members of the Supervisory Board in advance of (i) the date and time for each general or special meeting of the Supervisory Board and (ii) the adoption of any resolutions or actions by written consent, in each case, which notice may exclude information as to the agenda for such meeting or the nature of such resolution or action to the extent necessary to avoid disclosing Inside Information to any Observer that has not elected to receive Inside Information. Following such notice, each Observer will notify Holdings at least five (5) Business Days in advance of such event if such Observer will attend, whether in person, by telephone or otherwise and, to the extent requested by Holdings, will execute and deliver to Holdings a customary acknowledgment of such Observer’s election to receive Inside Information. The general meetings of the Supervisory Board shall take place on no less than a quarterly basis. Holdings shall concurrently deliver to the Observers all notices and any materials delivered to the Supervisory Board in connection with any such meeting or action to be taken by written consent, including a draft of any material resolutions or actions proposed to be adopted by written consent, except to the extent that such Observer elects not to attend any such meeting (or receive any such resolutions, actions by written consent or other materials related thereto) in order to avoid receiving Inside Information. The Observers shall be free prior to such meeting or adoption by consent to contact the Supervisory Board and discuss the ending actions to be taken.

b. Each Observer shall pay its own out-of-pocket expenses (including the cost of travel, meals and lodging) in connection with the attendance of such meetings.

c. If an issue is to be discussed or otherwise arises at any meeting of the Supervisory Board (or any materials arc to be distributed at any such meeting) which, in the reasonable good faith judgment of the Supervisory Board, is not appropriate to be discussed in the presence of any Observer in order to avoid an actual or potential conflict of interest on the part of such Observer or would result in disclosure of trade secrets, or to the extent that attendance by such Observer at any such meeting (or receipt of any such materials) would violate, jeopardize, impair or otherwise adversely affect an attorney-client privilege (or other legally recognized privilege), or to the extent that attendance by such Observer at such meeting (or receipt of any such materials) would cause the Borrower to provide Inside Information to any Observer that has not elected to receive Inside Information, then such issue may be discussed without such Observer being present, and any materials delivered to the Supervisory’ Board pertaining to such issue need not be delivered to such Observer, so long as such Observer is given notice of the occurrence of such judgment by the Supervisory Board, that such Observer is being excused, and that certain materials will not be delivered to such Observer.

SECTION 7.15 Securities Laws; Disclosure; Inside Information.

(a) Holdings (i) shall timely (A) file all reports, statements and other documents required to be publicly filed by Holdings under Applicable Securities Laws, and (B) Publicly Disclose all financial and other information required to be Publicly Disclosed under Applicable Securities Laws, and (ii) shall not terminate the registration of its Capital Securities under Applicable Securities Laws or otherwise terminate its status as an issuer required to publicly file reports under Applicable Securities Laws, even if the Applicable Securities Laws would otherwise permit any such termination. None of the reports, statements, documents or information publicly filed by Holdings under Applicable Securities Laws or Publicly Disclosed by Holdings, when filed or Publicly Disclosed, shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not materially misleading, taken as a whole and giving effect to all supplements and updates thereto.

(b) Not later than the first Business Day following the Closing Date, Holdings shall Publicly Disclose in a broadly distributed press release the terms of the transactions contemplated by this Agreement and the other Loan Documents and any other Inside Information provided to any Public-Side Lender on or prior to the Closing Date (the “Announcing Report”). Not later than the first Business Day following the Funding Date and any Delayed Draw Funding Date, Holdings shall Publicly Disclose the terms of the transactions occurring hereunder on the Funding Date or such Delayed Draw Funding Date, as applicable, and any other material transactions occurring in connection therewith. Subject to the foregoing, no Loan Party shall (and no Loan Party shall permit any of its Affiliates to) issue any press releases or any other public statements with respect to the transactions contemplated by any Loan Document or disclosing the name of any Secured Party or any of its Affiliates; provided, however, that Holdings shall be entitled, without the prior approval of any Secured Party, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the Announcing Report and substantially contemporaneously therewith and (ii) as is required by Applicable Securities Laws (provided that each Secured Party shall be consulted by Holdings and the Borrower in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

(c) Upon the issuance of the Announcing Report, Holdings shall have Publicly Disclosed all Inside Information (if any) provided to any Public-Side Lender on or prior to the Closing Date. Each Loan Party and the Administrative Agent shall not, and shall cause each of its employees, officers, directors (or equivalent persons), Affiliates, attorneys, agents and representatives to not, provide any Public-Side Lender or any of its attorneys, agents or representatives (other than the Administrative Agent and its Outside Counsel) with any Inside Information from and after the Closing Date without the express prior written consent of such Public-Side Lender (which consent may be provided by written notice to the Borrower in a specified case or on an ongoing basis (subject in any case to such Public-Side Lender’s right to withdraw such consent in a subsequent written notice to the Borrower)).

(d) Notwithstanding anything to the contrary herein, in the event that any Loan Party believes that any notice, report, information or communication required to be provided hereunder or under any other Loan Document to any Public-Side Lender contains Inside Information, the Borrower shall (i) so indicate to such Public-Side Lender prior to delivery of such notice, report, information or communication (without otherwise disclosing or describing the nature of such Inside Information), which indication shall provide such Public-Side Lender the means to refuse to receive such notice, report, information or communication (and in the absence of any such indication, such Public-Side Lender shall be allowed to presume that such notice, repo rt, information or communication does not contain Inside Information), and (ii) provide such notice, report, information or communication to Outside Counsel to such Public-Side Lender. Notwithstanding anything to the contrary contained herein or in any other Loan Document, in the event of a breach of any of the foregoing covenants by any Loan Party, any of its Affiliates, or any of its or their respective officers, directors (or equivalent persons), employees, attorneys, agents or representatives, in addition to any other remedies provided in the Loan Documents or otherwise available at law or in equity, any Public-Side Lender shall have the right to Publicly Disclose in the form of a press release or otherwise, of the applicable Inside Information without the prior approval by any Loan Party or any of its Affiliates, officers, directors (or equivalent persons), employees, stockholders, attorneys, agents or representatives, and such Public-Side Lender shall not have any liability to any Loan Party, any of its Affiliates or any of its or their respective officers, directors (or equivalent persons), employees, shareholders, attorneys, agents or representatives for any such disclosure.

(e) Each of the parties hereto acknowledges and agrees that (i) the Administrative Agent shall not provide any Inside Information to any Public-Side Lender without complying with the process set forth in clause (i) of the first sentence of Section 7.15(d), as if the Administrative Agent were the Borrower for purposes thereof, and (ii) no Lender or any Affiliate of any Lender shall be deemed to be in possession of any Inside Information because such Inside Information was provided to the Administrative Agent, any other Lender or any attorney or agent of any Lender (including Outside Counsel to any Lender), and the Borrower agrees not to (and the Borrower agrees to cause its Affiliates not to) assert any contrary position.

SECTION 7.16 Material Subsidiaries. If at any time (a) the aggregate book value or the aggregate fair market value of the assets attributable to all Subsidiaries that are not Material Subsidiaries exceeds €5,000,000, the Borrower shall designate sufficient Subsidiaries as “Material Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute “Material Subsidiaries,” or (b) the aggregate portion of the Revenue Base attributable to all Subsidiaries that are not Material Subsidiaries exceeds 5% of the Revenue Base for any period of four consecutive Fiscal Quarters (determined as of the last day of the most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 7.1(b) or 7.1(c) (or, if prior to the date of the delivery of the first financial Statements to be delivered pursuant to Section 7.1(b) or 7.1(c), the most recent financial statements referred to in Section 5.6)), the Borrower shall designate sufficient Subsidiaries as “Material Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute “Material Subsidiaries”, provided that any Subsidiary that is organized under the laws of France and whose business, assets and operations solely relate to distributions, marketing and sales of Products to customers in France shall be disregarded for purposes of this Section 7.16.

SECTION 7.17 Post-Closing Obligations. Holdings and the Borrower will, and will cause each other Loan Party to, take each of the actions described on Schedule 7.17, notwithstanding anything to the contrary contained herein or in any other Loan Document with respect to any such action, in each case, in the form or manner specified thereon, and no later than the dates specified thereon (or such later dates as may be agreed by the Required Lenders in their reasonable discretion). All representations and warranties contained in this Agreement and the other Loan Documents shall be deemed modified (or waived on a limited basis) to the extent necessary to give effect to the foregoing (and to permit the taking of the actions described on Schedule 7.17 within the time periods specified thereon), and, to the extent any provision of this Agreement or any other Loan Document would be violated or breached (or any non-compliance with any such provision would result in a Default or Event of Default hereunder) as a result of any such extended deadline, such provision shall be deemed modified (or waived on a limited basis) to the extent necessary to give effect to this Section 7.17.

ARTICLE 8

NEGATIVE COVENANTS

The Borrower covenants and agrees with the Administrative Agent and the Lenders that, until the Termination Date has occurred, Holdings, the Borrower and the Subsidiaries will, and will cause the Subsidiaries to, perform or cause to be performed the obligations set forth below.

SECTION 8.1 Business Activities. None of Holdings, the Borrower or any of the Subsidiaries will engage in any business activity except those business activities engaged in on the date of this Agreement and activities reasonably related, complementary, ancillary or incidental thereto or a reasonable extension, expansion or development thereto.

SECTION 8.2 Indebtedness. None of Holdings, the Borrower or any of the Subsidiaries will create, incur, assume or permit to exist any Indebtedness, other than:

(a) Indebtedness in respect of the Obligations;

(b) until the Funding Date, the Indebtedness identified on Schedule 8.2(b);

(c) Indebtedness existing as of the Closing Date which is identified in Schedule 8.2(c), and Permitted Refinancing Indebtedness in respect of such Indebtedness;

(d) unsecured Indebtedness in respect of performance, surety or appeal bonds provided in the ordinary course of business;

(e) Purchase Money Indebtedness and Capitalized Lease Liabilities incurred after the Closing Date in a principal amount not to exceed €5,000,000 in the aggregate outstanding at any time;

(f) Permitted Subordinated Indebtedness;

(g) Indebtedness of any Guarantor or the Borrower owing to the Borrower or any Guarantor;

(h) other Indebtedness of Holdings, the Borrower and the Subsidiaries in an aggregate principal amount at any time outstanding not to exceed €5,000,000;

(i) Indebtedness of (i) any Loan Party owing to a Subsidiary that is not a Guarantor; provided that all of such Indebtedness shall be subordinated to the Obligations pursuant to an intercompany debt subordination agreement in substantially the form of Exhibit G hereto (or any other form approved by the Required Lenders), (ii) any Subsidiaries that arc not Guarantors owing to the Borrower or any Guarantor in an aggregate principal amount at any time outstanding not to exceed, when combined with outstanding Investments by any Loan Party in or to any Subsidiary that is not a Guarantor pursuant to Section 8.5(h)(i) and any Disposition by any Loan Party to any Subsidiary that is not a Guarantor pursuant to Section 8.8(o), €3,000,000, and (iii) any Subsidiaries that arc not Guarantors owing to any other Subsidiary that is not a Guarantor;

(j) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of Borrower’s business;

(k) Indebtedness in respect of commercial credit cards, employee credit card programs, purchasing cards, treasury management services, netting services, overdraft protection, check drawing services, automated payment services (including controlled disbursement, ACH transactions and return items services) and any other similar arrangements or services in connection with cash management and deposit accounts;

(l) Indebtedness consisting of reimbursement obligations pursuant to letter of credit arrangements that are repaid within five Business Days of becoming due;

(m) Indebtedness consisting of the financing of insurance premiums and other obligations in respect of workers’ compensation insurance, unemployment insurance (including premiums related thereto), property, casualty or liability insurance and similar obligations, and other types of social security, pension obligations, vacation pay, health, disability or other employee benefits in the ordinary course of business consistent with past practice;

(n) Indebtedness in respect of hedging, derivative or swap agreements incurred in the ordinary course of business and not for speculative purposes; and

(o) Indebtedness consisting of accrued obligations in respect of payroll and other similar compensation liabilities incurred or arising in the ordinary course of business;

provided that no Indebtedness otherwise permitted by clauses (c), (f) or (h) shall be assumed, created or otherwise incurred if a Default has occurred and is then continuing or would result therefrom; provided, further, that no Indebtedness otherwise permitted by clause (e) shall be assumed, created or otherwise incurred if an Event of Default under Section 9.1(a) or Section 9.1(h) has occurred and is then continuing or would result therefrom.

SECTION 8.3 Liens. None of Holdings, the Borrower or any of the Subsidiaries will create, incur, assume or permit to exist any Lien upon any of its property (including Capital Securities of any Person), revenues or assets, whether now owned or hereafter acquired, except:

(a) Liens securing payment of the Obligations;

(b) Liens securing the Indebtedness identified on Schedule 8.2(b) so long as such Indebtedness is permitted to remain outstanding hereunder, subject to Section 7.17 for the filing and/or recordation of any applicable termination or release documentation;

(c) Liens existing as of the Closing Date and disclosed in Schedule 8.3(c) securing Indebtedness described in Section 8.2(c), and Permitted Refinancing Indebtedness in respect of such Indebtedness; provided that no such Lien shall encumber any additional property and, except as permitted by the definition of “Permitted Refinancing Indebtedness”, the amount of Indebtedness secured by such Lien is not increased from that existing on the Closing Date (as such Indebtedness may have been reduced following the Closing Date);

(d) Liens securing payment of Permitted Subordinated Indebtedness that are (i) subordinate to the Liens securing payment of the Obligations and (ii) subject to a written subordination agreement satisfactory to the Secured Parties in their sole discretion;

(e) Liens securing Indebtedness of Holdings, the Borrower or the Subsidiaries permitted pursuant to Section 8.2(e); provided that (i) such Liens shall be created within 180 days of the acquisition of the assets financed with such Indebtedness and (ii) such Liens do not at any time encumber any property other than the property so financed;

(f) Liens in favor of carriers, warehousemen, mechanics, materialmen and landlords granted in the ordinary course of business for amounts not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with IFRS shall have been set aside on its books;

(g) Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, bids, leases or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety and appeal bonds or performance bonds;

(h) judgment Liens which do not result in an Event of Default under Section 9.1(f);

(i) easements, servitudes, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar encumbrances not interfering in any material respect with the value or use of the property to which such Lien is attached;

(j) Liens for Taxes not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with IFRS shall have been set aside on its books;

(k) licenses or sublicenses of Intellectual Property otherwise permitted under this Agreement or the other Loan Documents, and restrictions under licenses of Intellectual Property entered into in the ordinary course of business;

(l) banker’s liens, rights of setoff and Liens in favor of financial institutions incurred in the ordinary course of business arising in connection with the deposit accounts or securities accounts of Holdings, the Borrower or any Subsidiary held at such institutions;

(m) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(n) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of any assets or property in the ordinary course of business or by operation of law under Article 2 of the UCC (or similar law of any jurisdiction);

(o) the interest of lessors under leases (other than Capitalized Lease Liabilities) or licensors under license agreements;

(p) Liens securing Indebtedness or other obligations expressly permitted by Sections 8.2(k); and

(q) other Liens of Holdings, the Borrower and the Subsidiaries securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding not to exceed €2,000,000.

Each Secured Party agrees to execute and deliver such collateral subordination agreements and related documents as reasonably requested of it to confirm the priority of the Liens permitted pursuant to Section 8.3(e).

SECTION 8.4 Financial Covenants.

(a) Liquidity. The Liquidity of Holdings, the Borrower and the Subsidiaries, on a consolidated basis, shall not at any time be less than €35,000,000.

(b) Revenue Base. At all times, the Revenue Base of Holdings, the Borrower and its Subsidiaries, on a consolidated basis, for the most recently ended period of twelve consecutive months, shall not be less than €115,000,000.

SECTION 8.5 Investments. None of Holdings, the Borrower or any of the Subsidiaries will purchase, make, incur, assume or permit to exist any Investment in or to any other Person, except:

(a) Investments existing on the Closing Date and identified in Schedule 8.5(a);

(b) Investments consisting of cash and Cash Equivalent Investments;

(c) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(d) Investments consisting of any deferred portion of the sales price received by Holdings, the Borrower or any of the Subsidiaries in connection with any Disposition permitted under Section 8.8;

(e) Investments constituting (i) accounts receivable arising, (ii) trade debt granted or trade credit extended, (iii) deposits or prepayments made or (iv) advances made to distributors, suppliers, licensors and licensees, in each case of clauses (i) through (iv). in the ordinary course of business;

(f) Permitted Acquisitions;

(g) Investments by the Borrower or any Guarantor in or to the Borrower or any Guarantor;

(h) Investments (i) by Holdings, the Borrower or any Guarantor in or to any Subsidiary that is not a Guarantor, in an aggregate amount at any time outstanding not to exceed, when combined with any outstanding Indebtedness of any Subsidiary that is not a Guarantor owing to the Borrower or any Guarantor pursuant to Section 8.2(i)(ii) and any Disposition by any Loan Party to any Subsidiary that is not a Guarantor pursuant to Section 8.8(o), €3,000,000, (ii) by any Subsidiary that is not a Loan Party in or to any other Subsidiary that is not a Loan Party and (iii) by any Subsidiary that is not a Loan Party in or to Holdings, the Borrower or any Guarantor;

(i) Investments in the ordinary course of business consisting of endorsements of negotiable instruments for collection or deposit;

(j) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business in an aggregate amount not to exceed €250,000 outstanding at any time, and (ii) loans to employees, officers or directors relating to the purchase of Capital Securities of the Holdings or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by the board of directors of Holdings;

(k) Investments in hedging, derivative or swap agreements incurred m the ordinary course of business and not for speculative purposes;

(l) [reserved]; and

(m) other Investments in an aggregate amount not to exceed €3,000,000 over the term of this Agreement.

SECTION 8.6 Restricted Payments, Etc. None of Holdings, the Borrower or any of the Subsidiaries will declare or make a Restricted Payment, or make any deposit for any Restricted Payment, other than Restricted Payments (i) made by the Borrower or any Subsidiary to the Borrower or any Guarantor or by any Subsidiary to any other Subsidiary, (ii) made by Holdings to repurchase Capital Securities of Holdings held by employees, officers, directors, consultants or managers (or any of their respective heirs, administrators, executors, estates or other similar transferees) to the extent that such Capital Securities were issued or awarded pursuant to any management equity plan, profits interest or stock option plan or any other management or employee benefit plan or agreement, pension plan, any stock subscription or shareholder agreement or any distributor equity plan or agreement, or any similar equity plan or agreement, in an aggregate annual amount not to exceed €1,000,000, (iii) in the form of Capital Securities (other than Disqualified Capital Securities), (iv) payable in cash in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Securities of Holdings in an aggregate amount not to exceed €500,000, and (v) made by Holdings from existing cash reserves to repurchase Capital Securities of Holdings in accordance with the requirements of its Organic Documents, in an aggregate amount not to exceed €200,000.

SECTION 8.7 Consolidation, Merger; Permitted Acquisitions, Etc. None of the Borrower or any of the Subsidiaries will liquidate or dissolve, consolidate or amalgamate with, or merge into or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or any division thereof), other than in connection with a Permitted Acquisition, except that, so long as no Event of Default has occurred and is continuing (or would occur), any Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any Subsidiary; and provided that, in connection with any Permitted Acquisition, the Borrower or any Subsidiary may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it, so long as (a) the Person surviving such merger with any Subsidiary shall be a direct or indirect Wholly-Owned Subsidiary of the Borrower and, if qualifying as a Material Subsidiary, it shall be a Guarantor, and (b) in the case of any such merger to which the Borrower is a party, the Borrower is the surviving Person.

SECTION 8.8 Permitted Dispositions. None of Holdings, the Borrower or any of the Subsidiaries will Dispose of any of its assets (including accounts receivable and Capital Securities of the Borrower or Subsidiaries) to any Person in one transaction or series of related transactions, other than: (a) Dispositions of inventory or of obsolete, damaged, worn out or surplus property Disposed of in the ordinary course of business; (b) Dispositions pursuant to a transaction permitted by Section 8.7; (c) other Dispositions not to exceed €5,000,000 in the aggregate over the term of this Agreement so long as (x) at least 75% of the consideration received from such Disposition is in the form of cash or Cash Equivalent Investments and (y) no Default or Event of Default shall have occurred and be continuing at the time of, or would result from, such Disposition; provided that no sale or other transfer of any Intellectual Property that is material to the business of any Loan Party shall be permitted pursuant to this clause (c); (d) Dispositions of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property; (e) Dispositions of property as a result of a Casualty Event; (f) the leasing or subleasing of real property in the ordinary course of business and which do not, in the reasonable judgment of the Borrower, materially interfere with the business of Holdings, the Borrower and the Subsidiaries, taken as a whole; (g) Dispositions of accounts receivable in the ordinary course of business in connection with the settlement of any dispute related thereto or otherwise in connection with customary early payment programs, rebate programs or volume incentive programs conducted by Holdings, the Borrower and the Subsidiaries in the ordinary course of business and consistent with past practice; (h) licensing, co-licensing and cross-licensing arrangements with respect to any Products and/or any Intellectual Property of Holdings, the Borrower or the Subsidiaries (i) set forth in Schedule 8.8 (provided that any exclusive licensing arrangement shall be a bona fide, customary license arrangement and shall be approved by the Supervisory Board of Holdings), (ii) constituting Non-Core Assets or (iii) otherwise entered into in the ordinary course of business on a non-exclusive basis; (i) abandonments, cancellations or lapses of Intellectual Property, or issuances or registrations or applications for issuances or registrations of Intellectual Property, which, in the reasonable good faith determination of the Borrower are no longer economical to maintain in light of its use; (j) terminations or unwinds of any hedging, derivative or swap agreement permitted hereunder; (k) sales, transfers, contributions or other conveyances of any Non-Core Assets; (l) issuances of Capital Securities in the form of directors’ qualifying shares as required by applicable Laws; (m) Dispositions between or among Loan Parties, so long as such Disposition does not adversely affect the Liens in favor of the Secured Parties in the property that is subject to any such Disposition; (n) Dispositions between or among Subsidiaries that are not Loan Parties; and (o) Dispositions from any Loan Party to any Subsidiary that is not a Loan Party in an aggregate amount over the term of this Agreement not to exceed, when combined with any outstanding Indebtedness of any Subsidiary that is not a Guarantor owing to the Borrower or any Guarantor pursuant to Section 8.2(i)(ii) and any outstanding Investments by any Loan Party in or to any Subsidiary that is not a Guarantor pursuant to Section 8.5(h)(i). €3,000,000, provided that no sale or other transfer of any Intellectual Property that is material to the business of any Loan Party shall be permitted pursuant to this clause (o); provided further that Holdings, the Borrower and the Subsidiaries may not consummate any Disposition of any assets necessary to satisfy in all material respects the obligations of Holdings, the Borrower and the Subsidiaries under any Key Contract (other than any Disposition permitted pursuant to clause (m)). To the extent that any Collateral is sold i a transaction that is permitted by this Section 8.8 to any Person that is not a Loan Party, such Collateral shall be sold free and clear of the Liens in favor of the Secured Parties, which Liens shall be automatically released upon the consummation of such sale, and the Administrative Agent shall take any actions and execute any consent, release or termination documentation reasonably requested by the Borrower in order to evidence or effect the foregoing. To the extent that any Collateral is Disposed of to a Person that is not a Loan Party, which Disposition consists of a license, co-license, cross-license, sublicense, lease, sublease or other similar arrangement with respect to any Product (including any R&D Product and/or any Non-Core Asset) or any related Intellectual Property or other property, in each case, to the extent constituting Collateral, the Administrative Agent shall enter into any subordination agreement, non-disturbance agreement or consent documentation reasonably requested by the Borrower and in form reasonably acceptable to the Required Lenders in connection with the consummation of, or in order to consummate, such Disposition.

SECTION 8.9 Modification of Certain Agreements. None of Holdings, the Borrower or any of the Subsidiaries will consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to, the terms or provisions contained in (a) any Organic Documents, if the result would have an adverse effect in any material respect on the rights or remedies of the Administrative Agent or the Lenders under this Agreement or any Loan Document, (b) any agreement governing any Permitted Subordinated Indebtedness, if the result would shorten the maturity date thereof or advance the date on which any cash payment is required to be made thereon or would otherwise change any terms thereof in a manner adverse to the Administrative Agent or the Lenders in any material respect, or (c) any Key Contract, if the result could reasonably be expected to have an adverse effect in any material respect on the Administrative Agent or the Lenders. None of Holdings, the Borrower or any of the Subsidiaries will (i) terminate or agree to the termination, expiration or non-renewal of any Key Contract for any reason (other than the expiration or non-renewal of any Key Contract in accordance with its terms, to the extent that such expiration or non-renewal of such Key Contract would not reasonably be expected to cause Holdings, the Borrower and the Subsidiaries to fail to satisfy the financial covenants set forth in Section 8.4 for the twelve month period immediately succeeding such expiration or non-renewal), (ii) fail to enforce any of its material rights under any Key Contract or (iii) agree to any assignment or transfer of any Key Contract, or any rights or obligations thereunder, by Holdings, the Borrower or any Subsidiary.

SECTION 8.10 Transactions with Affiliates. None of Holdings, the Borrower or any of the Subsidiaries will enter into or cause or permit to exist any arrangement, transaction or contract (including for the purchase, lease or exchange of property or the rendering of services) with any of its Affiliates, other than: (a) any such arrangement, transaction or contract that (i) is in the ordinary course of business, (ii) is on fair and reasonable terms no less favorable to Holdings, the Borrower or any Subsidiary than it could obtain in an arm’s-length transaction with a Person that is not one of its Affiliates and (iii) is of the kind which would be entered into by a prudent Person in its position with a Person that is not one of its Affiliates; (b) arrangements, transactions and contracts (i) between or among Loan Parties, (ii) between or among Subsidiaries that are not Loan Parties or (iii) between any Loan Parties, on the one hand, and any Subsidiaries that are not Loan Parties, on the other hand, in each case, to the extent otherwise not prohibited by the terms of this Agreement and subject in all respects to any applicable conditions or restrictions set forth herein; (c) transactions involving the provision of services and payment of consideration therefor between and among Holdings, the Borrower and the Subsidiaries in the ordinary course of business and consistent with past practices; (d) any issuance of Capital Securities of Holdings to the extent not resulting in a Change in Control; (e) transactions in respect of compensation, including the performance of any obligations under any employment or service contract or other similar contract entered into in the ordinary course of business, the payment of compensation (including bonuses and commissions) and severance, and indemnification payments and reimbursement of expenses to employees, officers, directors, consultants and managers, and the establishment and maintenance of benefit plans, programs or arrangements for employees, officers, directors and managers, including, without limitation, vacation plans, health and life insurance plans, deferred compensation plans, retirement or savings plans and similar plans or equity incentive or equity option plans (including any subscription or similar agreement pertaining to the issuance, purchase or repurchase of Capital Securities), in each case, in the ordinary course of business (to the extent applicable); and (f) transactions existing on the Closing Date and identified in Schedule 8.10.

SECTION 8.11 Restrictive Agreements, Etc. None of Holdings, the Borrower or any of the Subsidiaries will enter into any agreement prohibiting (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, (b) the ability of Holdings, the Borrower or any Subsidiary to amend or otherwise modify any Loan Document, or (c) the ability of Holdings, the Borrower or any Subsidiary w make any payments, directly or indirectly, to the Borrower, including by way of dividends, advances, repayments of loans, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments. The foregoing prohibitions shall not apply to restrictions contained (i) in any Loan Document, (ii) in the case of clause (a), in any agreement governing any Indebtedness permitted by Section 8.2(e) as to the assets financed with the proceeds of such Indebtedness, (iii) in any agreement governing any Investment permitted by Section 8.5 or any Disposition permitted by Section 8.8 to the extent such restrictions apply to the asset or property subject to such Investment or Disposition, as applicable, (iv) in leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate only to the assets subject thereto, or (v) in any Permit (including any Key Permit) or any Regulatory Authorization.

SECTION 8.12 Sale and Leaseback. None of Holdings, the Borrower or any of the Subsidiaries will directly or indirectly enter into any agreement or arrangement providing for the sale or transfer by it of any property (now owned or hereafter acquired) to a Person and the subsequent lease or rental of such property or other similar property from such Person.

SECTION 8.13 Product Agreements. None of Holdings, the Borrower or any of the Subsidiaries will enter into any amendment with respect to any existing Product Agreement or enter into any new Product Agreement that contains (a) any provision that permits any counterparty other than Holdings, the Borrower or any of the Subsidiaries to terminate such Product Agreement for any reason related to the insolvency or change of control of the Borrower or any of the Subsidiaries or assignment of such Product Agreement by Holdings, the Borrower or any of the Subsidiaries, (b) any provision which restricts or penalizes a security interest in, or the assignment of, any Product Agreements, upon the sale, merger or other Disposition of all or a material portion of a Product to which such Product Agreement relates, or (c) any other provision that has affected or is reasonably likely to adversely affect, in any material respect, any Product to which such agreement relates or any Secured Party’s rights hereunder.

SECTION 8.14 Change in Name, Location or Executive Office or Executive Management; Change in Fiscal Year. None of Holdings, the Borrower or any of the Subsidiaries will (a) change its legal name or any trade name used to identify it in the conduct of its business or ownership of its properties without 30 days’ prior written notice to the Administrative Agent, (b) change its jurisdiction of organization or legal structure, (c) relocate its chief executive office, principal place of business or any office in which it maintains current books or records relating to its business (including the establishment of any new office or facility serving any such purpose) without 30 days’ prior written notice to the Administrative Agent or, with respect to the chief executive office or principal place of business of Holdings or the Borrower, to the extent any relocation would be materially adverse to the interests of the Lenders, (d) change its federal taxpayer identification number or organizational number (or equivalent) without 30 days’ prior written notice to the Administrative Agent, (e) replace the chief executive officer or chief financial officer (or other senior officer or executive officer performing the duties and functions customarily performed by an officer serving in the role of chief executive officer or chief financial officer) of Holdings or the Borrower without written notification to the Administrative Agent within 30 days thereafter, (f) change its Fiscal Year or any of its Fiscal Quarters, or (g) enter into any Division/Series Transaction, or permit any of its Subsidiaries to enter into, any Division/Series Transaction (it being understood that none of the provisions in this Agreement nor any other Loan Document shall be deemed to permit any Division/Series Transaction).

SECTION 8.15 Benefit Plans and Agreements. Except as would not reasonably be expected to result in a Material Adverse Effect, none of Holdings or any of the Borrower’s Subsidiaries will (a) become the sponsor of, incur any responsibility to contribute to or otherwise incur actual or potential liability with respect to, any Benefit Plan, (b) allow any “employee benefit plan” as defined in section 3(3) of ERISA that provides retirement benefits, is sponsored by Holdings, any of the Borrower’s Subsidiaries or any of their ERISA Affiliates, and is intended to be Tax qualified under section 401(a) of the Code (or equivalent provisions of non-U.S. law) to cease to be Tax qualified, or (c) allow any employee benefit plan, program or arrangement sponsored, maintained, contributed to or required to be contributed to by Holdings or any of the Borrower’s Subsidiaries to fail to comply in all material respects with its terms and applicable Laws.

ARTICLE 9

EVENTS OF DEFAULT

SECTION 9.1 Listing of Events of Default. Each of the following events or occurrences described in this Article IX shall constitute an “Event of Default”:

(a) Non-Payment of Obligations. The Borrower shall default in the payment or prepayment when due of (i) any principal of any Loan, or (ii) any interest in respect of any Loan, any fee described in Article III or any other monetary Obligation, and in the case of clause (ii) such default shall continue unremedied for a period of three Business Days after such amount was due.

(b) Breach of Warranty. Any representation or warranty made or deemed to be made by Holdings, the Borrower or any other Loan Party in any Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect in any material respect when made or deemed to have been made.

(c) Non-Performance of Certain Covenants and Obligations. Holdings, the Borrower or any other Loan Party shall default in the due performance or observance of any of its obligations under Sections 7.1(a), (b), (c), (d), (e), (k), or (m), Section 7.7, or Article VIII.

(d) Non-Performance of Other Covenants and Obligations. Holdings, the Borrower or any other Loan Party shall default in the due performance and observance of any other covenant, obligation or agreement contained in any Loan Document executed by it (other than any covenant, obligation or agreement referred to in Section 9.1(c)), and such default shall continue unremedied for a period of 30 days after the earlier to occur of (i) notice thereof given to the Borrower by the Lenders or (ii) the date on which Holdings, the Borrower or any other Loan Party has knowledge of such default.

(e) Default on Other Indebtedness. A default shall occur in the payment of any amount when due (subject to any applicable grace period), whether by acceleration or otherwise, of any principal or stated amount of, or interest or fees on, any Indebtedness (other than the Obligations hereunder) of Holdings, the Borrower or any of the Subsidiaries having a principal or stated amount, individually or in the aggregate, in excess of €4,000,000, or a default shall occur (subject to any applicable grace period) in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause or declare such Indebtedness to become due and payable or to require such Indebtedness to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease such Indebtedness to be made, prior to its expressed maturity.

(f) Judgments. Any judgment or order for the payment of money individually or in the aggregate in excess of €4,000,000 (exclusive of any amounts paid or covered by insurance or indemnity as to which the insurer or indemnifying party, as applicable, has been notified of such judgment and has not disputed or otherwise contested in writing such insurance coverage or indemnification obligation, as applicable) shall be rendered against Holdings, the Borrower or any of the Subsidiaries and such judgment shall not have been vacated, discharged, stayed or bonded pending appeal within 45 days after the entry thereof (except to the extent that the terms of such judgment specifically provide for a longer payment term and Holdings, the Borrower or such Subsidiary, as applicable, timely discharges or satisfies such obligations during such specified longer term) or enforcement proceedings shall have been validly commenced by any creditor upon such judgment or order.

(g) Change in Control. Any Change in Control shall occur.

(h) Bankruptcy, Insolvency, Etc. Holdings, the Borrower or (except as permitted pursuant to Section 8.7) any of the Subsidiaries shall:

(i) fail to be Solvent or generally fail to pay, or admit in writing its inability or unwillingness generally to pay, debts as they become due;

(i) apply for, consent to, or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for any substantial part of the property of any thereof, or make a general assignment for the benefit of creditors;

(ii) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days; provided that Holdings, the Borrower and each Subsidiary hereby expressly authorizes the Administrative Agent and the Lenders to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend its rights under the Loan Documents;

(iii) permit or suffer to exist the commencement of any bankruptcy, insolvency, reorganization, debt arrangement, arrangement (including any plan of compromise or arrangement or other corporate proceeding involving or affecting its creditors), composition or other case or proceeding under any bankruptcy or insolvency law (including, without limitation, any Canadian Insolvency Laws) or any dissolution, winding up or liquidation proceeding, in respect thereof (each, an “Insolvency Event”), and, if any such case or proceeding is not commenced by Holdings, the Borrower or any Subsidiary, such case or proceeding shall be consented to or acquiesced in by Holdings, the Borrower or such Subsidiary, as the case may be, or shall result in the entry of an order for relief or shall remain for 60 days (or, in the case of Valneva UK Limited, 15 days) undismissed; provided that Holdings, the Borrower and each Subsidiary hereby expressly authorizes the Administrative Agent and the Lenders to appear in any court conducting any such case or proceeding during such 60-day period (or, in the case of Valneva UK Limited, 15-day period) to preserve, protect and defend its rights under the Loan Documents; or

(iv) take any corporate or other organizational action authorizing, or in furtherance of, any of the foregoing.

(v) Impairment of Security, Etc. Any Loan Document or any Lien granted thereunder shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of Holdings, the Borrower or any other Loan Party subject thereto; Holdings, the Borrower or any other Loan Party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or, except as permitted under any Loan Document, any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien (subject to Liens permitted by Section 8.3).

(j) [Reserved].

(k) Material Adverse Change. Any circumstance occurs that has had or could reasonably be expected to have a Material Adverse Effect.

(l) Key Person Event. If (i) Thomas Lingelbach ceases to be employed full time by, and actively working in the position of President and Chief Executive Officer of, Holdings, the Borrower and the Subsidiaries (taken as a whole), unless within 180 days after such Person ceases to be employed full time and actively working, Holdings, the Borrower and the Subsidiaries hire a replacement for such individual reasonably acceptable to the Required Lenders or (ii) any replacement hired pursuant to the foregoing clause (i) ceases to be employed full time by, and actively working in the position of President and Chief Executive Officer of, Holdings, the Borrower and the Subsidiaries (taken as a whole), unless within 180 days after such Person ceases to be employed full time and actively working, Holdings, the Borrower and the Subsidiaries hire a replacement for such individual reasonably acceptable to the Required Lenders.

(m) Regulatory Matters. Any of the following occurs: (i) the FDA, CMS or any other Governmental Authority (A) issues a letter or other communication asserting that any Product lacks a required Regulatory Authorization or (B) initiates enforcement action against, or issues a warning letter with respect to, Holdings, the Borrower or any of the Subsidiaries, or any Product or the manufacturing facilities therefor, that in the case of either clause (A) or (B) causes Holdings, the Borrower or such Subsidiary to discontinue marketing of or withdraw any Product, or causes a delay in the manufacture or offering of any Product (other than any R&D Product), which discontinuance, withdrawal or delay could reasonably be expected to last for more than six months; (ii) there occurs a recall with respect to any Product which could reasonably be expected to result in (A) aggregate liability to Holdings, the Borrower and the Subsidiaries in excess of €4,000,000 (exclusive of any amounts paid or covered by insurance or indemnity as to which the insurer or indemnifying party, as applicable, has been notified of the underlying claim and has not disputed or otherwise contested in writing such insurance coverage or indemnification obligation, as applicable, and exclusive of the value of such Product) or (B) a Material Adverse Effect; or (iii) Holdings, the Borrower or any of the Subsidiaries enters into a settlement agreement with the FDA, CMS or any other Governmental Authority with respect to any Product that results in aggregate liability as to any single or related series of transactions, incidents or conditions in excess of €4,000,000 (exclusive of any amounts paid or covered by insurance or indemnity as to which the insurer or indemnifying party, as applicable, has been notified of the underlying claim and has not disputed or otherwise contested in writing such insurance coverage or indemnification obligation, as applicable).

(n) Key Contracts. Any Key Contract is terminated by a counterparty to such Key Contract or terminates automatically by the terms of such Key Contract due to a default or breach by Holdings, the Borrower or any of the Subsidiaries.

SECTION 9.2 Action if Bankruptcy. If any Event of Default described in clauses (i) through (iv) of Section 9.1(h) with respect to Holdings, the Borrower shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of the Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand to any Person.

SECTION 9.3 Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (i) through (iv) of Section 9.1(h)) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent may, and, at the direction of the Required Lenders by notice to the Borrower, shall declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of the Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and the Commitments shall terminate.

SECTION 9.4 Application of Funds. After the exercise of remedies provided for in Section 9.3 (or after the Loans have automatically become immediately due and payable as set forth in Section 9.2), any amounts received by any Lender or the Administrative Agent on account of the Obligations shall be applied in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders) arising under the Loan Documents and amounts payable under Section 4.3, ratably among them in accordance with their Applicable Percentages of the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and amounts payable under Sections 3.7, 3.8, 3.10 and 3.11, ratably among the Lenders in accordance with their respective Applicable Percentages of the amounts described in this clause Third held by them;

Fourth, to payment of that portion of the Obligations constituting accrued and unpaid principal of the Loans, ratably among the Lenders in accordance with their respective Applicable Percentages of the amounts described in this clause Fourth held by them;

Fifth, to payment of all other outstanding Obligations, ratably among the Lenders in accordance with their respective Applicable Percentages of the amounts described in this clause Fifth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by law.

ARTICLE 10

MISCELLANEOUS PROVISIONS

SECTION 10.1 Waivers, Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by Holdings, the Borrower or any other Subsidiary therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, further, that

(a) no such amendment, waiver or consent shall:

(i) extend or increase the Commitment of a Lender (or reinstate any Commitment terminated pursuant to Section 9.2) without the written consent of such Lender whose Commitment is being extended or increased (it being understood and agreed that a waiver of any condition precedent set forth in Article V or a waiver of any Default or Event of Default or a mandatory reduction in Commitments pursuant to the terms of this Agreement is not considered an extension or increase in Commitments of any Lender);

(ii) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal (excluding mandatory prepayments), interest, Repayment Premiums, fees or other amounts due to the Lenders (or any of them) without the written consent of each Lender entitled to receive such payment (it being understood that a waiver of any Default or Event of Default shall not constitute such a postponement);

(iii) reduce the principal of, the rate of interest specified herein on, or any Repayment Premium or Exit Fee specified herein on any Loan, or any other fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment of principal, interest, fees or other amounts;

(iv) (x) amend or waive any provision of Section 9.4, or (y) amend or waive Section 4.4(e) or any other provision providing for the pro rata treatment of the Lenders, in each case without the written consent of Lender directly affected thereby;

(iv) change any provision of this Section 10.1(a), the definition of “Required Lenders” without the written consent of all the Lenders or any provision of this Agreement or any other Loan Documents providing for consent or other action by all Lenders;

(v) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of their rights and obligations under this Agreement and the other Loan Documents, or release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their obligations under the Guarantee, in each case without the written consent of all the Lenders;

(vi) release or subordinate any Lien granted in favor of the Administrative Agent with respect to all or substantially all of the Collateral or release all or substantially all of the value of the guarantees of the Obligations provided by the Guarantors, in each case, other than in accordance with the terms of the Loan Documents;

(vii) amend, waive or modify the penultimate paragraph of Section 7.1, Section 7,15, or Section 10.14, in each case, without the consent of each Public-Side Lender; or

(viii) amend, waive or modify Section 11.6 hereof, without the consent of the Required Lenders; and

(b) unless also signed by the Administrative Agent, no amendment, waiver or consent shall affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document;

provided, however, that notwithstanding anything to the contrary herein, (i) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein and (ii) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

Any payments, fees or other consideration (other than reimbursements for out-of-pocket expenses) received by or on behalf of the Administrative Agent or any of the Lenders in respect of any amendment, waiver or consent under the Loan Documents shall be distributed to the Lenders on a pro rata basis.

SECTION 10.2 Notices; Time.

(a) All notices and other communications provided under any Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted, if to the Administrative Agent, the Borrower or the Lenders, to the applicable Person at its address, email address or fax number set forth on Schedule 10.2, or at such other address, email address or fax number as may be designated by such Party in a notice to the other Parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by email or fax, shall be deemed given when received by the addressee. Unless otherwise indicated, all references to the time of a day in a Loan Document shall refer to New York City time.

(b) The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic loan notices) purportedly given by or on behalf of Holdings, the Borrower or any Subsidiary even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Holdings, the Borrower and the Subsidiaries shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Holdings, the Borrower or any Subsidiary; provided that such indemnity shall not, as to any Person be available to the extent that such losses, costs, expenses or liabilities are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Person. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

(c) Borrower Materials may be delivered pursuant to procedures approved by the Administrative Agent, including electronic delivery (if possible) upon request by the Administrative Agent to an electronic system maintained by the Administrative Agent (the “Platform”). The Borrower shall notify the Administrative Agent of each posting of Borrower Materials on the Platform and the materials shall be deemed received by the Administrative Agent only upon its receipt of such notice. Borrower Materials and other information relating to this credit facility may be made available to Lenders on the Platform. The Platform is provided “as is” and “as available.” The Administrative Agent does not warrant the accuracy or completeness of any information on the Platform nor the adequacy or functioning of the Platform, and expressly disclaims liability for any errors or omissions in the Borrower Materials or any issues involving the Platform, except to the extent resulting from the Administrative Agent’s own gross negligence or willful misconduct as determined by a final non-appealable judgment by a court of competent jurisdiction. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THIRD PARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ADMINISTRATIVE AGENT WITH RESPECT TO BORROWER MATERIALS OR THE PLATFORM. None of the Administrative Agent nor any of its Affiliates, partners, directors, officers, employees, agents, trustees, administrators, managers or advisors, nor any of the partners, directors, officers, employees, agents, trustees, administrators, managers or advisors of its Affiliates shall have any liability’ to the Loan Parties, Lenders or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) relating to use by any Person of the Platform or delivery of Borrower Materials and other information through the Platform except to the extent any thereof result from the applicable Person’s own gross negligence or willful misconduct as determined by a final non-appealable judgment by a court of competent jurisdiction.

SECTION 10.3 [Reserved].

SECTION 10.4 Indemnification; Expenses; and Damage Waiver.

(a) In consideration of the execution and delivery of this Agreement by the Lenders and the Administrative Agent, the Borrower hereby indemnifies, agrees to defend, exonerates and holds each Lender and the Administrative Agent (and any sub-agent thereof) and each Related Party of any of the foregoing Persons (collectively, the “Indemnified Parties”) free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities, obligations and damages, claims and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable and documented out-of-pocket attorneys’ and professionals’ fees and disbursements, whether incurred in connection with actions between the Parties or the Parties and third parties (collectively, the “Indemnified Liabilities”), including Indemnified Liabilities arising out of or relating to (a) the entering into, administration, performance and enforcement of any Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by any Lender pursuant to Article V not to fund any Loan), (b) any disclosure pursuant to Section 7.15 or (c) any Environmental Liability relating to Holdings, the Borrower or the Subsidiaries; provided that the foregoing indemnity will not, as to any Indemnified Party, apply to losses, claims, damages, liabilities or related expenses to the extent that they have resulted from (i) the willful misconduct or gross negligence of such Indemnified Party (or any of its Related Parties) (as determined by a court of competent jurisdiction in a final and non-appealable decision), (ii) (x) other than with respect to the Administrative Agent (and its Related Parties), a material breach of the obligations of such Indemnified Party (or any of its Related Parties) under the Loan Documents or (y) with respect to the Administrative Agent, a material breach by it or any of its Related Parties under Section 7,15. in each case as determined by a court of competent jurisdiction in a final and non-appealable decision, or (iii) disputes solely between and among Indemnified Parties not arising from any act or omission of Holdings, the Borrower or any Subsidiary or any of their Affiliates. If and to the extent that the foregoing indemnification may be unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable Law.

(b) Costs and Expenses. The Loan Parties shall pay (i) all reasonable and documented out-of-pocket fees and expenses incurred by OrbiMed, Deerfield and the Administrative Agent (including the fees, charges and disbursements of counsel for OrbiMed, Deerfield and the Administrative Agent and due diligence expenses incurred by OrbiMed and Deerfield), in connection with (x) the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, including schedules and exhibits, or any amendments, supplements, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) (provided that such expenses incurred by OrbiMed and Deerfield and to be reimbursed hereunder, through and including the Closing Date, shall not exceed $600,000), (y) the filing or recording of any Loan Document (including any financing statements) and all amendments, supplements, amendment and restatements and other modifications to any thereof, searches made following the Closing Date in jurisdictions where financing statements (or other documents evidencing Liens in favor of the Secured Parties) have been recorded and any and all other documents or instruments of further assurance required to be filed or recorded by the terms of any Loan Document and (z) the preparation and review of the form of any document or instrument relevant to any Loan Document, and (ii) all documented out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or in connection with any enforcement of any Obligations but, in each case under this Section 10.4(b), excluding any expenses to the extent that they have resulted from (1) the willful misconduct or gross negligence of the Administrative Agent or any Lender (or any of their respective Related Parties) (as determined by a court of competent jurisdiction in a final and non-appealable decision), (2) (x) a material breach of the obligations of any Lender (or any of its respective Related Parties) under the Loan Documents or (y) a material breach of the obligations of the Administrative Agent (or any of its Related Parties) under Section 7.15 (in each case, as determined by a court of competent jurisdiction in a final and non-appealable decision), or (3) disputes solely between and among the Administrative Agent and/or the Lenders not arising from any act or omission of Holdings, the Borrower or any Subsidiary or any of their Affiliates.

(c) Reimbursement by Lenders. To the extent that Holdings, the Borrower or any Subsidiary for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by them to the Administrative Agent (or any sub-agent thereof) or any Related Party thereof, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders* Applicable Percentages (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided that, to the extent that Holdings, the Borrower or any Subsidiary is not required to indemnify or reimburse the Administrative Agent (or any of its Related Parties) for losses, claims, damages, liabilities or expenses pursuant to Section 10.4(a)(ii)(v) or Section 10.4(b)(2)(v), upon a determination by a court of competent jurisdiction in a final and non-appealable decision that such losses, claims, damages, liabilities or expenses resulted from a material breach by the Administrative Agent or any of its Related Parties under Section 7.15, each Public-Side Lender agrees to indemnify or reimburse the Administrative Agent for losses, claims, damages, liabilities or expenses relating to such material breaches by the Administrative Agent or any of its Related Parties of Section 7.15 involving, related to, in connection with or arising out of the disclosure of information to such Public-Side Lender, excluding any losses, claims, damages, liabilities or expenses to the extent they have resulted from the willful misconduct or gross negligence of the Administrative Agent (or any of its Related Parties) (as determined by a court of competent jurisdiction in a final and non-appealable decision); provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), or against any Related Party thereof acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.09(b).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, no Party hereto shall assert, and the Parties hereto hereby waive, and acknowledge that no other Party shall have any claim against any other Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnified Party referred to in subsection (a) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent resulting from the willful misconduct or gross negligence of such Indemnified Party (or any of its Related Parties) (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(e) Payments. All amounts due under this Section shall be payable not later than thirty days after the Borrower’s receipt of a reasonably detailed invoice therefor.

SECTION 10.5 Survival. The obligations of the Borrower under Section 4.1, Section 4.2, Section 4.3 and Section 10.4, shall in each case survive any assignment by any Lender and the occurrence of the Termination Date. The representations and warranties made by Holdings, the Borrower and any other Loan Party in each Loan Document shall survive the execution and delivery of such Loan Document. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of the borrowing of any Loan, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied. The agreements in this Section and the indemnity provisions of Section 10.2(b) shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

SECTION 10.6 Severability. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 10.7 Headings. The various headings of each Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of such Loan Document or any provisions thereof.

SECTION 10.8 Execution in Counterparts, Effectiveness, Etc.. This Agreement may be executed by the Parties in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and the Lenders, shall have been received by the Lenders. Delivery of an executed counterpart of a signature page to this Agreement by email (in “pdf,” “tiff” or similar format) or telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.9 Governing Law; Entire Agreement. EACH LOAN DOCUMENT (OTHER THAN ANY LOAN DOCUMENT THAT IS, ACCORDING TO ITS TERMS, GOVERNED BYLAWS OTHER THAN THE INTERNAL LAWS OF THE STATE OF NEW YORK) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT CONTEMPLATED HEREBY AND THEREBY (OTHER THAN ANY LOAN DOCUMENT THAT IS, ACCORDING TO ITS TERMS, GOVERNED BY OTHER LAWS) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) WITHOUT REGARD TO ANY CHOICE OR CONFLICT OF LAWS

PROVISIONS OR RULES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION. The Loan Documents constitute the entire understanding among the Parties with respect to the subject matter thereof and supersede any prior agreements, written or oral, with respect thereto.

SECTION 10.10 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the Parties hereto and thereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, or (ii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (d) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. No assignment or transfer of any Commitment or Loan shall be effective until receipt and acceptance into the Register by the Administrative Agent of a fully executed Assignment and Assumption effecting the assignment or transfer thereof, together with the required forms and certificates regarding tax matters and any fees payable in connection with such assignment, in each case, as provided in Section 10.4(b). The date of such assignment shall be referred to herein as the “Assignment Effective Date.”

(b) Assignments by Lenders. Subject to the provisions of clause (f) below, any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or any portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all of the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned; provided, however, that funded Delayed Draw Term Loans and outstanding Delayed Draw Commitment Amount shall not be required to be assigned together;

(iii) Required Consents. In addition to any consent required by subsection (b)(i)(B) of this Section and, in addition, the consent of the Administrative Agent and the Required Lenders (such consent not to be unreasonably withheld or delayed) shall be required for assignments to a Person that is not an Eligible Assignee.

(iv) Assignment and Assumption. Assignments and assumptions of Loans and Commitments by Lenders shall be effected by execution and delivery to the Administrative Agent of an Assignment and Assumption. Assignments made pursuant to the foregoing provision shall be effective as of the Assignment Effective Date, subject to acceptance and recording thereof in the Register by the Administrative Agent pursuant to Section 10.10(c). In connection with all assignments there shall be delivered to the Administrative Agent such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment and Assumption may be requested to deliver by the Administrative Agent, together with payment to the Administrative Agent of a registration and processing fee of $3,500, which may be waived or reduced at the sole discretion of the Administrative Agent.

(v) No Assignment to Certain Persons. Without limiting the provisions of Section 10.10(b)(iii), no such assignment shall be made to a Loan Party or any Affiliate or Subsidiary of a Loan Party, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons (other than to the Lenders on the date hereof and their respective Affiliates).

(vi) Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.3 and 10.4 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be null and void.

(c) Register. The Administrative Agent, acting solely for this purpose a non-fiduciary agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Administrative Agent. Any corporation or associat10n into which the Administrative Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Administrative Agent is a party, will be and become the successor to the Administrative Agent under this Agreement and will have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

(f) Right of First Refusal.

(i) Initial Lender Assignments. If any Initial Lender (such Initial Lender, the “Selling Lender”) proposes to assign or otherwise transfer all or any portion of its Loans and/or Commitments (collectively, the “ROFR Loans”) to a third party or Person (other than an Affiliate or managed or related fund of such Selling Lender), before consummating any such assignment or other transfer with respect to such Loans and/or Commitments with any other third party or Person, such Selling Lender must first give written notice (the “ROFR Notice”) to the other Initial Lender (such other Initial Lender, the “ROFR Lender”) of its intention to assign or otherwise transfer the ROFR Loans. The ROFR Notice must set forth the ROFR Loans to be purchased. Such ROFR Notice will constitute a notice to the ROFR Lender that it may elect to purchase all of the ROFR Loans. At any time within ten (10) Business Days after receipt of the ROFR Notice (the “ROFR Period”), the ROFR Lender shall have the option, exercisable by delivery of a written notice to that effect to the Selling Lender (a “ROFR Exercise Notice”), to purchase all of the ROFR Loans for cash at the price specified by the Selling Lender. Prior to the expiration of the ROFR Period, the Selling Lender may not assign or otherwise transfer the ROFR Loans to any third party or Person other than the ROFR Lender.

(ii) Sale Pursuant to Exercise of ROFR. If the ROFR Lender timely delivers a ROFR Exercise Notice, the Selling Lender and the ROFR Lender shall execute all appropriate documentation (including any documentation required by Section 10.10(b)(iv) of this Agreement) to consummate the transaction within ten (10) Business Days after receipt of such ROFR Exercise Notice (or such longer time as may be necessary to obtain any necessary regulatory approvals) and take all such other actions as may be reasonably necessary to consummate the transaction. If the ROFR Lender fails to deliver a ROFR Exercise Notice during the ROFR Period, then the Selling Lender may, for a period of 180 days after the expiration of the ROFR Period, freely assign or otherwise transfer the ROFR Loans to a third party on the terms set forth in this Agreement.

(iii) Failure to Consummate a Transfer. If the ROFR Lender fails to deliver a ROFR Exercise Notice during the ROFR Period and the Selling Lender does not consummate an assignment or other transfer in accordance with the terms of this Section 10.10(f) within 180 days following the expiration of the ROFR Period, then the Selling Lender may not then effect an assignment or other transfer that is subject to this Section 10.10(f) without again fully complying with the provisions of this Section 10.10(f).

Notwithstanding anything to the contrary contained in this Agreement, the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce compliance with the provisions set forth above in this Section 10.10(f) relating to any assignment or transfer by an Initial Lender.

SECTION 10.11 Other Transactions. Nothing contained herein shall preclude any Lender or any of its Affiliates from engaging in any transaction, in addition to those contemplated by the Loan Documents, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

SECTION 10.12 Arbitration; Forum Selection; Consent to Jurisdiction. Any dispute, controversy or claim (of any and every kind or type, whether based on contract, tort, statute, regulation, or otherwise) arising out of, relating to, or in connection with this Agreement, or the transactions contemplated hereunder (other than any other Loan Document), including any dispute as to the construction, validity, interpretation, enforceability or breach of this Agreement (a “Dispute”), shall be submitted to resolution by final and binding arbitration. The following provisions shall apply to arbitration proceedings pursuant to this Section 10,12:

(a) The place of arbitration will be New York, New York. The arbitration will be conducted in the English language and all documents filed or otherwise provided as part of the arbitration shall be in the English language, or include a certified English language translation if in another language.

(b) The arbitral proceedings shall be carried out under the Rules of Arbitration of the International Chamber of Commerce (“ICC”). The arbitral tribunal shall be composed of (A) a sole arbitrator if the monetary value of the Dispute is $5,000,000 (or its currency equivalent) or less, and (B) three arbitrators if the monetary value of the Dispute is greater than $5,000,000 (or its currency equivalent) or if the relief sought includes any which is not monetary in nature. In the case of a sole arbitrator, the parties to the Dispute shall endeavor to mutually agree upon the identity of such arbitrator within 30 days after the date on which the respondent(s)’ answer is filed in the arbitration. If there are to be three arbitrators, the claimant(s) and respondent(s) shall each nominate one arbitrator within 30 days after the date on which the respondent(s)’ answer is filed and the two arbitrators will endeavor within the following 30 days to agree upon the third arbitrator who shall be the chairman of the arbitral tribunal. If any arbitrator is not nominated pursuant to the two immediately preceding sentences, the ICC shall appoint such arbitrator.

(c) In matters of document production, the arbitral tribunal and the parties shall be guided by the 2010 International Bar Association Rules on the Taking of Evidence in International Arbitration, with the intent of the parties to limit document production to what is essential in order to resolve the Dispute. The arbitral tribunal shall not have the power to award, nor shall the arbitral tribunal award, any punitive, indirect, incidental or consequential damages or awards for diminution in value or lost profits (however any such award is denominated). The arbitral tribunal is authorized to take any interim measures as it considers necessary, including the making of interim orders or awards or partial final awards. An interim order or award may be enforced in the same manner as a final award using the procedures specified below. Further, the arbitral tribunal is authorized to make pre- or post-award interest at applicable statutory interest rates during the relevant period.

(d) The written award of the arbitral tribunal shall be final and binding. Except to the extent set forth in the following sentence, each Party hereby waives irrevocably and unconditionally any right to appeal such arbitration award and its rights to any form of review or recourse to any court or other judicial authority, in each case to the extent such rights may be waived. Judgment upon the award rendered by the arbitral tribunal may be entered by any court having jurisdiction thereof.

(e) Subject to Section 10.4, all arbitration costs and fees (including the costs of legal representation and witness expenses) incurred by the prevailing party or parties to a Dispute shall be borne by the party or parties against whom the applicable arbitral award is made. No arbitrator or arbitration panel under this Section 10.12 shall award any Losses for which recovery is prohibited under Section 10.4(d).

f. Any Dispute and any negotiations, mediation and arbitration proceedings between the parties thereto regarding such Dispute shall be confidential and shall be subject to Section 10.14.

g. NOTWITHSTANDING THE FOREGOING, ANY SUIT SEEK ING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT’ S OR THE REQUIRED LENDERS’ OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND AND ANY LITIGATION REGARDING ANY SECURITY AGREEMENTS GOVERNED BY THE LAWS OF ANY JURISDICTION (INCLUDING ANY SUIT SEEKING ENFORCEMENT UNDER SUCH SECURITY AGREEMENT) SHALL BE BROUGHT AND MAINTAINED IN THE COURTS OF SUCH JURISDICTION TO THE EXTENT THAT THE TERMS OF SUCH SECURITY AGREEMENTS REQUIRE SUCH FORUM AND/OR VENUE. THE BORROWER IRREVOCABLY APPOINTS CORPORATION SERVICE COMPANY (CSC) AS ITS AUTHORIZED AGENT UPON WHICH PROCESS MAY BE SERVED IN ANY SUIT OR PROCEEDING IN THE UNITED STATES, AND AGREES THAT SERVICE OF PROCESS UPON SUCH AGENT, AND WRITTEN NOTICE OF SAID SERVICE TO THE BORROWER, BY THE PERSON SERVING THE SAME TO THE ADDRESS PROVIDED IN SECTION 10.2, SHALL CONSTITUTE EFFECTIVE SERVICE OF PROCESS UPON THE BORROWER IN ANY SUCH SUIT OR PROCEEDING. THE BORROWER FURTHER AGREES TO TAKE ANY AND ALL ACTION AS MAY BE NECESSARY TO MAINTAIN SUCH DESIGNATION AND APPOINTMENT OF SUCH AGENT IN FULL FORCE AND EFFECT UNTIL ALL OBLIGATIONS HAVE BEEN PAID IN FULL. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 10.2. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES. TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE

LAYING OF VENUE OF ANY SUCH LITIGATION PURSUANT TO THIS CLAUSE (G) BROUGHT IN THE COURTS OF THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.

SECTION 10.13 Waiver of Jury Trial. THE ADMINISTRATIVE AGENT, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY WRY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, ANY LENDER OR THE BORROWER IN CONNECTION THEREWITH. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AN SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND THE LENDERS ENTERING INTO THE LOAN DOCUMENTS.

SECTION 10.14 Confidential Information. Subject to the provisions of Section 10.15, at all times prior to the Termination Date, the Receiving Party shall keep confidential and shall not publish or otherwise disclose any Confidential Information furnished to it by the Disclosing Party, except to those of the Receiving Party’s employees, advisors or consultants who have a need to know such information to assist such Party in the performance of such Party’s obligations or in the exercise of such Party’s rights hereunder and who are subject to reasonable obligations of confidentiality consistent with this Section 10.14 (collectively, “Recipients”). Notwithstanding anything to the contrary set forth herein, any Lender may disclose Confidential Information to (i) its Affiliates, (ii) potential and actual assignees of any of such Lender’s rights hereunder and (iii) potential and actual investors in, or lenders to, such Lender (including, in each of the foregoing cases, such Person’s employees, advisors or consultants); provided that in each case, unless an Event of Default has occurred and is continuing, each such Recipient shall be subject to reasonable obligations of confidentiality no less restrictive than those imposed by this Agreement. In addition to the foregoing, the Receiving Party may disclose Confidential Information belonging to the Disclosing Party to the extent (and only to the extent) such disclosure is reasonably necessary in order to comply with applicable Laws (including any securities law or regulation or the rules of a securities exchange) and with judicial process, if in the reasonable opinion of the Receiving Party’s counsel, such disclosure is necessary for such compliance; provided that the Receiving Party (x) will only disclose those portions of the Confidential Information that are necessary or required to be so disclosed, and (y) to the extent legally permissible, will notify the Disclosing Party of the Receiving Party’s intent to make any disclosure pursuant thereto sufficiently prior to making such disclosure so as to allow the Disclosing Party time to take whatever action it may deem appropriate to protect the confidentiality of the information to be disclosed.

SECTION 10.15 Exceptions to Confidentiality. The Receiving Party’s obligations set forth this Agreement shall not extend to any Confidential Information of the Disclosing Party:

(a) that is or hereafter becomes part of the public domain (other than as a result of a disclosure by the Receiving Party or its Recipients in violation of this Agreement);

(b) that is received from a Third Party without restriction on disclosure and without, to the knowledge of the Receiving Party, breach of any agreement between such Third Party and the Disclosing Party;

(c) that the Receiving Party can demonstrate by competent evidence was already in its possession without any limitation on disclosure prior to its receipt from the Disclosing Party;

(d) that is generally made available to Third Parties by the Disclosing Party without restriction on disclosure;

(e) that is required or permitted to be Publicly Disclosed in accordance with Section 7.15 as a result of a breach by Holdings, the Borrower or any Subsidiary of their obligations hereunder to not provide Inside Information to any Public-Side Lender; or

(f) that the Receiving Party can demonstrate by competent evidence was independently developed by the Receiving Party without use of or reference to the Confidential Information.

SECTION 10.16 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, arc cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 11.1 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as the Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 4.5 (subject to the terms of Section 4.4(e)) or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law or any proceedings arising out of or in connection with an Insolvency Event; provided, further, that if at any time there is no Person acting as the Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 11.1 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 4.4(c), any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

SECTION 10.17 Conversion of Currencies.

(a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the Relevant Jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b) The obligations of any Loan Party in respect of any sum due to any party hereto or any holder of the Obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the Relevant Jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, each Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Loan Parties contained in this Section 10.17 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

(c) For purposes of calculating financial covenants and reporting financial metrics hereunder (and for computing related defined financial terms herein), the applicable amount of any Canadian dollars for purposes of this Agreement shall be the U.S. Dollar Equivalent amount of such Canadian dollars.

SECTION 10.18 Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver, receiver, manager, monitor or any other party, in connection with any proceeding under any Debtor Relief Law, any proceedings arising out of or in connection with an Insolvency Event or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to tune in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

SECTION 10.19 Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 10.20 No Usury; Criminal Rate of Interest.

(a) Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable Law shall not exceed the highest rate permitted by applicable Law. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the highest lawful rate permitted by applicable Law, the outstanding amount of the Loans made hereunder shall bear interest at the highest lawful rate permitted by applicable Law until the total amount of interest due hereunder equals the amount of interest that would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. Accordingly, if any Lender contracts for, charges, or receives any consideration that constitutes interest in excess of the highest lawful rate permitted by applicable Law, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Loan Parties.

(b) If any provision of this Agreement would oblige the Borrower to make any payment of interest or other amount payable to the Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that person of “interest” at a “criminal rate” (as such terms arc construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, that would not be so prohibited by applicable law or so result in a receipt by that person of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows:

(i) first, by reducing the amount or rate of interest; and

(ii) thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid which would constitute interest for purposes of section 347 of the Criminal Code (Canada).

SECTION 10.21 Release from Banking Secrecy. Each Loan Party hereby expressly waives any rights it may have in respect of banking secrecy under applicable laws, including without limitation pursuant to section 38 (2) of the Austrian Banking Act (Bankwesengesetz), as amended and supplemented from time to time, under or in connection with any Loan Document and releases the Administrative Agent and any Lender in respect to such banking secrecy. Accordingly, the Administrative Agent and any Lender may disclose all information (including Confidential Information) concerning the Loan Documents and the transactions envisaged thereunder or any Loan Party that has been provided to the Lender by or on behalf of a Loan Party (including, but without limitation, the fact that the Administrative Agent, the Lenders and the Loan Parties entered into the business relationship established under the Loan Documents, the amount and the conditions of the Loans, the interest rate. Collateral, the presence of a Default or Event of Default, any financial information on a Loan Party) in such circumstances and to such persons as permitted under this Agreement, in particular Section 10.14 (Confidential Information) and Section 10.15 (Exceptions to Confidentiality).

SECTION 10.22 Place of Performance. The Parties agree that the sole place of performance for all rights and obligations under this Agreement shall be the Administrative Agent’s Office, provided that the Administrative Agent is entitled to select another place of performance if such place is outside of Austria. This means in particular that payments under this Agreement must be made from and to bank accounts outside of Austria. The Parties explicitly agree that any performance in Austria and any payment from or to a bank account in Austria shall not effectively settle any obligations (keine schuldbefreiende Wirkung).

SECTION 10.23 Independent Nature of Lenders. The obligations of each Lender under this Agreement and each of the other Loan Documents are several and not joint with the obligations of any other Lender, and no Lender shall be responsible in any way for the performance of the obligations of any other Lender under this Agreement or any other Loan Document. Each Lender shall be responsible only for its own representations, warranties, agreements and covenants hereunder and under the other Loan Documents. Nothing contained in this Agreement or any other Loan Document, and no action taken by any Lender pursuant hereto or thereto, shall be deemed to constitute the Lenders as, and the Loan Parties acknowledge and agree that the Lenders do not thereby constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Lenders are in any way acting in concert or as a group with respect to the Obligations or the transactions contemplated by this Agreement or any other Loan Document, and the Loan Parties shall not assert any contrary position.

SECTION 10.24 No Fiduciary Relationship. The Loan Parties acknowledge and agree that (a) each Lender is acting at arm’s length from the Loan Parties with respect to this Agreement and the Loan Parties and the transactions contemplated hereby and thereby; (b) no Lender will, solely by virtue of this Agreement or any of the Loan Documents or any transaction contemplated hereby or thereby, become an Affiliate of, or have any agency, tenancy or joint venture relationship with, any of the Loan Parties; (c) no Lender has acted, or is or will be acting, as a financial advisor to, or fiduciary (or in any similar capacity) of, or has any fiduciary or similar duty to, any of the Loan Parties with respect to, or in connection with, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby, and the Loan Parties agree not to assert, and hereby waives, any claim that any Lender has any fiduciary duty to any of the Loan Parties; (d) any advice given by a Lender or any of its representatives or agents in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby is merely incidental to such Lender’s performance of its obligations hereunder and thereunder; and (e) the Loan Parties’ decision to enter into this Agreement and the other Loan Documents has been based solely on the independent evaluation by the Loan Parties and their representatives.

ARTICLE 11

ADMINISTRATIVE AGENT

SECTION 11.1 Appointment and Authority.

(a) Each of the Lenders hereby irrevocably appoints Wilmington Trust, National Association to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are incidental thereto. In this connection, the Administrative Agent, as “collateral agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 11.5 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Agreement, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of Article X (including Section 10.4(c)), as though such co-agents, sub- agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) and this Article XI as if set forth in full herein with respect thereto.

(c) The Administrative Agent declares that it holds the Liens on Collateral granted pursuant to the English Debenture on trust for the Secured Parties on the terms contained in this Agreement.

(d) Each of the Lenders authorizes the Administrative Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Administrative Agent under or in connection with the Loan Documents together with any other incidental rights, powers, authorities and discretions.

SECTION 11.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 11.3 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action or to exercise any of the rights or powers vested in it by this Agreement at the request or direction of the Lenders, pursuant to the provisions of this Agreement, unless such Lenders shall have offered to the Administrative Agent security or indemnity (satisfactory to the Administrative Agent in its sole and absolute discretion) against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction, or that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to dis close, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. Subject to the proviso in Section 11.3(b), to the extent the Administrative Agent is permitted to take any discretionary action hereunder or under any Loan Document, it shall take such action if instructed in writing to do so by the Required Lenders. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given in writing to the Administrative Agent by the Borrower, or a Lender.

The Administrative Agent shall have the right to request instructions from the Required Lenders or, as required, each of the Lenders. If the Administrative Agent shall request instructions from the Required Lenders or each of the Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary under the circumstances), as the case may be, with respect to any act or action (including the failure to act) in connection with this Agreement or any other Loan Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders or such other number or percentage of the Lenders, as the ease may be, and the Administrative Agent shall not incur any liability to any Person by reason of so refraining. The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall have no liability for any action taken, or errors in judgment made, in good faith by it or any of its officers, employees or agents, unless it shall have been negligent in ascertaining the pertinent facts. The permissive rights of the Administrative Agent to do things enumerated in this Agreement shall not be construed as a duty and, with respect to such permissive rights, the Administrative Agent shall not be answerable for other than its gross negligence or willful misconduct. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder.

Neither the Administrative Agent nor any of its directors, officers, employees, agents or affiliates shall be responsible for nor have any duty to monitor the performance or any action of the Loan Parties, or any of their directors, members, officers, agents, affiliates or employee, nor shall it have any liability in connection with the malfeasance or nonfeasance by such party. The Administrative Agent may assume performance by all such Persons of their respective obligations. The Administrative Agent shall have no enforcement or notification obligations relating to breaches of representations or warranties of any other Person.

The Administrative Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, any act or provision of any present or future law or regulation or governmental authority; acts of God; earthquakes; fires; floods; wars; terrorism; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor dispute s; acts of civil or military authority or governmental actions; or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.

SECTION 11.4 Reliance by the Administrative Agent.

(a) The Administrative Agent shall be entitled to rely up on, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(b) Reliance by the Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic loan notices) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party; provided that such indemnity shall not, as to any Person be available to the extent that such losses, costs, expenses or liabilities are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Person. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

SECTION 11.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The rights, benefits and privileges (including the exculpatory and indemnification provisions) of Article X and this Article XI shall apply to any such sub-agent and to the

Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Loan Parties and the Lenders, (ii) any modification to such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be effective as against such sub-agent without its written consent thereto, and (iii) such sub-agent shall only have obligations to the Administrative Agent and not to any Loan Party, Lender or any other Person and no Loan Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such subagent.

SECTION 11.6 Resignation or Removal of the Administrative Agent. The Administrative Agent may resign as the Administrative Agent at any time by giving thirty (30) days advance notice thereof to the Lenders and the Borrower and, thereafter, the retiring the Administrative Agent shall be discharged from its duties and obligations hereunder. Upon any such resignation, the Required Lenders shall have the right to appoint a successor the Administrative Agent. No less than thirty (30) days’ following the delivery of such written notice, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, with whom the Lenders shall be dealing on an arm’s length basis. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor the Administrative Agent, such successor the Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring the Administrative Agent. After any retiring the Administrative Agent’s resignation hereunder as the Administrative Agent or upon a removal of the Administrative Agent, the provisions of this Section 11.6 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent. If no successor has accepted appointment as the Administrative Agent by the date which is thirty (30) days following a retiring the Administrative Agent’s notice of resignation or removal, the retiring the Administrative Agent’s resignation or removal shall nevertheless thereupon become effective and the Required Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

SECTION 11.7 Non-Reliance on the Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 11.8 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, in solvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 10.4) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, receiver-manager, monitor, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 10.4.

In addition, the Lenders hereby irrevocably authorize the Administrative Agent, based upon the written instruction of the Required Lenders, to (a) credit bid and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Section 363 of the Bankruptcy Code or any similar laws in any other jurisdictions to which a Loan Party is subject, including the Austrian IO, Canadian Insolvency Laws, and the French Code de commerce, or (b) credit bid and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any other sale or foreclosure conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Lenders shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not unduly delay the ability of the Administrative Agent to credit bid and purchase at such sale or other disposition of the Collateral and. if such claims cannot be estimated without unduly delaying the ability of the Administrative Agent to credit bid, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the asset or assets purchased by means of such credit bid) and the Lenders whose Obligations arc credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the asset or assets so purchased (or in the Capital Securities of the acquisition vehicle or vehicles that are used to consummate such purchase). Except as provided above and otherwise expressly provided for herein or in the other Loan Documents, the Administrative Agent will not execute or deliver a release of any Lien on any Collateral. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to, and in accordance with, this Section. Each Secured Party whose Obligations are credit bid under this Section shall be entitled to receive interests in the Collateral or any other asset acquired in connection with such credit bid (or in the Capital Securities of the acquisition vehicle or vehicles that are used to consummate such acquisition) on a ratable basis in accordance with the percentage obtained by dividing (y) the amount of Obligations of such Secured Party that were credit bid in such credit bid by (z) the aggregate amount of all Obligations that were credit bid in such credit bid.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 11.9 Collateral and Guarantee Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a) to release any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document (i) upon payment in full of all Obligations, (ii) that is sold or otherwise disposed of to a Person that is not a Loan Party as part of or in connection with any sale or other Disposition permitted hereunder and under the other Loan Document or any Casualty Event, or (iii) as approved in accordance with Section 10.1; and

(b) to release any Guarantor from its obligations under the Guarantee if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guarantee, pursuant to this Section 11.9.

The Secured Parties will not, by virtue of any security interest they have in Intellectual Property, disturb the rights of any third party licensee of lntellectual Property under any license entered into after the Closing Date and permitted hereunder, so long as the licensee is not in breach of such license. Upon the Borrower’s request with respect to a particular licensee, the Required Lenders and the Administrative Agent will negotiate, execute and deliver a non-disturbance agreement with the licensee, in form reasonably acceptable to the Required Lenders, the Administrative Agent, the Borrower, and the licensee.

In the event that any Collateral shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Collateral, the Administrative Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Administrative Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

The Administrative Agent shall a e no obligation to give, execute, deliver, file, record, authorize or obtain any financing statements, notices, instruments, documents, agreements, consents or other papers as shall be necessary to (i) create, preserve, perfect or validate any security interest granted to the Administrative Agent pursuant to the Loan Documents or (ii) enable the Administrative Agent to exercise and enforce its rights under the Loan Documents with respect to any such pledge and security interest. The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

SECTION 11.10 Parallel Debt.

(a) The Borrower hereby irrevocably and unconditionally undertakes to pay to the Administrative Agent amounts equal to any amounts owing by the Borrower to any of the Secured Parties under any Loan Document as and when, and in the currency in which, those amounts are due (the “Parallel Debt”); provided that, for the avoidance of doubt, notwithstanding any other provision hereof, the aggregate amount owed by the Borrower under or in connection with this Agreement or any other Loan Document (including in connection with the Parallel Debt or otherwise) shall not exceed the aggregate amount of the Obligations. Following this, notwithstanding anything to the contrary in any of the Loan Documents, each party agrees that the Administrative Agent shall be the joint and several creditor (Gesamtgläubiger) (together with each Secured Party (other than the Administrative Agent)) of each and every of the Obligations of the Borrower towards each of the Secured Parties (other than the Administrative Agent) under any of the Loan Documents, and that accordingly the Administrative Agent will have its own independent right to demand performance by the Borrower of the Obligations.

(b) The Borrower and the Administrative Agent acknowledge that the obligations of the Borrower under paragraph (a) above are several and are separate and independent from the Obligations, and that the Collateral shall also serve, and shall at all times be deemed to be granted according to the Security Agreements, as collateral security for the Parallel Debt; provided that:

(i) Parallel Debt shall be decreased to the extent that its Obligations have been irrevocably paid or (in the case of any guarantees hereunder) discharged;

(ii) the Obligations of the Borrower shall be decreased to the extent that its Parallel Debt has been irrevocably paid or discharged; and

(iii) the Parallel Debt of the Borrower shall not exceed its Obligations.

(c) The Administrative Agent shall hold the claims against the Borrower under the Parallel Debt structure under this Section 11.10 as agent for the Secured Parties in accordance with the provisions of this Agreement. The Administrative Agent shall distribute any amounts received under the Parallel Debt claims among the Secured Parties in accordance with the provisions of this Agreement as if such amount was received under the Obligations.

SECTION 11.11 Appointment of Administrative Agent as Hypothecary Representative (Quebec). Without limiting the powers of the Administrative Agent hereunder or under any of the other Loan Documents, each Lender hereby appoints the Administrative Agent to act as hypothecary representative (within the meaning of Article 2692 of the Civil Code of Quebec) for each present and future Secured Party (in such capacity, the “Hypothecary Representative”) for the purposes of holding any hypothec granted pursuant to the laws of the Province of Quebec by any Loan Party on any collateral to secure any Obligations. Each assignee of a Lender shall be deemed to have confirmed and ratified the appointment of Administrative Agent as the hypothecary representative by execution of any document pursuant to which they become a party to this Agreement. The execution by Administrative Agent, as Hypothecary Representative, of any Deed of Hypothec prior to the date hereof is hereby ratified and confirmed. The Administrative Agent, acting as Hypothecary Representative shall have the same rights, powers, immunities, indemnities and exclusions from liability as are prescribed in favor of the Administrative Agent in this Agreement, which shall apply mutatis mutandis to the Administrative Agent acting as Hypothecary Representative. Each successor Administrative Agent shall automatically (and without any further action) become the successor Hypothecary Representative for the purposes of each Deed of Hypothec executed in connection with this Agreement. Upon such replacement becoming effective, notices of replacement will be registered in each applicable register in which each hypothec created pursuant to any Deed of Hypothec is registered (as contemplated by Article 2692 of the Civil Code of Quebec). Notwithstanding anything to the contrary, this provision shall be governed by the laws of the Province of Quebec and the federal laws of Canada applicable therein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

VALNEVA AUSTRIA GMBH,
as the Borrower

By:
Name:
Title:

Valneva SE, as Holdings

By:
Name:
Title:

OrbiMed Royalty & Credit Opportunities III, LP

By:	OrbiMed ROF III LLC,
its General Partner

	By:	OrbiMed Advisors LLC,
its Managing Member

		By:	/s/ W. Carter Neild
		Name:	W. Carter Neild
		Title:	Member

Deerfield Partners, L.P.
as a Lender

By:	Deerfield Mgmt, L.P.,
its General Partner

	By:	J.E. Flynn Capital, LLC,
its General Partner

		By:	/s/ David Clark
		Name:	David Clark
		Title:	Authorized Signatory

Wilmington Trust, National Association,
as the Administrative Agent

By:	/s/ Jessica Jankiewicz
Name:	Jessica Jankiewicz
Title:	Banking Officer

Execution Version

AMENDMENT AND WAIVER

This AMENDMENT AND WAIVER (this “Amendment”) is made and entered into as of June 24, 2020, by and among VALNEVA AUSTRIA GMBH, a company organized and existing under the laws of Austria (the “Borrower”), the Lenders party hereto (the “Lenders”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (together with its Affiliates, successors, transferees and assignees) as the administrative agent (the “Administrative Agent”).

WHEREAS, the Borrower, the Lenders and the Administrative Agent are party to that certain Credit Agreement, dated as of February 3, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to extend credit to the Borrower on the terms set forth therein;

WHEREAS, the Funding Date occurred on March 4, 2020;

WHEREAS, the Borrower failed to comply with the requirements of Section 5.10(bb), Section 7.13 and Section 7.17 of the Credit Agreement to cause all deposit accounts, disbursement accounts, investment accounts or other similar accounts (other than Excluded Accounts) of the Loan Parties to become Controlled Accounts within thirty (30) days after the Closing Date (the “Existing Defaults”); and

WHEREAS, the Borrower has requested that the Lenders agree to (i) amend Section 7.13 and Schedule 7.17 of the Credit Agreement and (ii) waive the Existing Defaults, and the Lenders have so agreed, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions: Loan Document. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

2. Waiver. Each Lender hereby waives the Existing Defaults and any Default or Event of Default that may have occurred or would otherwise arise solely as a result thereof.

3. Amendment to Definitions. The definition of “First Delayed Draw Commitment Termination Date” is hereby amended and restated in full with the following:

“First Delayed Draw Commitment Termination Date” means the earliest to occur of (a) the First Delayed Draw Funding Date (immediately after the making of the First Delayed Draw Loan on such date), (b) June 24, 2020, and (c) March 4, 2020, if the Initial Loan shall not have been made hereunder prior to such date.

4. Amendment to Section 7.13. Section 7.13 of the Credit Agreement is hereby amended and restated in full with the following:

“Cash Management. Each of Holdings, the Borrower and the other Loan Parties will maintain a current and complete list of all accounts (of the type initially set forth on Schedule 6.22) and, subject to Section 7.17 (or, with respect to any accounts opened or established after the Funding Date, upon such opening or establishment), enter into such documentation (including, if applicable, a Control Agreement) or take such other actions as may be necessary to cause such accounts (other than (i) accounts exclusively used for payroll, payroll Taxes and other employee wage and benefit programs for the benefit of the employees of Holdings, the Borrower or a Subsidiary in the ordinary course of business, (ii) any deposit account the funds in which are in trust for any third parties or any other trust accounts, escrow accounts, defeasance and redemption accounts and other fiduciary accounts, (iii) tax accounts, including without limitation, sales tax accounts, and (iv) any other accounts the aggregate balance held on deposit in all such accounts at anytime shall not exceed €3,000,000 (collectively, the “Excluded Accounts”)) to become Controlled Accounts, and thereafter maintain each such Controlled Account as a cash collateral account (which may be an interest-bearing account), with all cash, checks and other similar items of payment in such account securing payment of the Obligations (and in which Holdings, the Borrower and the other Loan Parties shall have granted a Lien to the Secured Parties).”

5. Amendment to Schedule 7.17. Schedule 7.17 of the Credit Agreement is hereby amended as follows:

(a) The second paragraph is amended and replaced in its entirety as follows:

“No later than July 3, 2020, Borrower shall deliver to the Administrative Agent landlord access agreements and bailee letters in form and substance satisfactory to the Administrative Agent and the Required Lenders from each landlord of Holdings, the Borrower or any Guarantor and each other Person that has possession of any Collateral.”

(b) The follow new paragraph shall be added:

“No later than June 30, 2020, Borrower shall enter into such documentation or take such other actions as may be necessary to cause all deposit accounts, disbursement accounts, investment accounts or other similar accounts (other than Excluded Accounts) of the Loan Parties to become Controlled Accounts.”

6. Conditions to Effectiveness of Amendment. This Amendment shall become effective upon receipt by the Administrative Agent of a counterpart signature to this Amendment duly executed and delivered by the Borrower, the Lenders and the Administrative Agent.

7. Expenses. The Loan Parties shall pay all reasonable and documented out- of-pocket fees and expenses incurred by OrbiMed, Deerfield and the Administrative Agent in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and the other Loan Documents, including schedules and exhibits, or any amendments, supplements, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated).

8. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and each Lender, as of the effective date of this Amendment, as follows:

(a) After giving effect to this Amendment, the representations and warranties of the Borrower and the other Loan Parties contained in the Credit Agreement or any other Loan Document are true and correct in all material respects (except with respect to any representations and warranties that are qualified by materiality or Material Adverse Effect, which representations and warranties are true and correct in all respects) as of the date hereof, except to the extent that such representations and warranties specifically relate to an earlier date, in which case, each is true and correct in all material respects (except with respect to any representations and warranties that are qualified by materiality or Material Adverse Effect, which representations and warranties are true and correct in all respects) as of such earlier date.

(b) After giving effect to this Amendment, no Default or Event of Default under the Credit Agreement has occurred and is continuing or would result from the effectiveness of this Amendment.

9. No Implied Amendment or Waiver. Except as expressly set forth in this Amendment, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Administrative Agent or any Lender under the Credit Agreement or the other Loan Documents, or alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in the

Credit Agreement or the other Loan Documents, all of which shall continue in full force and effect. Nothing in this Amendment shall be construed to imply any willingness on the part of the Administrative Agent or any Lender to agree to or grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Credit Agreement or other Loan Documents.

10. Waiver and Release. TO INDUCE THE ADMINISTRATIVE AGENT AND THE LENDERS TO AGREE TO THE TERMS OF THIS AMENDMENT, BORROWER AND ITS AFFILIATES (COLLECTIVELY, THE “RELEASING PARTIES”) REPRESENT AND WARRANT THAT, AS OF THE DATE HEREOF, THERE ARE NO CLAIMS OR OFFSETS AGAINST, OR RIGHTS OF RECOUPMENT WITH RESPECT TO, OR DISPUTES OF, OR DEFENSES OR COUNTERCLAIMS TO, THEIR OBLIGATIONS UNDER THE LOAN DOCUMENTS, AND IN ACCORDANCE THEREWITH THEY:

(a) WAIVE ANY AND ALL SUCH CLAIMS, OFFSETS, RIGHTS OF RECOUPMENT, DISPUTES, DEFENSES AND COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE HEREOF; AND

(b) FOREVER RELEASE, RELIEVE, AND DISCHARGE THE ADMINISTRATIVE AGENT AND EACH LENDER AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, MEMBERS, PARTNERS, PREDECESSORS, SUCCESSORS, ASSIGNS, ATTORNEYS, ACCOUNTANTS, AGENTS, EMPLOYEES, AND REPRESENTATIVES (COLLECTIVELY, THE “RELEASED PARTIES”), AND EACH OF THEM, FROM ANY AND ALL CLAIMS, LIABILITIES, DEMANDS, CAUSES OF ACTION, DEBTS, OBLIGATIONS, PROMISES, ACTS, AGREEMENTS, AND DAMAGES, OF WHATEVER KIND OR NATURE, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, CONTINGENT OR FIXED, LIQUIDATED OR UNLIQUIDATED, MATURED OR UNMATURED, WHETHER AT LAW OR IN EQUITY, WHICH THE RELEASING PARTIES EVER HAD, NOW HAVE, OR MAY, SHALL, OR CAN HEREAFTER HAVE, DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN ANY WAY BASED UPON, CONNECTED WITH, OR RELATED TO MATTERS, THINGS, ACTS, CONDUCT, AND/OR OMISSIONS AT ANY TIME FROM THE BEGINNING OF THE WORLD THROUGH AND INCLUDING THE DATE HEREOF, INCLUDING WITHOUT LIMITATION ANY AND ALL CLAIMS AGAINST THE RELEASED PARTIES ARISING UNDER OR RELATED TO ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY.

(c) IN CONNECTION WITH THE RELEASE CONTAINED HEREIN, THE RELEASING PARTIES ACKNOWLEDGE THAT THEY ARE AWARE THAT THEY MAY HEREAFTER DISCOVER CLAIMS PRESENTLY UNKNOWN OR UNSUSPECTED, OR FACTS IN ADDITION TO OR DIFFERENT FROM THOSE WHICH THEY KNOW OR BELIEVE TO BE TRUE, WITH RESPECT TO THE MATTERS RELEASED HEREIN. NEVERTHELESS, IT IS THE INTENTION OF THE RELEASING PARTIES, THROUGH THIS AMENDMENT AND WITH ADVICE OF COUNSEL, FULLY, FINALLY, AND FOREVER TO RELEASE ALL SUCH MATTERS, AND ALL CLAIMS RELATED THERETO, WHICH DO NOW EXIST, OR HERETOFORE HAVE EXISTED. IN FURTHERANCE OF SUCH INTENTION, THE RELEASES HEREIN GIVEN, SHALL BE AND REMAIN IN EFFECT AS A FULL AND COMPLETE RELEASE OF SUCH MATTERS NOTWITHSTANDING THE DISCOVERY OR EXISTENCE OF ANY SUCH ADDITIONAL OR DIFFERENT CLAIMS OR FACTS RELATED THERETO.

(d) THE RELEASING PARTIES COVENANT AND AGREE NOT TO BRING ANY CLAIM, ACTION, SUIT, OR PROCEEDING AGAINST THE RELEASED PARTIES, DIRECTLY OR INDIRECTLY, REGARDING OR RELATED IN ANY MANNER TO THE MATTERS RELEASED HEREBY, AND FURTHER COVENANT AND AGREE THAT THIS AMENDMENT IS A BAR TO ANY SUCH CLAIM, ACTION, SUIT, OR PROCEEDING.

(e) THE RELEASING PARTIES REPRESENT AND WARRANT TO THE RELEASED PARTIES THAT THEY HAVE NOT HERETOFORE ASSIGNED OR TRANSFERRED, OR PURPORTED TO ASSIGN OR TRANSFER, TO ANY PERSON OR ENTITY ANY CLAIMS OR OTHER MATTERS HEREIN RELEASED.

(f) THE RELEASING PARTIES ACKNOWLEDGE THAT THEY HAVE HAD THE BENEFIT OF INDEPENDENT LEGAL ADVICE WITH RESPECT TO THE ADVISABILITY OF ENTERING INTO THIS RELEASE AND HEREBY KNOWINGLY, AND UPON SUCH ADVICE OF COUNSEL, WAIVE ANY AND ALL APPLICABLE RIGHTS AND BENEFITS UNDER, AND PROTECTIONS OF, CALIFORNIA CIVIL CODE SECTION 1542, AND ANY AND ALL STATUTES AND DOCTRINES OF SIMILAR EFFECT. CALIFORNIA CIVIL CODE SECTION 1542 PROVIDES AS FOLLOWS:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release, and that if known by him or her. would have materially affected his or her settlement with the debtor or released party.

11. Counterparts: Governing Law. This Amendment may be executed by the Parties in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Amendment shall become effective when counterparts hereof executed on behalf of the Borrower, the Lenders and the Administrative Agent shall have been received by the Administrative Agent. Delivery of an executed counterpart of a signature page to this Amendment by email (in “pdf,” “tiff” or similar format) or telecopy shall be effective as delivery of a manually executed counterpart of this Amendment. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) WITHOUT REGARD TO ANY CHOICE OR CONFLICT OF LAWS PROVISIONS OR RULES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

12. Direction. The Lenders party hereto, constituting Required Lenders under the Credit Agreement, hereby authorize and direct the Administrative Agent to execute and deliver this Amendment.

[Remainder of Page Intentionally Left Blank]

Execution Version

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

VALNEVA AUSTRIA GMBH,
as the Borrower

By:	/s/ Thomas Lingelbach
Name:	Thomas Lingelbach
Title:	Managing Director

By:	/s/ David Lawrence
Name:	David Lawrence
Title:	Managing Director

Signature Page to Amendment

ORBIMED ROYALTY & CREDIT OPPORTUNITIES III, LP,
as a Lender

By:	OrbiMed ROF III LLC,
its General Partner

	By:	OrbiMed Advisors, LLC,
its Managing Member

By:	/s/ W. Carter Neild
Name:	W. Carter Neild
Title:	Member

Signature Page to Amendment

DEERFIELD PARTNERS, L.P.,
as a Lender

By:	Deerfield Mgmt, L.P.,
its General Partner

	By:	J.E. Flynn capital, LLC,
its Managing Member

By:	/s/ David J. Clark
Name:	David Clark
Title:	Authorized Signatory

Signature Page to Amendment

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as the Administrative Agent

By:	/s/ Jessica A. Jankiewicz
Name:	Jessica A. Jankiewicz
Title:	Assistant Vice President

Signature Page to Amendment

SECOND AMENDMENT

This SECOND AMENDMENT (this “Amendment”) is made and entered into as of July 31, 2020 (the “Second Amendment Effective Date”), by and among VALNEVA AUSTRIA GMBH, a company organized and existing under the laws of Austria (the “Borrower”), the Lenders party hereto (the “Lenders”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (together with its Affiliates, successors, transferees and assignees) as the administrative agent (the “Administrative Agent”).

WHEREAS, the Borrower, the Lenders and the Administrative Agent are party to that certain Credit Agreement, dated as of February 3, 2020 (as amended by that Amendment and Waiver, dated as of June 24, 2020, as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to extend credit to the Borrower on the terms set forth therein; and

WHEREAS, the Borrower has requested that the Lenders agree to certain amendments to the Credit Agreement, and the Lenders have so agreed, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions; Loan Document. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

2. Amendments to Section 8.4. Effective as of the Second Amendment Effective Date, Section 8.4 of the Credit Agreement is hereby amended and restated in full as follows:

“Section 8.4. Financial Covenants.

(a) Liquidity. The Liquidity of Holdings, the Borrower and the Subsidiaries, on a consolidated basis, shall not (i) at any time on or prior to June 30, 2020, be less than €35,000,000, (ii) at any time from July 1, 2020 through and including December 31, 2020, be less than €75,000,000, and (iii) at any time from and after January 1, 2021, be less than €35,000,000.

(b) Revenue Base. At all times (i) on or prior to June 30, 2020 and (ii) on and after January 1, 2021, the Revenue Base of Holdings, the Borrower and its Subsidiaries, on a consolidated basis, for the most recently ended period of twelve consecutive months, shall not be less than €115,000,000.”

1

3. Conditions to Effectiveness of Amendment. This Amendment shall become effective upon receipt by the Administrative Agent of a counterpart signature to this Amendment duly executed and delivered by the Borrower, the Lenders and the Administrative Agent.

4. Expenses. The Loan Parties shall pay all reasonable and documented out of-pocket fees and expenses incurred by OrbiMed, Deerfield and the Administrative Agent in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and the other Loan Documents, including schedules and exhibits, or any amendments, supplements, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated).

5. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and each Lender, as of the effective date of this Amendment, as follows:

(a) After giving effect to this Amendment, the representations and warranties of the Borrower and the other Loan Parties contained in the Credit Agreement or any other Loan Document are true and correct in all material respects (except with respect to any representations and warranties that are qualified by materiality or Material Adverse Effect, which representations and warranties are true and correct in all respects) as of the date hereof, except to the extent that such representations and warranties specifically relate to an earlier date, in which case, each is true and correct in all material respects (except with respect to any representations and warranties that are qualified by materiality or Material Adverse Effect, which representations and warranties are true and correct in all respects) as of such earlier date.

(b) No Default of Event of Default under the Credit Agreement has occurred and is continuing or would result from the effectiveness of this Amendment.

6. No Implied Amendment or Waiver. Except as expressly set forth in this Amendment, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Administrative Agent or any Lender under the Credit Agreement or the other Loan Documents, or alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in the Credit Agreement or the other Loan Documents, all of which shall continue in full force and effect. Nothing in this Amendment shall be construed to imply any willingness on the part of the Administrative Agent or any Lender to agree to or grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Credit Agreement or the other Loan Documents. This Amendment is not intended by the parties hereto to be, and shall not be construed to be, a novation of the Credit Agreement or any other Loan Document or an accord and satisfaction with respect thereto.

7. Waiver and Release. TO INDUCE THE ADMINISTRATIVE AGENT AND THE LENDERS TO AGREE TO THE TERMS OF THIS AMENDMENT, BORROWER AND ITS AFFILIATES (COLLECTIVELY, THE “RELEASING PARTIES”) REPRESENT AND WARRANT THAT, AS OF THE DATE HEREOF, THERE ARE NO CLAIMS OR OFFSETS AGAINST, OR RIGHTS OF RECOUPMENT WITH RESPECT TO, OR DISPUTES OF, OR DEFENSES OR COUNTERCLAIMS TO, THEIR OBLIGATIONS UNDER THE LOAN DOCUMENTS, AND IN ACCORDANCE THEREWITH THEY:

(a) WAIVE ANY AND ALL SUCH CLAIMS, OFFSETS, RIGHTS OF RECOUPMENT, DISPUTES, DEFENSES AND COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE HEREOF; AND

Signature Page to Second Amendment

(b) FOREVER RELEASE, RELIEVE, AND DISCHARGE THE ADMINISTRATIVE AGENT AND EACH LENDER AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, MEMBERS, PARTNERS, PREDECESSORS, SUCCESSORS, ASSIGNS, ATTORNEYS, ACCOUNTANTS, AGENTS, EMPLOYEES, AND REPRESENTATIVES (COLLECTIVELY, THE “RELEASED PARTIES”), AND EACH OF THEM, FROM ANY AND ALL CLAIMS, LIABILITIES, DEMANDS, CAUSES OF ACTION, DEBTS, OBLIGATIONS, PROMISES, ACTS, AGREEMENTS, AND DAMAGES, OF WHATEVER KIND OR NATURE, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, CONTINGENT OR FIXED, LIQUIDATED OR UNLIQUIDATED, MATURED OR UNMATURED, WHETHER AT LAW OR IN EQUITY, WHICH THE RELEASING PARTIES EVER HAD, NOW HAVE, OR MAY, SHALL, OR CAN HEREAFTER HAVE, DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN ANY WAY BASED UPON, CONNECTED WITH, OR RELATED TO MATTERS, THINGS, ACTS, CONDUCT, AND/OR OMISSIONS AT ANY TIME FROM THE BEGINNING OF THE WORLD THROUGH AND INCLUDING THE DATE HEREOF, INCLUDING WITHOUT LIMITATION ANY AND ALL CLAIMS AGAINST THE RELEASED PARTIES ARISING UNDER OR RELATED TO ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY.

(c) IN CONNECTION WITH THE RELEASE CONTAINED HEREIN, THE RELEASING PARTIES ACKNOWLEDGE THAT THEY ARE AWARE THAT THEY MAY HEREAFTER DISCOVER CLAIMS PRESENTLY UNKNOWN OR UNSUSPECTED, OR FACTS IN ADDITION TO OR DIFFERENT FROM THOSE WHICH THEY KNOW OR BELIEVE TO BE TRUE, WITH RESPECT TO THE MATTERS RELEASED HEREIN. NEVERTHELESS, IT IS THE INTENTION OF THE RELEASING PARTIES, THROUGH THIS AMENDMENT AND WITH ADVICE OF COUNSEL, FULLY, FINALLY, AND FOREVER TO RELEASE ALL SUCH MATTERS, AND ALL CLAIMS RELATED THERETO, WHICH DO NOW EXIST, OR HERETOFORE HAVE EXISTED. IN FURTHERANCE OF SUCH INTENTION, THE RELEASES HEREIN GIVEN SHALL BE AND REMAIN IN EFFECT AS A FULL AND COMPLETE RELEASE OF SUCH MATTERS NOTWITHSTANDING THE DISCOVERY OR EXISTENCE OF ANY SUCH ADDITIONAL OR DIFFERENT CLAIMS OR FACTS RELATED THERETO.

(d) THE RELEASING PARTIES COVENANT AND AGREE NOT TO BRING ANY CLAIM, ACTION, SUIT, OR PROCEEDING AGAINST THE RELEASED PARTIES, DIRECTLY OR INDIRECTLY, REGARDING OR RELATED IN ANY MANNER TO THE MATTERS RELEASED HEREBY, AND FURTHER COVENANT AND AGREE THAT THIS AMENDMENT IS A BAR TO ANY SUCH CLAIM, ACTION, SUIT, OR PROCEEDING.

Signature Page to Second Amendment

(e) THE RELEASING PARTIES REPRESENT AND WARRANT TO THE RELEASED PARTIES THAT THEY HAVE NOT HERETOFORE ASSIGNED OR TRANSFERRED, OR PURPORTED TO ASSIGN OR TRANSFER, TO ANY PERSON OR ENTITY ANY CLAIMS OR OTHER MATTERS HEREIN RELEASED.

(f) THE RELEASING PARTIES ACKNOWLEDGE THAT THEY HAVE HAD THE BENEFIT OF INDEPENDENT LEGAL ADVICE WITH RESPECT TO THE ADVISABILITY OF ENTERING INTO THIS RELEASE AND HEREBY KNOWINGLY, AND UPON SUCH ADVICE OF COUNSEL, WAIVE ANY AND ALL APPLICABLE RIGHTS AND BENEFITS UNDER, AND PROTECTIONS OF, CALIFORNIA CIVIL CODE SECTION 1542, AND ANY AND ALL STATUTES AND DOCTRINES OF SIMILAR EFFECT. CALIFORNIA CIVIL CODE SECTION 1542 PROVIDES AS FOLLOWS:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release, and that if known by him or her, would have materially affected his or her settlement with the debtor or released party.

8. Disclosure. Prior to market open on the second Business Day following the Second Amendment Effective Date, Holdings .hall Publicly Disclose in a broadly distributed press release the terms of this Amendment and any other Inside Information provided to any Public-Side Lender on or prior to the Second Amendment Effective Date (the “Second Amendment Announcing Report”). Upon the issuance of the Second Amendment Announcing Report, Holdings shall have Publicly Disclosed all Inside Information (if any) provided to any Public-Side Lender on or prior to the Second Amendment Effective Date. Without limiting the provisions of Section 7.15 of the Credit Agreement, the parties hereto hereby agree that neither any Loan Party nor the Administrative Agent shall each such Person shall cause each of its employees, officers, directors (or equivalent persons), Affiliates, attorneys, agents and representatives not to, provide any Public-Side Lender or any of its attorneys, agents or representatives (other than the Administrative Agent and its Outside Counsel) with any Inside Information from and after the Second Amendment Effective Date without the express prior written consent of such Public-Side Lender (which consent may be provided by written notice to the Borrower in a specified case or on an ongoing basis (subject in any case to such Public-Side Lender’s right to withdraw such consent in a subsequent written notice to the Borrower)).

9. Counterparts; Governing Law. This Amendment may be executed by the Parties in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Amendment shall become effective when counterparts hereof executed on behalf of the Borrower, the Lenders and the Administrative Agent shall have been received by the Administrative Agent. Delivery of an executed counterpart of a signature page to this Amendment by email (in “pdf,” “tiff’ or similar format) or telecopy shall be effective as delivery of a manually executed counterpart of this Amendment. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE

Signature Page to Second Amendment

GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) WITHOUT REGARD TO ANY CHOICE OR CONFLICT OF LAWS PROVISIONS OR RULES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

10. Direction. The Lenders party hereto, constituting Required Lenders under the Credit Agreement, hereby authorize and direct the Administrative Agent to execute and deliver this Amendment.

[Remainder of Page Intentionally Left Blank]

Signature Page to Second Amendment

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

VALNEVA AUSTRIA GMBH,
as the Borrower

By:	/s/ Thomas Lingelbach

Name:	Thomas Lingelbach
Title:	Managing Director

By:	/s/ David Lawrence

Name:	David Lawrence
Title:	Managing Director

Signature Page to Second Amendment

ORBIMED ROYALTY & CREDIT OPPORTUNITIES III, LP,
as a Lender

By:	OrbiMed ROF III LLC,
its General Partner

	By:	OrbiMed Advisors, LLC,
its Managing Member

By:	/s/ W. Carter Neild

Name:	W. Carter Neild
Title:	Member

Signature Page to Second Amendment

DEERFIELD PARTNERS, L.P.,
as a Lender

By:	Deerfield Mgmt, L.P.,
its General Partner

	By:	J.E. Flynn capital, LLC,
its Managing Member

By:	/s/ David Clark

Name:	David Clark
Title:	Authorized Signatory

Signature Page to Second Amendment

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as the Administrative Agent

By:	/s/ Annmarie Warren

Name:	Annmarie Warren
Title:	Banking Officer

Signature Page to Second Amendment

THIRD AMENDMENT

This THIRD AMENDMENT (this “Amendment”) is made and entered into as of January 15, 2021 (the “Third Amendment Effective Date”), by and among VALNEVA AUSTRIA GMBH, a company organized and existing under the Lenders party hereto (THE “Lenders”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (together with its Affiliates, successors, transferees and assignees) as the administrative agent (the “Administrative Agent”).

WHEREAS, the Borrower, the Lenders and the Administrative Agent are party to that certain Credit Agreement, dated as of February 3, 2020 (as amended by that Amendment and Waiver, dated as of June 24, 2020, as further amended by that Second Amendment, dated as of July 31, 2020, as further amended, supplemented or otherwise modified from time to time, the s have agreed to extend credit to the Borrower

WHEREAS, the Borrower has requested that the Lenders agree to certain amendments to the Credit Agreement, and the Lenders have so agreed, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions; Loan Document. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

2. Amendments to Section 8.4. Effective as of the Third Amendment Effective Date, Section 8.4 of the Credit Agreement is hereby amended and restated in full as follows:

“Section 8.4. Financial Covenants

(a) Liquidity. The Liquidity of Holdings, the Borrower and the Subsidiaries, on a consolidated basis, shall not (i) at any time on or prior to June 30, 2020, be less than €35,000,000 (ii) at ay time from July 1, 2020 through but excluding the Third Amendment Effective Date, be less than €75,000,000, (iii) at any time from the Third Amendment Effective Date through and including December 31, 2022, be less than €50,000,000, and (iv) at any time on and after January 1, 2023, be less than €35,000,000.

(b) Revenue Base.

(i) At all times (x) on or prior to June 30, 2020 and (y) after January 1, 2023, the Revenue Base of Holdings, the Borrower and its Subsidiaries, on a consolidated basis, for the most recently ended period of twelve consecutive months, shall not be less than €115,000,000.

1

(ii) At all times from January 1, 2021 through and including December 31, 2022, the Revenue Base of Holdings, the Borrower and its Subsidiaries, on a consolidated basis, for the most recently ended quarterly period, shall not be less than the amount set forth below opposite the period during which such quarterly period ends:

Date of Fiscal Quarter End	Quarterly Revenue Base

March 31, 2021	€14,000,000

June 30, 2021	€13,500,000

September 30, 2021	€16,000,000

December 31,2001	€20,500,000

March 31, 2022	€22,500,000

June 30, 202	€25,000,000

September 30, 2022	€27,500,000

December 31, 2022	€28,750,000

3. Conditions to Effectiveness of Amendment. This Amendment shall become effective upon (i) receipt by the Administrative Agent of a counterpart signature to this Amendment duly executed and delivered by the Borrower, the Lenders and the Administrative Agent, (ii) receipt by OrbiMed of an amendment fee in an amount equal to $362,500 and (iii) receipt by Deerfield of an amendment fee in an amount equal to $362,500.

4. Expenses. The Loan Parties shall pay all reasonable and documented out-of-pocket fees and expenses incurred by OrbiMed, Deerfield and the Administrative Agent in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and the other Loan Documents, including schedules and exhibits, or any amendments, supplements, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated).

5. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and each Lender, as of the effective date of this Amendment, as follows:

(a) After giving effect to this Amendment, the representations and warranties of the Borrower and the other Loan Parties contained in the Credit Agreement or any other Loan Document are true and correct in all material respects (except with respect to any representations

2

and warranties that are qualified by materiality or Material Adverse Effect, which representations and warranties are true and correct in all respects) as of the date hereof, except to the extent that such representations and warranties specifically relate to an earlier date, in which case, each is true and correct in all material respects (except with respect to any representations and warranties that are qualified by materiality or Material Adverse Effect, which representations and warranties are true and correct in all respects) as of such earlier date.

(b) After giving effect to this Amendment, no Default or Event of Default under the Credit Agreement has occurred and is continuing or would result from the effectiveness of this Amendment.

6. No Implied Amendment or Waiver. Except as expressly set forth in this Amendment, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Administrative Agent or any Lender under the Credit Agreement or the other Loan Documents, or alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in the Credit Agreement or the other Loan Documents, all of which shall continue in full force and effect. Nothing in this Amendment shall be construed to imply any willingness on the part of the Administrative Agent or any Lender to agree to or grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Credit Agreement or the other Loan Documents. This Amendment is not intended by the parties hereto to be, and shall not be construed to be, a novation of the Credit Agreement or any other Loan Document or an accord and satisfaction with respect thereto.

7. Waiver and Release . TO INDUCE THE ADMINISTRATIVE AGENT AND THE LENDERS TO AGREE TO THE TERMS OF THIS AMENDMENT, BORROWER AND ITS AFFILIATES (COLLECTIVELY, THE “RELEASING PARTIES”) REPRESENT AND WARRANT THAT, AS OF THE DATE HEREOF, THERE ARE NO CLAIMS OR OFFSETS AGAINST, OR RIGHTS OF RECOUPMENT WITH RESPECT TO, OR DISPUTES OF, OR DEFENSES OR COUNTERCLAIMS TO, THEIR OBLIGATIONS UNDER THE LOAN DOCUMENTS, AND IN ACCORDANCE THEREWITH THEY:

(a) WAIVE ANY AND ALL SUCH CLAIMS, OFFSETS, RIGHTS OF RECOUPMENT, DISPUTES, DEFENSES AND COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE HEREOF; AND

(b) FOREVER RELEASE, RELIEVE, AND DISCHARGE THE ADMINISTRATIVE AGENT AND EACH LENDER AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, MEMBERS, PARTNERS, PREDECESSORS, SUCCESSORS, ASSIGNS, ATTORNEYS, ACCOUNTANTS, AGENTS, EMPLOYEES, AND REPRESENTATIVES (COLLECTIVELY, THE “RELEASED PARTIES”), AND EACH OF THEM FROM ANY AND ALL CLAIMS, LIABILITIES, DEMANDS, CAUSES OF ACTION, DEBTS, OBLIGATIONS, PROMISES, ACTS, AGREEMENTS, AND DAMAGES, OF WHATEVER KIND OR NATURE, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, CONTINGENT OR FIXED, LIQUIDATED OR UNLIQUIDATED, MATURED OR UNMATURED, WHETHER AT LAW OR IN EQUITY, WHICH THE RELEASING PARTIES EVER HAD, NOW HAVE, OR MAY,

3

SHALL, OR CAN HEREAFTER HAVE, DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN ANY WAY BASED UPON, CONNECTED WITH, OR RELATED TO MATTERS, THINGS, ACTS, CONDUCT, AND/OR OMISSIONS AT ANY TIME FROM THE BEGINNING OF THE WORLD THROUGH AND INCLUDING THE DATE HEREOF, INCLUDING WITHOUT LIMITATION ANY AND ALL CLAIMS AGAINST THE RELEASED PARTIES ARISING UNDER OR RELATED TO ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY.

(c) IN CONNECTION WITH THE RELEASE CONTAINED HEREIN, THE RELEASING PARTIES ACKNOWLEDGE THAT THEY ARE AWARE THAT THEY MAY HEREAFTER DISCOVER CLAIMS PRESENTLY UNKNOWN OR UNSUSPECTED, OR FACTS IN ADDITION TO OR DIFFERENT FROM THOSE WHICH THEY KNOW OR BELIEVE TO BE TRUE, WITH RESPECT TO THE MATTERS RELEASED HEREIN. NEVERTHELESS, IT IS THE INTENTION OF THE RELEASING PARTIES, THROUGH THIS AMENDMENT AND WITH ADVICE OF COUNSEL, FULLY, FINALLY, AND FOREVER TO RELEASE ALL SUCH MATTERS, AND ALL CLAIMS RELATED THERETO, WHICH DO NOW EXIST, OR HERETOFORE HAVE EXISTED. IN FURTHERANCE OF SUCH INTENTION, THE RELEASES HEREIN GIVEN SHALL BE AND REMAIN IN EFFECT AS A FULL AND COMPLETE RELEASE OF SUCH MATTERS NOTWITHSTANDING THE DISCOVERY OR EXISTENCE OF ANY SUCH ADDITIONAL OR DIFFERENT CLAIMS OR FACTS RELATED THERETO.

(d) THE RELEASING PARTIES COVENANT AND AGREE NOT TO BRING ANY CLAIM, ACTION, SUIT, OR PROCEEDING AGAINST THE RELEASED PARTIES, DIRECTLY OR INDIRECTLY, REGARDING OR RELATED IN ANY MANNER TO THE MATTERS RELEASED HEREBY, AND FURTHER COVENANT AND AGREE THAT THIS AMENDMENT IS A BAR TO ANY SUCH CLAIM, ACTION, SUIT, OR PROCEEDING.

(e) THE RELEASING PARTIES REPRESENT AND WARRANT TO THE RELEASED PARTIES THAT THEY HAVE NOT HERETOFORE ASSIGNED OR TRANSFERRED, OR PURPORTED TO ASSIGN OR TRANSFER, TO ANY PERSON OR ENTITY ANY CLAIMS OR OTHER MATTERS HEREIN RELEASED.

(f) THE RELEASING PARTIES ACKNOWLEDGE THAT THEY HAVE HAD THE BENEFIT OF INDEPENDENT LEGAL ADVICE WITH RESPECT TO THE ADVISABILITY OF ENTERING INTO THIS RELEASE AND HEREBY KNOWINGLY, AND UPON SUCH ADVICE OF COUNSEL, WAIVE ANY AND ALL APPLICABLE RIGHTS AND BENEFITS UNDER, AND PROTECTIONS OF, CALIFORNIA CIVIL CODE SECTION 1542, AND ANY AND ALL STATUTES AND DOCTRINES OF SIMILAR EFFECT. CALIFORNIA CIVIL CODE SECTION 1542 PROVIDES AS FOLLOWS:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release, and that if known by him or her, would have materially affected his or her settlement with the debtor or released party.

4

8. Disclosure. Prior to market open on the second Business Day following the Third Amendment Effective Date, Holdings shall Publicly Disclose in a broadly distributed press release the terms of this Amendment and any other Inside Information provided to any Public-Side Lender on or prior to the Third Amendment Effective Date (the “Third Amendment Announcing Report”). Upon the issuance of the Third Amendment Announcing Report, Holdings shall have Publicly Disclosed all Inside Information (if any) provided to any Public-Side Lender on or prior to the Third Amendment Effective Date. Without limiting the provisions of Section 7.15 of the Credit Agreement, the parties hereto hereby agree that neither any Loan Party nor the Administrative Agent shall, and each such Person shall cause each of its employees, officers, directors (or equivalent persons), Affiliates, attorneys, agents and representatives not to, provide any Public-Side Lender or any of its attorneys, agents or representatives (other than the Administrative Agent and its Outside Counsel) with any Inside Information from and after the Third Amendment Effective Date without the express prior written consent of such Public-Side Lender (which consent may be provided by written notice to the Borrower in a specified case or on an ongoing basis (subject in any case to such Public-Side Lender’s right to withdraw such consent in a subsequent written notice to the Borrower)).

9. Counterparts; Governing Law. This Amendment may be executed by the Parties in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Amendment shall become effective when counterparts hereof executed on behalf of the Borrower, the Lenders and the Administrative Agent shall have been received by the Administrative Agent. Delivery of an executed counterpart of a signature page to this Amendment by email (in “pdf,” “tiff” or similar format) or telecopy shall be effective as delivery of a manually executed counterpart of this Amendment. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) WITHOUT REGARD TO ANY CHOICE OR CONFLICT OF LAWS PROVISIONS OR RULES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

10. Direction. The Lenders party hereto, constituting Required Lenders under the Credit Agreement, hereby authorize and direct the Administrative Agent to execute and deliver this Amendment.

[Remainder of Page Intentionally Left Blank]

5

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

VALNEVA AUSTRIA GMBH,
as the Borrower

By:	/s/ Thomas Lingelbach

Name:	Thomas Lingelbach
Title:	Managing Director

By:	/s/ Frédéric Jucotot

Name:	Frédéric Jucotot
Title:	Managing Director

Signature Page to Third Amendment

ORBIMED ROYALTY & CREDIT OPPORTUNITIES III, LP,
as a Lender

By:	OrbiMed ROF III LLC,
its General Partner

	By:	OrbiMed Advisors, LLC,
its Managing Member

By:	/s/ W. Carter Neild

Name:	W. Carter Neild
Title:	Member

Signature Page to Third Amendment

DEERFIELD PARTNERS, L.P.,
as a Lender

By:	Deerfield Mgmt, L.P.,
its General Partner

	By:	J.E. Flynn capital, LLC,
its Managing Member

By:	/s/ David Clark

Name:	David Clark
Title:	Authorized Signatory

Signature Page to Third Amendment

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as the Administrative Agent

By:	/s/ Jessica A. Jankiewicz

Name:	Jessica A. Jankiewicz
Title:	Assistant Vice President

Signature Page to Third Amendment